Exhibit 10.3

MASTER TRANSACTION AGREEMENT

between

Apple Inc.,

Liquidmetal Technologies, Inc.

Liquidmetal Coatings, LLC

and

Crucible Intellectual Property, LLC

Effective as of
 August 5, 2010

[*] =
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS AND AN ASTERISK, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONTENTS

1.	LMT Technology	1

2.	Transaction Approvals	5

3.	LMT-SPE Formation	6

4.	LMT Technology Transfers to LMT-SPE	7

5.	LMT Patent Prosecution	9

6.	LMT-SPE Existence and Separateness	13

7.	Due Diligence	16

8.	LMT Indebtedness and Liens	17

9.	LMT-SPE Licenses	18

10.	Covenant Not to Compete	21

11.	Confidentiality	23

12.	Independent Contractor	24

13.	Indemnification	24

14.	Term, Termination and Suspension of Performance	25

15.	Guaranty	27

16.	Miscellaneous	29

Annex 1:	Permitted Liens
Annex 2:	Approvals
Annex 3:	LMC Assignment Agreement
Annex 4:	LMT Contribution Agreement
Annex 5:	Form of Payoff Letter
Annex 6:	Apple License
Annex 7:	LMT License
Annex 8:	LMC License
Annex 9:	Technology Development Agreement
Annex 10:	LMT Security Agreement
Annex 11:	LMT-SPE Security Agreement
Annex 12:	Form of Release
Annex 13:	Patent Counsel Engagement Letter
Annex 14:	Due Diligence Checklist
Annex 15:	List of Excluded LMC Patents and Trademarks

i

CERTAIN DEFINITIONS

Agreement	Introduction
Apple	Introduction
Apple License Agreement	9(a)
Apple-Related Entities	9(f)
Approval	2(b)(iii)
business enterprise	6(j)
Caltech	1(e)
Caltech License	1(e)
Capture Period	1(a)(iv)
Closing Date	1(a)(i)
Consumer Electronic Products	10(a)
Due Diligence Checklist	7(a)
Guaranty	15(b)
indemnified party	13(a)
Intellectual Property	1(a)(ii)
Intellectual Property Rights	1(a)(iii)
Lien	1(b)(i)
LMC	Introduction
LMC License Agreement	9(c)
LMT	Introduction
LMT Controlled Patents/Applications	5(h)
LMT Fundamental Breach	14(e)
LMT License Agreement	9(c)
LMT-SPE Fundamental Breach	14(f)
LMT-Subs	15(a)
LMT Technology	1(a)(i)
Patent Counsel	5(c)
Prosecution and Maintenance Costs	5(b)
Transaction Documents	1(b)(viii)

ii

MASTER TRANSACTION AGREEMENT

This MASTER TRANSACTION AGREEMENT (this “Agreement”) is made effective as of August 5, 2010, by and between Apple Inc., a California corporation having its principal place of business at 1 Infinite Loop, Cupertino, California 95014 (“Apple”), Liquidmetal Technologies, Inc., a Delaware corporation having its principal place of business at 30452 Esperanza, Rancho Santa Margarita, California 92688 (“LMT”), Liquidmetal Coatings, LLC, a Delaware limited liability company having its principal place of business at 900 Rockmead Drive, Suite 240, Kingwood, Texas 77339 (“LMC”), and Crucible Intellectual Property, LLC, a Delaware limited liability company having its principal place of business at 31441 Santa Margarita Pkwy., Suite A #247, Rancho Santa Margarita, CA 92688 (“LMT-SPE”).

1.	LMT Technology.

(a)	For purposes of this Agreement:

(i)
“LMT Technology” shall mean any and all Intellectual Property and Intellectual Property Rights that, at any time during the Capture Period, are: (a) owned or licensed (including, without limitation, sub-licensed) by LMT or LMC, or that LMT or LMC have a right to use; or (b) owned or licensed (including without limitation sub-licensed) by LMT-SPE, or that LMT-SPE has a right to use, after being transferred to LMT-SPE by LMT or LMC. For the avoidance of doubt, any Intellectual Property Rights related to or arising from Intellectual Property first created, conceived, invented, or discovered before the end of the Capture Period shall be deemed to be within the definition of LMT Technology. Thus, for example, a patent application or copyright application filed, or any patent issued or copyright registration issued, more than five years after the Closing Date, but that is related to an invention conceived or work created within eighteen (18) months of the Closing date shall be deemed within the definition of LMT Technology. For purposes of clarification, however, improvements or derivatives of LMT Technology first created, conceived, invented, or discovered after the Capture Period shall not be “LMT Technology” notwithstanding the fact that such improvements or derivatives are derived from, improve, or otherwise relate to LMT Teclnology. The LMC patents and all LMC trademarks identified in Annex 15 hereto are excluded from “LMT Technology.” “Closing Date” shall mean the date of the license granted to Apple pursuant to Section 9(a).

CONFIDENTIAL

(ii)
“Intellectual Property” shall mean and includes, but is not limited to, all algorithms, alloys, application program interfaces, compositions, customer lists, databases, schemata, equipment design, design documents and analyses, diagrams, documentation, drawings, formulae, discoveries and inventions (whether or not patentable), know-how, literary works, copyrightable works, works of authorship, manufacturing processes, mask works, logos, marks (including names, logos, slogans, and trade dress), methods, methodologies, architectures, processes, program listings, programming tools, proprietary information, protocols, schematics, specifications, software, software code (in any form including source code and executable or object code), subroutines, user interfaces, techniques, uniform resource locators, web sites, and all other forms and types of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as compilations of information, instruction manuals, notebooks, prototypes, reports, samples, studies, and summaries).

(iii)
“Intellectual Property Rights” shall mean and includes, but is not limited to, all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask works; (b) trademark and trade name rights and similar rights; (c) trade dress rights; (d) trade secret rights; (e) patents and industrial property rights; (f) other proprietary rights in Intellectual Property of every kind and nature; and (g) all registrations, renewals, extensions, combinations, divisions, continuations, continuations in part, reexamination certificates, or reissues of, and applications for, any of the rights referred to in clauses (a) through (f) above.

(iv)	“Capture Period” shall mean the period commencing on the Closing Date and ending on the eighteen month anniversary of the Closing Date.

CONFIDENTIAL

(b)	LMT represents and warrants to Apple with respect to the portion of the LMT Technology existing as of the date of this Agreement:

(i)
Each of LMT and LMC has, immediately prior to its transfer, in the case of LMC, to LMT and, in the case of LMT, to LMT-SPE, good title to the portion of the LMT Technology which it purports to own and valid licenses and sublicenses to the portion of the LMT Technology which it purports to license and sublicense, in each case, free of Liens except for the Liens listed in Annex 1 and Liens that will be released and terminated on the Closing Date as a result of the transactions contemplated by this Agreement. A “Lien” is any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, bailment, conditional sales or title retention agreement, lien (statutory or otherwise), charge against or interest in property, in each case of any kind, to secure payment of a debt or performance of an obligation.

(ii)
All licenses and sublicenses included in the LMT Technology permit the grant of the licenses, sublicenses and sub-sublicenses contemplated in the grant of the licenses that will be executed and delivered pursuant to Section 9 of this Agreement.

(iii)
Neither LMT nor LMC is in breach of, nor is there any default under, any license or sublicense included in the LMT Technology under which LMT or LMC is a licensee or sublicensee; nor has any licensor or sublicensor asserted any breach or default thereunder.

(iv)
The LMT Technology has not been specifically asserted against any third party, in a licensing or other context, in a manner in which the third party (A) has been accused of infringing or misappropriating the LMT Technology or (B) has standing to bring a declaratory judgment action.

(v)
The LMT Technology has not been, and is not, the subject of any threatened, pending or past litigation, reexamination, reissue or interference proceeding, or other interested parties legal proceeding before any tribunal of competent jurisdiction.

(vi)
There is no pending or, to the knowledge of LMT and LMC, any threatened claim that the use of the LMT Technology infringes any third party Intellectual Property Rights and, to the knowledge of LMT and LMC, there is no basis for any such claim.

(vii)
There is no patent claim in the LMT Technology that has been found to be invalid or unenforceable, in whole or in part, for any reason, in any administrative, arbitration or judicial proceeding before a tribunal of competent jurisdiction, and LMT and LMC have not received notice from any third party threatening the filing of any such proceeding.

(viii)
No litigation or other proceeding has been initiated or, to LMT’s knowledge, threatened against any of the LMT Technology, LMT or LMC or either the transactions contemplated under this Agreement or the agreements that are contemplated to be executed and delivered by such parties pursuant to Section 9 (collectively, the “Transaction Documents” or by Apple in connection with such transactions.

CONFIDENTIAL

(ix)	The LMT Technology is not subject to any express or implied licensing obligations of a standards body or patent pool.

(x)
LMT and LMC have not contributed computer code patented in the LMT Technology to an open source computer program or otherwise made any contributed computer code patented in the LMT Technology subject to the obligations of an copyright license for computer software that makes the source code available under terms that allow for modification and redistribution without having to pay the original author.

(xi)
All patent applications for the LMT Technology were, have been, and continue to be duly maintained in accordance with the requirements of the United States Patent and Trademark Office and any foreign patent offices, including but not limited to the payment of all maintenance fees, annuities and other payments owed.

(c)	The representations made in Section 1(b) will be repeated as of the Closing Date (if different from the date of this Agreement).

(d)
At all times during the term of this Agreement, LMT and LMT-SPE, as applicable, shall notify Apple as soon as possible and in any event within ten (10) days after LMT or LMT-SPE knows, or has reason to know, of any of the events described below:

(i)
That LMC or LMT has any claim, or any of their respective sublicensees has notified or otherwise advised LMT or LMC that it may have a claim, that it reasonably anticipates it may or intends to assert under the LMT Technology against any third party, in a licensing or other context, in a manner in which the third party (A) would be accused of infringing or misappropriating the LMT Technology or (B) would have standing to bring a declaratory judgment action.

(ii)
The LMT Technology shall be the subject of any threatened litigation, reexamination, reissue or interference proceeding, or other interested parties legal proceeding before any tribunal of competent jurisdiction.

(iii)	Any claim that use of the LMT Technology infringes any third party Intellectual Property Rights shall be threatened or asserted.

(iv)
Any patent claim in the LMT Technology shall be found to be invalid or unenforceable, in whole or in part, for any reason, in any administrative, arbitration, or judicial proceeding before a tribunal of competent jurisdiction.

(v)
Any litigation or other proceeding shall have been initiated or threatened against any of the LMT Technology, LMT, LMT-SPE or LMC or the transactions contemplated under Transaction Documents or Apple in connection with such transactions.

CONFIDENTIAL

(e)
LMT confirms that Apple has been authorized to have direct communications, conversations and discussions with California Institute of Technology (“Caltech”) and its employees for the purpose of investigating the validity, utility and value of the Amended and Restated License Agreement dated as of September 1, 2001 (“Caltech License”) between Caltech, as licensor, and LMT, as licensee, and the continued enforceability of the Caltech License against Caltech.

2.	Transaction Approvals.

(a)
Concurrently with its execution and delivery of this Agreement to Apple, each of LMT and LMC shall deliver to Apple a certificate of its secretary or managing member, certifying (i) its certificate of incorporation or formation, as applicable, (ii) its bylaws or operating agreement, as applicable, (iii) resolutions adopted by its directors or managing member, as applicable, and (iv) the incumbency of the officers who have executed this Agreement and are authorized to execute the other Transaction Documents to which it will be a party, all in form and substance satisfactory to Apple.

(b)	LMT and LMC each represents and warrants to Apple (provided that LMC shall not be liable for any breach of the following representations and warranties by LMT):

(i)
It is duly incorporated or formed, validly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

(ii)
The execution, delivery and performance of Transaction Documents have been duly authorized, and do not conflict with its certificate of incorporation or formation, bylaws, and operating agreement, nor constitute an event of default under any agreement by which it is bound.

(iii)
No authorization, consent, approval, license, lease, ruling, permit, certification, exemption, filing for registration by or with any federal, regional, state, local or regulatory or administrative authority or other person (“Approval”) is required for its execution and delivery of this Agreement, which Approval has not been obtained and a copy of which has been provided to Apple; and such Approvals are in full force and effect;

(iv)
No Approval is required for the execution and delivery of the other Transaction Documents, and the performance by each of LMT and LMC of their obligations under this Agreement and under the Transaction Documents, except for the Approvals listed on Annex 2 which have been obtained and are in full force and effect.

CONFIDENTIAL

(v)
It has duly executed and delivered this Agreement and, when it has executed and delivered the other Transaction Documents to which it is a party, such Transaction Documents. Each Transaction Document to which it is a party constitutes or, when executed and delivered, will constitute the legal, valid and binding obligations of such party enforceable in accordance with its respective terms, except as the enforceability hereof or thereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

(c)	The representations made in Section 2(b) will be repeated as of the Closing Date (if different from the date of this Agreement).

(d)	On or before the Closing Date, LMT shall obtain or shall have obtained and delivered to Apple a copy of each Approval listed on Annex 2.

(e)
On or prior to the Closing Date, LMT shall deliver or shall have delivered to Apple an opinion of special Delaware counsel to the effect that the approval of LMT’s shareholders is not required for the execution and delivery, and the performance of the obligations under, the Transaction Documents by LMT, LMC or LMT-SPE, such opinion to be based on assumptions provided by Apple and to be otherwise in form and substance satisfactory to Apple.

3.	LMT-SPE Formation.

(a)
On or before the Closing Date, LMT-SPE shall deliver or shall have delivered to Apple a certificate of its secretary, certifying the (i) certificate of formation of LMT-SPE, (ii) the limited liability company agreement of LMT-SPE, (iii) resolutions adopted by the directors of LMT-SPE resolving that it is in the best interests of LMT-SPE to execute and deliver such agreements, to perform the obligations and consummate the transactions contemplated herein, approving all agreements to which LMT-SPE shall become a party pursuant to this Agreement, and authorizing its officers to execute and deliver such agreements, to perform the obligations and consummate the transactions contemplated therein, and (iv) the incumbency of the officers of LMT-SPE who have executed this Agreement and are authorized to execute the other Transaction Documents to which it will be a party, all in form and substance satisfactory to Apple.

(b)	LMT-SPE represents and warrants to Apple on the date of this Agreement:

(i)
It has been duly incorporated and is validly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

(ii)
The execution, delivery and performance of Transaction Documents to which it will be a party have been duly authorized, and do not conflict with LMT’s, LMC’s or its certificate of incorporation or formation, bylaws, and operating agreement, nor constitute an event of default under any agreement by which LMT, LMC or it is bound.

CONFIDENTIAL

(iii)
No Approval is required for (A) its execution and delivery of this Agreement, and (B) its execution and delivery of the other Transaction Documents and its performance of its obligations hereunder and thereunder, except for the Approvals listed on Annex 2 which have been obtained and are in full force and effect.

(iv)
It has duly executed and delivered this Agreement and, when it has executed and delivered the other Transaction Documents to which it will be a party, such Transaction Documents. Each Transaction Document to which it is a party constitutes or, when executed and delivered, will constitute the legal, valid and binding obligations of such party enforceable in accordance with its respective terms, except as the enforceability hereof or thereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

(v)	Each of the representations and warranties in Section 1(b) is true and correct, except that the references to LMT and LMC therein shall be deemed to be references to LMT-SPE, mutatis mutandis.

(c)	The representations made in Section 3(b) will be repeated as of the Closing Date (if different from the date of this Agreement).

4.	LMT Technology Transfers to LMT-SPE.

(a)
On the Closing Date, LMC shall, pursuant to an assignment in the form of Annex 3, absolutely and unconditionally assign to LMT, and LMT shall accept from LMC, all of LMC’s right, title and interest in and to the LMT Technology that LMC shall own at that time and that it might subsequently develop or acquire during the Capture Period. Notwithstanding the foregoing, LMC shall not be required to transfer to LMT the rights granted back to LMC under the LMC License or the Amended and Restated License and Technical Services Agreement of even date herewith between LMT and LMC.

(b)
On the Closing Date and after giving effect to the assignment set forth in Section 4(a) above, LMT shall, pursuant to an assignment in the form of Annex 4, absolutely and unconditionally assign to LMT-SPE, and LMT-SPE shall accept from LMT, all of LMT’s right, title and interest in and to the LMT Technology that LMT shall own at that time and that it might subsequently develop or acquire during the Capture Period. Notwithstanding the foregoing, LMT shall not be required to transfer to LMT-SPE the rights granted back to LMT under the LMT License or the Amended and Restated License and Technical Services Agreement of even date herewith between LMT and LMC.

CONFIDENTIAL

(c)
LMT and LMC shall cause each employee who contributes or will contribute to the development of LMT Technology to execute and deliver to LMT-SPE an assignment agreement, in form and substance satisfactory to Apple, that recites that all LMT Technology the employees creates, conceives of and invents prior to and during the Capture Period shall be assigned to LMT-SPE. LMT shall deliver copies of such assignment agreements to Apple on the Closing Date.

(d)
No later than the fifteenth (15th) day of each month until the end of the Capture Period, LMT shall deliver to Apple a written report, in form and substance satisfactory to Apple, describing in reasonable detail each the work of research and development project and each new Intellectual Property Right that has been created or acquired, whether as owner, licensee, sublicensee or otherwise, and whether or not registered or an application for registration has been made.

(e)
Following the transfer made pursuant to Section 4(b), LMT shall make all necessary or appropriate filings with respect to the LMT Technology transferred to LMT-SPE to ensure that all Intellectual Property and Intellectual Property Rights included in such LMT Technology that are to be registered with the applicable governmental or other registration authority have been so registered.

(f)
Until the end of the Capture Period, LMT shall, and shall cause each of its subsidiaries to, maintain records documenting the activities and work initiated, completed and otherwise performed and all written and electronic communications by its employees with respect to each of its research and development projects and each new Intellectual Property Right that has been created or acquired, whether as owner, licensee, sublicensee or otherwise, and whether or not registered or an application for registration has been made, for a period of not less than three years after the year in which such activities, work and communications occurred.

(g)
Apple may, by notice to LMT, request the audit of the books and records of LMT and its subsidiaries with respect to all aspects relating to Apple’s exercise of its rights, powers and privileges, the performance by LMT and its subsidiaries of its and their obligations and the discharge by them of their liabilities under the Transaction Documents. Following its receipt of such notice, LMT shall, as determined by Apple, provide copies to Apple or make available to Apple or any representatives designated by it to conduct such audit, all books and records which Apple shall determine are relevant to the scope of the audit.

(h)
Prior to LMT, LMC or any of their respective sublicensees asserting any claim against a third party under the LMT Technology or upon request by Apple (which may be made from time to time), LMT or LMC, or both, shall (i) meet with and give Apple an opportunity to provide guidance and comments, as Apple deems appropriate, concerning any claim LMC, LMT or any of their respective sublicensees may be able to assert against third parties under the LMT Technology, including, without limitation, any strategy or tactics any such claimant may be contemplating pursuing to press such claims; and (ii) not unreasonably ignore, disregard or otherwise reject Apple’s guidance and comments and shall, as appropriate, modify relevant aspects of such claims, including the anticipated legal strategy and tactics, consistent with such guidance or comments unless there is a reasonable basis for it or them not to do so. The obligations imposed by this Section 4(h) shall be in addition to the obligation to give notice set forth in Section 1(d).

CONFIDENTIAL

5.	LMT-SPE Patent Prosecution.

(a)
Apple shall have the sole and exclusive right, in the United States and other jurisdictions around the world, to control patent prosecution for inventions, current and future patent applications and patents included within the LMT Technology. Patent prosecution activities include, without limitation:

(i)	soliciting and receiving invention disclosures from inventors, including employees and contractors of LMT and LMC;

(ii)	determining whether to file a patent application based on the invention disclosure;

(iii)	determining whether to maintain as a trade secret, instead of filing a patent application, any invention, technical know-how or other information contained in an invention disclosure;

(iv)	preparing a patent application based on the invention disclosure;

(v)
determining the type and scope of patent applications that should be filed, determining the jurisdictions in which the patent applications should be filed and determining the timing of filing of such patent applications;

(vi)
determining whether and when to file one or more additional patent applications worldwide based on the filed patent application including, without limitation, determining whether to file an international application under the Patent Cooperation Treaty (including designation decisions), a regional application (e.g., in the European Patent Office, including all validation decisions), and/or directly in any national patent office;

(vii)	providing support and assistance to selected patent counsel to prepare and file foreign patent applications;

CONFIDENTIAL

(viii)	determining whether and how to respond to informality rejections (e.g., Notices to File Missing Parts) received from the United States Patent and Trademark Office and other patent offices;

(ix)	responding to informality rejections;

(x)	determining whether and how to respond to substantive communications (e.g., office actions) received from the United States Patent and Trademark Office and other patent offices;

(xi)	responding to substantive patent office communications;

(xii)	communicating with LMT or LMC personnel for assistance regarding substantive patent office communications;

(xiii)	determining whether to abandon patent applications;

(xiv)
subject to Section 5(b) below, determining whether and when to pay publication, issue, grant, recordation, and registration fees, including, without limitation, when patent applications are published, accepted, granted, or otherwise allowed;

(xv)	subject to Section 5(b) below, paying publication, issue, grant, recordation, and registration fees;

(xvi)	submitting prior art known by inventors and reported to Apple to the United States Patent and Trademark Office and foreign patent offices according to the requirements of the patent offices;

(xvii)	determining whether and when to file divisional, continuation, continuation-in-part, reexamination, and/or reissue patent applications based on pending patent applications and issued patents;

(xviii)	responding to patent office communications in all patent office proceedings in all jurisdictions, including without limitation, examination, reexamination, reissue, and opposition proceedings;

(xix)
communicating with LMT or LMC personnel for assistance regarding patent office communications in all patent office proceedings in all jurisdictions, including without limitation, examination, reexamination, reissue, and opposition proceedings

CONFIDENTIAL

(xx)	determining whether to respond to patent office communications relating to any patent under examination, reexamination, reissue, and opposition proceedings;

(xxi)	determining whether and when to abandon applications under examination, reexamination, reissue or opposition proceedings;

(xxii)	determining whether to pay annuity fees for foreign filed patent applications and foreign patents;

(xxiii)	subject to Section 5(b) below, paying annuity fees for foreign filed patent applications and foreign patents;

(xxiv)	determining whether and when to pay maintenance fees for United States patents;

(xxv)	subject to Section 5(b) below, paying maintenance fees for United States patents; and

(xxvi)	determining whether to file requests for certificates of corrections or other corrective measures for issued patents in the United States and abroad.

(b)
Apple shall bear the cost of all patent prosecution and maintenance for inventions, current and future patent applications and patents included within the LMT Technology, including, without limitation, patent counsel legal fees and patent office fees and maintenance and annuity fees (collectively “Prosecution and Maintenance Costs”), provided, however, that that Apple shall not be responsible for any Prosecution and Maintenance Fees for patentable inventions as to which Apple has elected not to prosecute pursuant to Section 5(e) or patents or patent applications as to which Apple has elected not to maintain pursuant to Section 5(e), provided that Apple shall have first provided no less than thirty (30) days’ prior written notice of such election to LMT-SPE.

(c)
LMT-SPE agrees to utilize legal counsel identified by Apple and approved by LMT-SPE (“Patent Counsel”), such approval not to be unreasonably withheld, for patent prosecution of inventions, current and future patent applications and patents within the LMT Technology to which LMT-SPE has decided to exercise under Section 5(d). Patent Counsel will sign and execute an engagement letter in the form of Annex 13, with appropriate conflict wavers, identifying that Patent Counsel represents both Apple and LMT-SPE.

CONFIDENTIAL

(d)
LMT-SPE and Apple agree that Patent Counsel shall be instructed to prepare and send to Apple and LMT-SPE a quarterly patent prosecution report that will include such matters as each of Apple and LMT-SPE shall direct and shall include, without limitation: (i) information identifying invention disclosures on which Apple has decided not to file patent applications, such inventions to be treated as trade secrets, and to file patent applications; (ii) jurisdictions where Apple has decided to file patent applications; (iii) which patent applications Apple has decided to let go abandoned; (iv) any continuations, continuation-in-parts, or divisional applications Apple has decided to file, and (v) what fees, (including without limitation, issue fees, publication fees, maintenance fees, grant fees and annuity fees), Apple intends to pay. Apple shall attempt to arrange a meeting with LMT-SPE or its representatives in person or telephonically, at least once each calendar quarter to review the most recent quarterly report.

(e)
If with respect to a patentable invention (x) Apple has decided not to prosecute the application for a patent thereof and not to require that such invention be treated as a trade secret or (y) Apple has decided to prosecute the application for a patent thereof but not in all jurisdictions in which an application for a filing or registration may be made, as disclosed to LMT-SPE in a quarterly report or by Apple at its quarterly meeting with LMT-SPE, LMT-SPE may, at its sole cost and expense, (i) file a patent application on a submitted invention disclosure described in clause (x); (ii) file foreign patent applications in jurisdictions not selected to be pursued by Apple or file a Patent Cooperation Treaty application for an invention described in clause (y); (iii) take over patent prosecution of any patent application that Apple has determined is to be abandoned; (iv) file a continuation, divisional or continuation-in-part application based on a pending patent application if Apple determines not to file the continuation, divisional or continuation-in-part application; (v) pay an annuity fee for a foreign patent application if Apple has determined not to pay the annuity fee; and (vi) pay a maintenance fee for a United States patent or a foreign patent for an invention if Apple has determined not to pay the maintenance fee. In connection with any patent application as to which Apple has decided not to prosecute, LMT-SPE shall retain intellectual property counsel reasonably acceptable to Apple

(f)
Patent Counsel shall be instructed by LMT-SPE to set up a joint customer number in the United States Patent Office for Apple and LMT-SPE to allow Apple and LMT- SPE to monitor prosecution activities for all patent applications within the United States.

(g)
With respect with patent preparation, patent prosecution, and patent maintenance related activities recited in Section 5(a), Apple shall have no responsibility, no liability, nor any further obligation to LMT, LMC or LMT-SPE beyond those specifically provided for herein.

CONFIDENTIAL

(h)
Should LMT-SPE decide to exercise any of the rights recited in Section 5(e) and take control over specific applications or patents (collectively, the “LMT Controlled Patents/Applications”), LMT-SPE shall consult with Apple and Patent Counsel, and allow Apple and Patent Counsel to comment on, any filing of a patent application, any amendment thereto, whether voluntary or involuntary, any “Reply to Office Action,” any “Information Disclosure Statement,” or similar filing, participating in an interview with a patent examiner with respect to such a patent application, or any similar action, in each case before LMT-SPE or its counsel shall file such patent application, amendment, or other filing, participate in such interview or take such other action. LMT-SPE shall instruct Patent Counsel to ensure that with respect to all patent office communications in all patent office proceedings in all jurisdictions concerning the LMT Controlled Patents/Applications:

(i)	LMT-SPE does not take positions in patent office proceedings adverse or inconsistent with positions taken by Apple and Patent Counsel, and

(ii)	LMT-SPE and Apple conform to patent office rules and regulations regarding submission of prior art.

(i)
LMT and LMC employees shall provide cooperation and support to Apple (and) Patent Counsel to support patent prosecution activities for inventions, current and future patent applications and patents included within the LMT Technology. This cooperation and support will be provided at no charge to Apple. The Patent Counsel has the sole discretion to determine when the cooperation and support is necessary to support the patent prosecution activities.

(j)
Concurrently with its delivery of each monthly report pursuant to Section 4(d), LMT, LMC and LMT-SPE each shall execute and deliver to Apple a release, in the form of Annex 12, pursuant to which it shall release Apple of all claims it may have against Apple that it may have in connection with any loss, liability, damage, action, cause of action or any other matter whatsoever that may have arisen in relation to the exercise of any right, power or privilege or the performance or discharge of any obligation under Section 5(a).

6.	LMT-SPE Existence and Separateness.

(a)
LMT-SPE shall (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (ii) conduct its business substantially as conducted immediately after the transactions contemplated in Sections 4(b) and 9(a) and (c) are consummated; (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations; and (iv) transact business only in the name of Crucible Intellectual Property, Inc.

(b)
LMT-SPE shall not (i) engage in any business other than as provided in its certificate of formation, limited liability company agreement and the Transaction Documents, (ii) make any change in its capital structure, including, without limitation, the issuance of any additional membership interests, warrants or other securities convertible into membership interests or any revision of the terms of its outstanding membership interests, (iii) amend, waive or modify any term or provision of its certificate of formation or limited liability company agreement, (iv) make any change to its name indicated on the public records of its jurisdiction of organization or (v) change its jurisdiction of organization.

CONFIDENTIAL

(c)
LMT-SPE shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges and claims payable by it, including (i) all federal, state, provincial, county, city, municipal, local, foreign or other governmental taxes; (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on the LMT Technology or any other property of LMT-SPE; and (iii) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become past due.

(d)
LMT-SPE shall (i) perform each of its obligations under this Agreement and the other agreements to which it is a party and (ii) comply with all federal, state and local laws and regulations applicable to it and the LMT Technology.

(e)
LMT-SPE shall not sell, transfer, convey, assign or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets or any of its stock (whether in a public or a private offering or otherwise), any LMT Technology or agreement therefore except as otherwise expressly permitted by this Agreement.

(f)
LMT-SPE shall not create, incur, assume or permit to exist any claim of ownership or Lien on or with respect to the LMT Technology or with respect to its other properties or assets (whether now owned or hereafter acquired) except for the Liens in favor of Apple.

(g)
LMT-SPE shall not become a party to any agreement, note, indenture or instrument other than (i) the assignments described in Sections 4(b) and (c), (ii) the licenses described in Sections 9(a) and (c), (iii) any agreements necessary to establish a bank account in its own name, and (iv) any new agreements or amendments in furtherance of this Agreement or the other Transaction Documents.

(h)	LMT-SPE shall not amend, modify or waive any term or provision of the assignments described in Section 4(b) or (c) the licenses described in Section 9(c) without Apple’s prior written consent.

(i)
LMT-SPE shall not directly or indirectly, by operation of law or otherwise, (i) form or acquire any equity interests in any partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, or any other entity of whatever nature, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any partnership, corporation, limited liability company, or any other entity of whatever nature.

CONFIDENTIAL

(j)
LMT-SPE shall not make any investment in, or make or accrue loans or advances of money to, any person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization (“business enterprise”), including, without limitation, any director or officer or employee of LMT-SPE, LMT or any direct or indirect subsidiary of LMT, through the direct or indirect lending of money, holding of securities or otherwise.

(k)
Except as required by U.S. generally accepted accounting principles, LMT, LMC and LMT-SPE shall not make statements or disclosures, prepare any financial statements or in any other respect account for or treat the transactions contemplated by the assignments described in Sections 4(b) and (c)(ii) (including for accounting, tax and reporting purposes) in any manner other than as an increase in the stated capital of LMT-SPE.

(I)
LMT-SPE shall not at any time declare any distributions, repurchase any membership interest, return any capital, or make any other payment or distribution of cash or other property or assets in respect of LMT-SPE’s membership interest, other than from payments received from Apple pursuant to Section 9(b).

(m)	LMT-SPE shall not create, incur, assume or permit to exist any indebtedness or liabilities, except for taxes and trade payables incurred in the ordinary course of business.

(n)
To the extent that LMT-SPE has cash, it will maintain its own deposit account or accounts, separate from those of LMT and its subsidiaries, with commercial banking institutions and ensure that its funds will not be used for other than its corporate uses, nor will such funds be commingled with the funds of any of LMT and its subsidiaries and vice versa.

(o)
LMT-SPE will maintain a separate address from the address of LMT and its subsidiaries and vice versa, or to the extent LMT-SPE may have offices in the same location as LMT or its Subsidiaries, maintain a fair and appropriate allocation of additional, incremental overhead costs among them, with each such entity bearing its fair share of such expense.

(p)
LMT-SPE will issue separate financial statements prepared not less frequently than quarterly and prepared in accordance with generally accepted accounting principles, consistently applied (except for the omission of certain footnotes and other presentation items required by the generally accepted accounting principles, consistently applied, with respect to audited financial statements), which financial statements need not be separately audited or reviewed by an independent accounting firm.

(q)
LMT-SPE will observe all necessary, appropriate and customary company (or corporate) formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts, to the extent applicable.

CONFIDENTIAL

(r)
LMT-SPE will use its best efforts to refrain from using the stationery of any of LMT and its subsidiaries and shall instead make all written communications in its own name and vice versa; provided that in the event that any affiliate of LMT conducts business on behalf of LMT-SPG, such agency relationships shall be fully disclosed to applicable third parties when acting in such capacity.

(s)
LMT-SPE will conduct all its business in its own name and use its best efforts to avoid the appearance that it is conducting business on behalf of any other affiliate of LMT and vice versa, provided that in the event that either LMT-SPE, on the other hand, or affiliate of LMT conducts business on behalf of any member of the other Group, such agency relationship shall be fully disclosed to applicable third parties when acting in such capacity.

7.	Due Diligence.

(a)
On or prior to the Closing Date, LMT shall provide or shall have provided complete and accurate replies to all questions and items requested on the due diligence checklist Apple provided LMT and attached hereto as Annex 14 (“Due Diligence Checklist”). Any information included in the “Notes” column of the Due Diligence Checklist is provided by LMT solely for purposes of convenience and is not deemed to be LMT’s exclusive reply or response to the questions and items requested on the Due Diligence Checklist.

(b)
LMT hereby represents and warrants to Apple that it has provided all material information of a nature or type that would influence the decision of a reasonable person that Apple has requested in the Due Diligence Checklist. The representation and warranty in this Section 7(b) will be repeated on and as of the Closing Date (if different from the date of this Agreement).

(c)
In addition to and exclusive of the factual information provided pursuant to the Due Diligence Checklist, LMT hereby represents and warrants that all factual information taken as a whole furnished by or on behalf of LMT or its subsidiaries in writing to Apple for purposes of or in connection with this Agreement or the other Transaction Documents and all other such factual information taken as a whole heretofore or hereafter furnished by or on behalf of LMT or its subsidiaries in writing to Apple, will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The representation and warranty in this Section 7(c) will be repeated as of the Closing Date (if different from the date of this Agreement).

CONFIDENTIAL

8.	LMT Indebtedness and Liens.

(a)
On or prior to the Closing Date, LMT and LMC shall identify or shall have identified to and shall provide or shall have provided Apple copies of all documents evidencing and otherwise relating all of the following:

(i)	all indebtedness of LMT and LMC for borrowed money or for the deferred purchase price of property or services payment;

(ii)	all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured;

(iii)
all obligations evidenced by notes, bonds, debentures or similar instruments and all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by LMT and LMC (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

(iv)
all leases for any property (whether real, personal or mixed) that, in accordance with generally accepted accounting principles, would be required to be classified and accounted for as a capital lease on a balance sheet of LMT or LMC;

(v)	all obligations of LMT and LMC under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured;

(vi)
all obligations of LMT and LMC under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of LMT and LMC arising from fluctuations in currency values or interest rates, in each case whether contingent or matured;

(vii)	all guaranties for any of the foregoing;

(viii)
all indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by LMT or LMC, even though LMT and LMC has not assumed or become liable for the payment of such indebtedness; and

(ix)	obligations of LMT and LMC to trade creditors incurred in the ordinary course of business that are overdue by more than 120 days or exceed $25,000.

(b)
On or prior to the Closing Date, LMT and LMC shall provide or shall have provided copies of Uniform Commercial Code, tax and judgment lien searches in all jurisdictions in which Apple requests such searches, and shall identify or shall have identified to Apple all Liens on their respective assets, including the LMT Technology.

CONFIDENTIAL

(c)
On or prior to the Closing Date, Apple shall identify or shall have identified those creditors and lien holders of LMT whom shall be paid from the consideration Apple will pay LMT-SPE pursuant to Section 9(b).

(d)
On or prior to the Closing Date, LMT shall obtain or shall have obtained from each creditor and holder of Liens on its assets identified by Apple a payoff letter in substantially the form of Annex 5 or a document otherwise in form and substance satisfactory to Apple, (i) setting forth the amount owed to such creditor or lien holder, (ii) the account into which such amount shall be paid, (iii) an acknowledgment that when such creditor or lien holder has been paid such amount no further amounts will be owed to it by LMT, and (iv) except for trade creditors, releasing LMT of all further claims.

(e)
LMT-SPE shall be deemed to have received and distributed to LMT all payments made by Apple pursuant to the Apple License Agreement. LMT-SPE and LMT hereby authorize and direct Apple to pay directly those creditors and holders of Liens identified by Apple as creditors and lienholders of LMT to be paid from the proceeds of the payments made by Apple on the Closing Date pursuant to the Apple License Agreement and from whom payoff letters or other releases satisfactory to Apple have been obtained. Nothing in this Section 8(f) shall obligate Apple to pay the consideration other than on the terms and subject to the conditions specified in the Apple License Agreement.

(f)
LMT shall ensure that upon the payments contemplated in Section 8(e) being made to its creditors and holders of Liens on its assets no Liens, other than Liens in favor of Apple, shall exist on its assets.

(g)
LMT represents and warrants that upon the payments contemplated in Section 8(e) being made, the LMT Technology will be free and clear of all Liens except for any Liens in favor of Apple. This representation and warranty will be repeated as of the Closing Date (if different from the date of this Agreement).

(h)
From and after the date on which the payments contemplated in Section 8(e) are made, LMT shall not, and shall ensure that none of its direct or indirect subsidiaries shall, create, incur, assume or permit to exist allow any Lien on the shares or any equity interests of LMT-SPE or any portion of the LMT Technology in which it might have any right, title or interest, including, without limitation, inventions, trade secrets, patent applications and other proprietary rights which LMT and LMC are obligated hereunder to transfer to LMT-SPE.

9.	LMT-SPE Licenses.

(a)
LMT-SPE shall execute and deliver to Apple a license agreement in the form of Annex 6 (the “Apple License Agreement”) upon its receipt of notice from Apple that the conditions precedent in Section 9(d) have been satisfied or waived and Apple is prepared to make the Initial Payment (as defined in the Apple License Agreement).

CONFIDENTIAL

(b)
Upon its receipt from LMT-SPE of the Apple License Agreement, Apple shall pay the Initial Payment thereunder in accordance with the Apple License Agreement and the Escrow Agreement of even date herewith among the parties hereby and US Bank, N.A. Apple shall deduct from the Final Payment (as defined in the Apple License Agreement) repayment of $[*] in advances made to LMT prior to the date of this Agreement. Any further payments by Apple in consideration for the license granted pursuant to Section 8(a) shall be made as provided in the Apple License Agreement.

(c)
Also on the Closing Date, LMT-SPE shall execute and deliver to (i) LMT a license in the form of Annex 7 (the “LMT License Agreement”) (ii) LMC a license in the form of Annex 8 (the “LMC License Agreement”).

(d)
Apple’s obligations to accept the Apple License Agreement and to make the Initial Payment thereunder shall be further subject to the satisfaction or written waiver, in Apple’s sole discretion of the following conditions precedent:

(i)	LMT, LMC and LMT-SPE shall have performed all their obligations set forth in Sections 1, 2, 3, 5, 6, 7 and 8;

(ii)
All representations and warranties in Sections 1(b), 2(b), 3(g), 7(b), 7(c), 8(g) and 8(h) shall be true and correct as of the date on which all other conditions in this Section 9(d) are satisfied or waived by Apple;

(iii)
Apple shall have received and approved an opinion of California counsel to LMT and LMC as to corporate status (and equivalent for other business entities); valid existence; good standing; corporate power and action (and equivalent for other business entities); due authorization, execution and delivery; no violation of articles and bylaws (and equivalent for other business entities), material agreements, court orders, applicable law; all filings, consents and approvals obtained in connection with the transactions; and to the knowledge of such attorneys no litigation or like proceedings are pending regarding the Transaction Documents, and that the Transaction Documents are fully enforceable;

(iv)
As to LMT-SPE, a Delaware limited liability company, Apple shall also have received, and approved an opinion of Delaware counsel that LMT-SPE as to its limited liability company status, valid existence, good standing, limited liability company power and action, due authorization, enforceability, execution and delivery of all Transaction Documents, no violation of its articles and bylaws, material agreements, court orders, compliance with applicable law, all filings, consents and approvals obtained in connections with the transactions, that the authorized capital stock of LMT-SPE are duly authorized, validly issued and fully paid and non-assessable further that LMT-SPE’s assets, in light of the structure of LMT-SPE, and the restriction on its formation, and future operations will not be consolidated with LMT’s or LMC’s assets in any bankruptcy case;

[*] =
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS AND AN ASTERISK, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONFIDENTIAL

(v)	LMT shall have executed and delivered to Apple a technology development agreement in the form of Annex 9;

(vi)	LMT shall have delivered to Apple a security agreement in the form of Annex 10, which security agreement shall exclude from the collateral LMT’s interest in LMC;

(vii)	LMT-SPE shall have delivered to Apple a security agreement in the form of Annex 11;

(viii)	Apple, LMT, LMC and LMT-SPE shall have jointly engaged patent counsel satisfactory to Apple to represent LMT and its affiliates in connection with its patent applications and prosecutions;

(ix)
Apple shall have received from LMT, LMC and LMT-SPE such farther agreements and instruments as Apple reasonably determines are required to give effect to the agreements and transactions contemplated between the parties;

(x)	Apple shall have concluded its discussions with Caltech concerning the Caltech License, and with results satisfactory to Apple;

(xi)	Apple shall have completed all legal, tax, accounting, engineering and confirmatory business due diligence on the LMT Technology, LMT, LMC and LMT-SPE, and with results satisfactory to Apple; and

(xii)	Apple shall not be entitled under Section 14(b) to terminate this Agreement.

(e)	The parties agree that the security interest granted to Apple under the security agreement described in Section 9(d)(vii) shall be:

(i)
subordinated to all of Apple’s rights under the Apple License Agreement, such that in the event that such security interest shall be enforced in any of the collateral subject to such security interest any rights acquired as a result of such enforcement shall be subject to all of, and shall not entitle the acquirer of any such rights to interfere with or otherwise disturb, Apple’s rights or its enjoyment of those rights under the Apple License Agreement;

(ii)
subordinated to all of LMC’s rights under the LMC License Agreement, such that in the event that such security interest shall be enforced in any of the collateral subject to such security interest any rights acquired as a result of such enforcement shall be subject to all of, and shall not entitle the acquirer of any such rights to interfere with or otherwise disturb, LMC’s rights or its enjoyment of those rights under the LMC License Agreement; and

(iii)
prior to all of LMT’s rights under the LMT License Agreement, such that in the event that such security interest shall be enforced in any of the collateral subject to such security interest any rights acquired as a result of such enforcement shall be free and clear of LMT’s right under the LMT License Agreement, and LMT’s rights under the LMT License Agreement and, to the extent the rights acquired as a result of the enforcement of such security interest conflict with the LMT License Agreement, the LMT License Agreement shall continue to exist at the sole and absolute discretion of the acquirer of rights as a result of such enforcement.

CONFIDENTIAL

(f)
LMT, on behalf of itself and its respective heirs, executors, successors, assigns, agents and all other persons and entities associated with either of them, covenants that it will not at any time, whether now or in the future, sue, file, assist, or participate in, or cause, assert, or induce any other person or entity to sue, file, assert, or participate in any claim or allegation against any of the following for infringement of Intellectual Property Rights of any of the LMT Technology: (i) Apple and any of its Subsidiaries; or (ii) their respective past, present and future owners, shareholders, parents, subsidiaries, successors, assigns, divisions, units, officers, directors, employees, agents, attorneys, or representatives, or (iii) their respective past, present and future direct and indirect vendors, suppliers, manufacturers, distributors, customers, or end users (collectively, “Apple-Related Entities”) in connection with any act by a Apple-Related Entity at the direction of or on behalf of Apple related to or in connection with any Apple-branded or Apple-licensed product. This covenant not to sue does not inure to the benefit of any third parties for their conduct that is unrelated to Apple or any of its Subsidiaries, and this covenant not to sue shall not apply in any action in which Apple or any other Apple-Related Entity raises as a defense in an infringement action that LMT is a necessary party in any such action. For purposes of this paragraph, the grant to a third party of an exclusive license or sublicense to any Intellectual Property Rights relating to any LMT Technology in a field other than Consumer Electronic Products shall not be a violation of this paragraph, even if the third party is granted, as a part of such exclusive license, the right to sue or otherwise assert infringement claims with respect to such Intellectual Property Rights.

(g)
LMT, LMC and LMT-SPE shall not amend, modify, supplement, amend and restate or replace the LMT License Agreement or the LMC License Agreement except (i) with the prior written consent of Apple or (ii) for the addition to the schedules attached thereto of Intellectual Property Rights created or acquired during the Capture Period.

10.	Covenant Not to Compete.

(a)
LMT shall not, and shall ensure that its direct and indirect subsidiaries shall not, directly, or indirectly through or in association with any person, business enterprise or otherwise, (i) develop, design, manufacture, sell, offer for sale or otherwise distribute or provide any (x) Consumer Electronic Products or (y) materials, components, manufacturing services or technology for use or integration therewith; (ii) own or acquire any interest in, manage, operate, control or participate in any business which is engaged in any of the activities described in preceding subsection (i); or (iii) act as a consultant or advisor, loan or otherwise provide funds or assistance of any sort, or sell or license intellectual property to any business enterprise which is or is attempting to engage in any of the activities listed in subsection (i) or (ii) hereof.

CONFIDENTIAL

“Consumer Electronic Products” means personal computers (portable and desktop); tablet or slate style computing devices; handheld electronic and/or communication devices (e.g., smartphones, digital music players, multi-function devices, etc.); any device whose function includes the creation, storage or consumption of digital media; any component or sub-component in any Consumer Electronic Product; and any accessory that is the same or similar (in Apple’s sole discretion) to an accessory made or sold by or on behalf of Apple (regardless of when Apple sold or started to sell such accessory, including after the Closing Date) that is suitable for use with any Consumer Electronic Product. Notwithstanding the foregoing, “Consumer Electronic Products” shall not include:

(i)
products (except for any product that is capable of interacting or interfacing with a Consumer Electronic Product) that are powered by electricity or batteries but that do not in any way involve the creation, storage, consumption, use, viewing, transmission, or processing of digital media or digital information and do not involve the use of wireless communication networks. Products that fall into this category include, without limitation, electric-powered and/or battery-powered drills, hand tools and watches (i.e. a wrist-worn device whose sole function is to display the time of day);

(ii)
medical devices and other products that are not the same or similar to any Apple product (regardless of when Apple sold or started to sell such product, including after the Closing Date) and that are used exclusively for the diagnosis and/or treatment of human or animal health conditions; or

(iii)
products or components thereof that are not the same as or similar to any Apple product (regardless of when Apple sold or started to sell such product, including after the Closing Date) or component of any Apple product and that are made solely for, and sold solely into, the defense/military, automotive, medical, or industrial markets.

(b)
The parties hereto acknowledge and agree that the value to the parties of the transactions provided for in this Agreement would be substantially and materially diminished if either LMT directly or indirectly through or in association with any person or business enterprise or otherwise, were hereafter to breach any of the provisions of Section 10(a), and LMT has therefore offered and agreed to the provisions of Section 10(a) as a material inducement to Apple to enter into this Agreement, and in consideration of the promises, representations and covenants made by Apple under this Agreement. LMT specifically acknowledges and agrees that the provisions of Section 10(a) are commercially reasonable restraints on it and are reasonably necessary to protect the interests Apple is acquiring hereunder and under the Transaction Documents. The parties hereto further acknowledge and agree that Apple would be irreparably damaged by a breach of Section 10(a) and would not be adequately compensated by monetary damages for any such breach. Therefore, in addition to all other remedies, Apple shall be entitled to injunctive relief from any court having jurisdiction to restrain any violation (actual or threatened) of Section 10(a) without the necessity of (i) proving monetary damages or the insufficiency thereof, or (ii) posting any bond in regard to any injunctive proceeding. Notwithstanding anything in this Agreement to the contrary, the rights and licenses granted under the License Agreement, dated March 10, 2009, between LMT and The Swatch Group Ltd., shall not constitute a violation of Section 10(a) hereof or of any other provision of the MTA or any Transaction Document, but only to the extent that such License Agreement is not amended after the date hereof to include any new provision that would violate Section 10(a).

CONFIDENTIAL

(c)
If any court shall in any proceeding refuse to enforce Section 10(a) in whole or in part because the time limit, geographical scope or any other element thereof is deemed unreasonable in the jurisdiction of that court, it is expressly understood and agreed that Section 10(a) shall not be void but, for the purpose of such proceeding, such time limit, geographical scope or other element shall be deemed to be reduced to the extent necessary to permit the enforcement of Section 10(a) to the maximum extent allowable in that particular jurisdiction. The foregoing, however, is not intended to and shall not in any way affect, invalidate or limit the remaining provisions of Section 10(a) or affect, invalidate or limit the validity or enforceability of Section 10(a) as written in any other jurisdiction at any time.

(d)
From time to time, LMT or LMC may request that Apple grant express written permission to develop, design, manufacture, sell, offer for sale or otherwise distribute or provide any accessory for a Consumer Electronic Product or materials, components, manufacturing services or technology for use or integration therewith. Such requests shall be submitted in writing to Apple’s Senior Director of Legal Affairs for Hardware Products, and shall specify in reasonable detail the contemplated activity for which Apple’s consent is being sought. Apple shall respond within a reasonable period of time, and Apple shall consider each such request in good faith taking into account both the business opportunity to LMT or LMC, as well as any actual or potential impact to Apple’s current or future business opportunities.

11.
Confidentiality. The disclosure and use of all confidential information pursuant to this Agreement and the other Transaction Documents shall be subject to the terms of the parties’ existing Confidentiality Agreement and Exclusivity Agreement, both dated April 30, 2010, the terms of which are incorporated by reference herein. Without limiting the generality of the foregoing, LMT shall ensure that neither LMT nor any Affiliate of LMT shall orally or in writing refer to Apple or any Affiliate of Apple in any press conference, publication, press release, filing, registration, notice or other communication without providing Apple at least three (3) business days’ prior notice and a copy of each such proposed reference, allowing Apple an opportunity to review and comment on the same, and making any changes in each such proposed reference as requested by Apple, unless the failure by LMT to make such changes would result in LMT’s failing to comply with applicable law.

CONFIDENTIAL

12.	Independent Contractor.

(a)
Each of LMT, LMC and LMT-SPE shall at all times be an independent contractor under the Transaction Documents and not an employee or agent of Apple. None of LMT, LMC and LMT-SPE shall have authority to obligate Apple in any manner whatsoever and shall not make any representations or statements for or about Apple or any Apple products or services.

(b)
Each of LMT, LMC and LMT-SPE shall have full responsibility for all applicable withholding taxes for all compensation paid to it and for compliance with all applicable labor and employment requirements with respect to its employees, including, without limitation, state worker’s compensation insurance coverage requirements and any immigration or visa requirements. Each of LMT, LMC and LMT-SPE agrees to indemnify, defend and hold Apple harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding taxes, labor, employment or immigration requirements, including, without limitation, any liability for, or assessment of, withholding taxes imposed on Apple by the relevant taxing authorities with respect to any compensation paid to it or its employees.

13.	Indemnification.

(a)
LMT shall defend, indemnify and hold Apple (and its directors, officers, affiliates, employees, agents, successors and assigns (each, an “indemnified party”)) harmless from and against any and all liability, loss, expense (including, without limitation, reasonable attorneys’ fees), or claims for injury or damages (i) incurred by an indemnified party as a result of (A) any inaccuracy in or breach of the representations, warranties or covenants made by LMT, LMC or LMT-SPE in any Transaction Document or (B) any act or omission by any of LMT, LMC or LMT-SPE or its directors, officers or employees that violates any law or constitutes tortious acts or omissions; or (ii) incurred by any indemnified party or asserted against any indemnified party by any third party arising out of, in connection with, or as a result of (A) the execution or delivery of this Agreement, any other Transaction Document, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, (B) Apple’s use of the LMT Technology or rights under the license agreement with LMT-SPE, or (C) LMT’s performance of the services provided pursuant to the technology development agreement executed and delivered pursuant to Section 9(d)(iv), except to the extent due directly to LMT’s following instructions given to it by Apple in the “Statements of Work” in situations in which Company has complied with its obligations under section 1(f) of such thereof. In the event that a claimant obtains a final judgment against Apple expressly finding that Apple acted with gross negligence, in bad faith or that it engaged in willful misconduct, then this indemnity and hold harmless agreement shall not apply, but only to the extent of such claim.

(b)
If any party is entitled to indemnification under Section 13(a), Apple will give written notice to LMT of any matters giving rise to a claim for indemnification; provided that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 13 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.

CONFIDENTIAL

(c)
In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, LMT shall be entitled to participate and, unless in the reasonable judgment of legal counsel to the indemnified party a conflict of interest between it and LMT may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that LMT fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until LMT elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with LMT in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to LMT all information reasonably available to the indemnified party which relates to such action or claim. LMT shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If LMT elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. LMT shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Section 13 to the contrary, LMT shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.

(d)
The indemnification required by this Section 13 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against LMT or others, and (ii) any liabilities LMT may be subject to pursuant to the law.

14.	Term, Termination and Suspension of Performance.

(a)	The term of this Agreement shall commence on the date hereof and shall continue until terminated pursuant to Section 14(b).

CONFIDENTIAL

(b)	Prior to the Closing Date (if different from the date of this Agreement), this Agreement may only be terminated as provided in this Section 14(b):

(i)
Apple or LMT may terminate this Agreement by notice to the other party if, in the case of Apple, LMT, LMC or LMT-SPE is in material breach, and in the case of LMT, Apple is in material breach of this Agreement or any other Transaction Document unless the defaulting party cures such breach and all effects thereof within five (5) days of its receipt of notice thereof from the non-defaulting party.

(ii)	Apple may terminate this Agreement by notice to LMT if Apple has reasonably determined that the conditions set forth in Section 9(d) are unlikely to be satisfied on or before August 31, 2010.

(c)	Termination of this Agreement by Apple pursuant to Section 14(b) shall not relieve LMT, LMC and LMT-SPE of their liabilities or obligations to Apple incurred prior to such termination.

(d)
The non-defaulting parties shall be entitled to exercise all remedies available at law and in equity, in addition to the remedies set forth in this Agreement and the other Transaction Documents, for a breach by any party of this Agreement or another Transaction Document.

(e)
LMT acknowledges and agrees that Apple will be unable to quantify all direct, indirect, consequential and special damages which Apple may incur as a result of (i) any breach by LMT of Section 1(b), 1(c), 2(b) or 8 of this Agreement or (ii) any breach of Section 1(d), 4(c), 4(f), 4(h), 8(g), 8(h), 9(f), 10, 11 or 13 of this Agreement, provided that if a breach in this clause (ii) is capable of cure and LMT has promptly initiated actions to cure such breach and has vigorously and continuously undertaken to cure such breach, such breach shall not have been cured within thirty (30) days of LMT learning thereof and, in the case of a breach listed in clause (i) or (ii), such breach could reasonably be expected to have a material adverse effect on Apple’s rights under the Apple License Agreement (any such breach being a “LMT Fundamental Breach”).

(f)
LMT-SPE acknowledges and agrees that Apple will be unable to quantify all direct, indirect, consequential and special damages which Apple may incur as a result of (i) any breach by LMT-SPE of Section 3(b) of this Agreement or (ii) any breach of Section 5(a), 5(c), 5(d) or 6 of this Agreement or Section 4.3 of the Apple License Agreement, provided that if a breach in this clause (ii) is capable of cure and LMT has promptly initiated actions to cure such breach and has vigorously and continuously undertaken to cure such breach, such breach shall not have been cured within thirty (30) days of LMT learning thereof and, in the case of a breach listed in clause (i) or (ii), such breach could reasonably be expected to have a material adverse effect on Apple’s rights under the Apple License Agreement (any such breach being a “LMT-SPE Fundamental Breach”).

CONFIDENTIAL

(g)
LMT and LMT-SPE each agrees that the minimum amount of any such damages to which Apple shall be entitled, in the case of LMT upon the occurrence of a LMT Fundamental Breach and, in the case of LMT-SPE, upon the occurrence of a LMT-SPE Fundamental Breach shall be all amounts paid by Apple to or on behalf of LMT, LMC and LMT-SPE pursuant to all Transaction Documents plus interest thereon from the date of such payment until the date on which Apple recovers payment in full of from the defaulting LMT party all damages hereunder and under the other Transaction Documents at a rate per annum equal to the greater of (i) 10% or (ii) “prime rate” as reported in The Wall Street Journal in effect from time to time plus two percent. Apple may prove the minimum amount of damages set forth in this Section 14(f) by entering this Agreement into evidence in any action brought under this Agreement or the other Transaction Documents or in connection with the exercise of its rights under the security agreements delivered pursuant to Section 9(d)(vi) and (vii).

15.	Guaranty.

(a)
LMT does hereby unconditionally guarantee to Apple and its assigns the prompt, full, and faithful performance and discharge by LMC and LMT-SPE (“LMT-Subs”) of each and every one of the terms, conditions, agreements, representation, warranties, guarantees and provisions on the part of the LMT-Subs contained in this Agreement and the other Transaction Documents.

(b)
The guaranty in this Section 15 (“Guaranty”) shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment and performance, and shall remain in full force and effect until all of the underlying obligations have been absolutely, irrevocably, and unconditionally fulfilled, performed or met, whether by LMT, or other person. LMT guarantees that the LMT-Subs’ obligations under the Transaction Documents will be paid and performed strictly in accordance with the terms hereof and thereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Apple.

(c)	LMT irrevocably waives the following, to the extent permitted by applicable law:

(i)
notice of any changes, amendments or modifications to (x) any agreements between Apple and the LMT-Subs, including, but not limited to, any Transaction Document or to (y) any liabilities owing Apple by either LMT-Sub;

(ii)	notice of presentment, demand, default, nonpayment or partial payments, protest, and all other notices or formalities to which an LMT-Sub might otherwise be entitled;

(iii)
notice of prosecution of collection or remedies against an LMT-Sub or against the makers, endorsers, or other person liable on any such receivables, or against any security or collateral thereto appertaining;

CONFIDENTIAL

(iv)
notice of any contents to the granting of indulgence or extension of time payment, the taking and releasing indebtedness or liabilities so guaranteed hereunder, or Apple’s acceptance of partial payments thereon, or the settling, compromising or compounding in any of the same in such manner and at such times as Apple may deem advisable, without in any way impairing or affecting LMT’s liability for the full amount thereof;

(v)
any requirement that Apple prosecute collection enforcement or other remedies against either LMT-Sub or against any person liable on any such agreements, obligation, indebtedness or liabilities so guaranteed, or enforce or resort to any security liens, collateral, or other rights or remedies thereto appertaining, before calling on LMT for payment; nor shall LMT’s liability in any way be released or affected by reason of any failure or delay on Apple’s part so to do;

(vi)
any requirement that suit be first instituted against an LMT-Sub, that any rights or remedies against an LMT-Sub be first exhausted or that an LMT-Sub be joined in any action brought by Apple against LMT under this Guaranty before calling on LMT for payment;

(vii)
any requirement that Apple inquire into the powers of either LMT-Sub, its officers, directors or agents, acting or purporting to act on such LMT-Sub’s behalf with respect to the obligations described in this Guaranty; any such obligations created in reliance upon the professed exercise of such powers shall be guaranteed hereunder;

(viii)
any claims and other rights that it now has or may hereafter acquire against a either LMT-Sub or any other guarantor that arise from the existence, payment, performance or enforcement of LMT’s obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Apple against an LMT-Sub, any other guarantor or any collateral that Apple now has or hereafter acquires for the obligations underlying this Guaranty, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from an LMT-Sub, directly or indirectly, in cash or other property, by setoff or in any other manner, payment or security on account of any such claim or other right;

(ix)
any rights and defenses of LMT under Section 580a of the California Code of Civil Procedure and any other rights and defenses that LMT may have by reason of protection afforded to an LMT-Sub pursuant to the antideficiency or other laws of California limiting or discharging an LMT-Sub’s obligations, including 580a, 580b, 580d and 726 of the California Code of Civil Procedure; and

(x)
without limiting the generality of the foregoing or any other provision hereof, any rights and benefits that might otherwise be available to LMT under California Civil Code Section 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 or 3433.

CONFIDENTIAL

16.	Miscellaneous.

(a)
All notices from one party to the other required or permitted under this Agreement shall be in writing, shall refer specifically to this Agreement, and shall be delivered in person, or sent by electronic or facsimile transmission for which a confirmation of delivery is obtained, or sent by registered mail or express courier services providing evidence of delivery, in each case to the recipient party’s respective address set forth on the signature page hereof (or to such updated address as may be specified in writing to the other party from time to time). Such notices will be deemed effective as of the date so delivered or on the third business day following mailing.

(b)
None of LMT, LMC or LMT-SPE shall assign, transfer, subcontract or otherwise delegate any of its obligations under this Agreement without Apple’s prior written consent in each instance other than as a part of any merger, consolidation, or other statutory business combination or as a part of the sale of all or substantially all of their assets. Any attempted assignment, transfer, subcontracting or other delegation without such consent shall be void and shall constitute a breach of this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of the parties’ successors and assigns.

(c)
Each LMT, LMC and LMT-SPE acknowledges that any breach of this Agreement by it may cause irreparable harm to Apple or its affiliates and that the remedies for breach may include injunctive relief against such breach, in addition to damages and other available remedies. The prevailing party shall be entitled to the award of its reasonable attorneys’ fees in any action to enforce this Agreement.

(d)
This Agreement, including the other Transaction Documents and the Nondisclosure Agreement referenced herein, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes and cancels all other prior agreements and understandings of the parties in connection with subject matter. The headings or titles in this Agreement are for purposes of reference only and shall not in any way affect the interpretation or construction of this Agreement.

(e)
No waiver of any of the provisions of this Agreement shall be valid unless in a written document, signed by the party against whom such a waiver is sought to be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder. All amendments of this Agreement shall be made in writing and signed by both parties, and no oral amendment shall be binding on the parties.

(f)
This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any conflict of laws principles to the contrary. The parties hereby consent to jurisdiction and venue in the appropriate state and Federal courts sitting in the Northern District of California in any litigation between them arising out of this Agreement. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby.

CONFIDENTIAL

(g)	The invalidity of any provision in this Agreement shall not affect the validity of any other provision herein.

(h)
The parties have each been represented by counsel in the negotiation of this Agreement and have jointly prepared this Agreement with counsels’ assistance. In the event of an ambiguity or a question of contract interpretation arises, no provision of this Agreement shall be construed based on any particular party having drafted the Agreement or such provision. Further, neither the history of negotiations between the parties, nor the fact that provisions of this Agreement (or portions thereof) have been inserted, deleted or modified in the course of preparing Agreement drafts, shall be used to construe the meaning of any provision.

(i)
In the event of a dispute, either party may commence litigation in the state or federal courts in Santa Clara County, California. The parties irrevocably submit to the exclusive jurisdiction of those courts and agree that final judgment in any action or proceeding brought in such courts will be conclusive and may be enforced in any other jurisdiction upon final and conclusive judgment (a certified copy of which will be conclusive evidence of the judgment) or in any other manner provided by law. Each party irrevocably waives to the fullest extent permitted by applicable law (i) any objection it may have to the laying of venue in any court referred to above; (ii) any claim that any such action or proceeding has been brought in an inconvenient forum; and (iii) any immunity that it or its assets may have from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process.

(j)	Neither Apple nor any of LMT, LMC or LMT-SPE will issue press releases or other publicity regarding this Agreement or its subject matter without the prior written approval of the other parties.

[signatures follow]

CONFIDENTIAL

IN WITNESS WHEREOF, the parties have executed this Master Transaction Agreement as of the date first shown above. Each of the persons signing this Agreement affirms that he or she is duly authorized to do so and thereby to bind the indicated entity. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

APPLE INC.		LIQUIDMETAL TECHNOLOGIES, INC.

/s/ Larry Buffington
Name:	/s/ Zadesky	Name:	LARRY BUFFINGTON
Title:	VP Product Design	Title:	PRESIDENT/CEO
Date:	8/5/10	Date:	8/10/2010

Address:	1 Infinite Loop	Address:	30452 Esperanza
	Cupertino, CA 95014		Rancho Santa Margarita, CA
Attn:		92688
Attn:

LIQUIDMETAL COATINGS, LLC

/s/ Larry Buffington
		Name:	LARRY BUFFINGTON
		Title:	PRESIDENT/CEO
		Date:	8/10/2010

		Address:	900 Rockmead Drive, Suite 240
Kingwood, Texas 77339
		Attn:	Chief Executive Officer

CRUCIBLE INTELLECTUAL PROPERTY, LLC

/s/ Tony Chung
		Name:	Tony Chung
		Title:	Chief Financial Officer
Date:	8/4/10

Address: 31441 Santa Margarita Pkwy., Suite A #247
Rancho Santa Margarita, CA 92688 92688

Attn:	Chief Executive Officer

ANNEX 1

Permitted Liens

None

ANNEX 2

Approvals

Consents/approvals are required from the following parties:

1.	Enterprise Bank
2.	C3 Capital Partners, L.P.
3.	C3 Capital Partners II, L.P.
4.	Members and Board of Managers of LMC
5.	Board of Directors of LMT
6.	LLPG, Inc.

ANNEX 3

LMC Assignment Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment”) is dated as of August 5, 2010 by and between LIQUIDMETAL COATINGS, LLC, a Delaware limited liability company (“Assignor”), and LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (“Assignee”).

THIS ASSIGNMENT is made with reference to the following facts and circumstances:

A.    Assignor and Assignee have, together with Apple Inc., a California corporation, and Crucible Intellectual Property, LLC, a Delaware limited liability company (“Crucible”), entered into that certain Master Transaction Agreement dated August 5, 2010 (“MTA”) pursuant to which Assignor has agreed to distribute to Assignee all its right, title and interest in and to the LMT Technology (as defined in the MTA), now existing or hereafter arising until the date falling eighteen (18) months after the Closing Date (as defined in the MTA).

B.     Assignee is willing to accept all of Assignor’s right, title and interest in the LMT Technology.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.
Assignment. Assignor hereby transfers, conveys and assigns to Assignee, effective as of close of business on August 5, 2010 (the “Effective Date”), all of Assignor’s right, title and interest in, and obligations under the LMT Technology, whether now existing or hereafter arising until the date falling eighteen (18) months after the Effective Date (the “LMC Intellectual Property Assets”), including without limitation the patent applications listed on Schedule 1 hereto. Also effective as of the Effective Date, Assignee accepts this assignment of the LMC Intellectual Property Assets. Assignor hereby assigns, and Assignee hereby assumes, all (i) obligations under agreements included in the LMC Intellectual Property Assets and (ii) obligations arising as a matter of law with respect to the LMC Intellectual Property Assets. The assignment set forth herein shall not include the assignment of any rights of Assignor that Assignor acquires on or after the Effective Date under and with respect to: (i) the Exclusive License Agreement, dated as of the Effective Date, between Assignor and Crucible, or (ii) the Amended and Restated and Restated License and Technical Support Agreement, dated as of the Effective Date, between Assignor and Assignee.

2.	No Assignment. This Assignment may not be assigned by any party without the written consent of the other party (which consent may not be unreasonably withheld).

3.
Further Assurances. Each party to this Assignment shall execute and deliver to each other party all documents, and shall take all actions, reasonably required by such other party from time to time to confirm or effect the matters set forth in this Assignment, or otherwise to carry out the purposes of this Assignment.

4.	Entire Agreement. This Assignment, together with the MTA, constitute the entire agreement between the parties with respect to the assignment of the LMT Technology to Assignee.

5.	Successors and Assigns. This Assignment shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

6.
Counterparts. This Assignment may be executed in counterparts with the same effect as if the parties had executed one instrument, and each such counterpart shall constitute an original of this Assignment.

7.
Severability. No provision of this Assignment that is held to be inoperative, unenforceable or invalid shall affect the remaining provisions, and to this end all provisions of this Assignment shall be severable.

8.
Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California without giving effect to any conflict of laws principles to the contrary. The parties hereby consent to jurisdiction and venue in the appropriate state and Federal courts sitting in the Northern District of California in any litigation between them arising out of this Assignment. If any provision of this Assignment is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Assignment shall not be affected thereby.

9.
Jurisdiction. In the event of a dispute, either party may commence litigation in the state or federal courts in Santa Clara County, California. The parties irrevocably submit to the exclusive jurisdiction of those courts and agree that final judgment in any action or proceeding brought in such courts will be conclusive and may be enforced in any other jurisdiction upon final and conclusive judgment (a certified copy of which will be conclusive evidence of the judgment) or in any other manner provided by law. Each party irrevocably waives to the fullest extent permitted by applicable law (i) any objection it may have to the laying of venue in any court referred to above; (ii) any claim that any such action or proceeding has been brought in an inconvenient forum; and (iii) any immunity that it or its assets may have from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process.

10.
Notices. All notices from one party to the other required or permitted under this Assignment shall be in writing, shall refer specifically to this Assignment, and shall be delivered in person, or sent by electronic or facsimile transmission for which a confirmation of delivery is obtained, or sent by registered mail or express courier services providing evidence of delivery, in each case to the recipient party’s respective address set forth on the signature page to the MTA (or to such updated address as may be specified in writing to the other party from time to time). Such notices will be deemed effective as of the date so delivered or on the third business day following mailing.

[signatures follow]

NOW, THEREFORE, the parties have executed this Assignment as of the date first written above.

ASSIGNOR:
LIQUIDMETAL COATINGS, LLC

By:	/s/ Larry Buffington
Name:	LARRY BUFFINGTON
Title:	PRESIDENT / CEO

ASSIGNEE:
LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Tony Chung
Name:	Tony Chung
Title:	Chief Financial Officer

SCHEDULE 1 TO ASSIGNMENT

Patents and Patent Applications

Grantor	Patent	Country	Date Filed	Serial No.	Patent No./Status	Issue Date
Liquidmetal Coatings, LLC	Nickel Based Thermal Spray Powder	USA	2/1/10	61,300,318	Pending	—
Liquidmetal Coatings, LLC	Molybdenum- Containing Ferrous Alloy for Improved Thermal Spray Deposition and Hard-Facing	USA	4/28/10	61,315,661	Pending	—

ANNEX 4

LMT Contribution Agreement

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (the “Agreement”) is dated as of August 5, 2010 (the “Effective Date”) by and between LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (“Assignor”), and CRUCIBLE INTELLECTUAL PROPERTY, LLC., a Delaware limited liability company and wholly owned subsidiary of Assignor (“Assignee”).

THIS AGREEMENT is made with reference to the following facts and circumstances:

A.   Assignor and Assignee are, with Apple Inc., Assignee, and Liquidmetal Coatings, LLC, parties to that certain Master Transaction Agreement, dated as of the Effective Date (“MTA”), pursuant to which Assignor has agreed to contribute to Assignee all its right, title and interest in and to the LMT Technology (as defined in the MTA) now existing or hereafter arising until the date falling eighteen (18) months after the Effective Date, including, without limitation, all trade secrets and all patent registrations, patent applications, license agreements, copyright applications and copyright registrations listed on Schedule 1 hereto.

B.    Assignee is willing to accept all of Assignor’s right, title and interest in the LMT Technology.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.
Assignment. Assignor hereby transfers, conveys and assigns to Assignee, effective as of the close of business on the Effective Date, all of Assignor’s right, title and interest in the LMT Technology, now existing or hereafter arising until the date falling eighteen (18) months after the Effective Date, including, without limitation: all trade secrets and all patent registrations, patent applications, license agreements, and trademarks listed on Schedule 1 hereto. Also effective as of the Effective Date, Assignee accepts this assignment of the LMT Technology. In connection with the foregoing, Assignor hereby assigns and delegates, and Assignee hereby assumes, all (i) obligations under agreements included in the LMT Technology and (ii) obligations arising as a matter of law with respect to the LMT Technology. It is intended by the parties that the contribution of the LMT Technology being made by Assignor to Assignee hereunder will qualify as a tax-exempt transaction pursuant to Section 721 of the Internal Revenue Code of 1986, as amended.

2.	No Assignment. This Agreement may not be assigned by any party without the written consent of the other party (which consent may not be unreasonably withheld).

3.
Further Assurances. Each party to this Agreement shall execute and deliver to each other party all documents, and shall take all actions, reasonably required by such other party from time to time to confirm or effect the matters set forth in this Agreement, or otherwise to carry out the purposes of this Agreement.

4.	Entire Agreement. This Agreement, together with the MTA, constitute the entire agreement between the parties with respect to the assignment of the LMT Technology to Assignee.

5.	Successors and Assigns. This Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

6.
Counterparts. This Agreement may be executed in counterparts with the same effect as if the parties had executed one instrument, and each such counterpart shall constitute an original of this Agreement.

7.
Severability. No provision of this Agreement that is held to be inoperative, unenforceable or invalid shall affect the remaining provisions, and to this end all provisions of this Agreement shall be severable.

8.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any conflict of laws principles to the contrary. The parties hereby consent to jurisdiction and venue in the appropriate state and Federal courts sitting in the Northern District of California in any litigation between them arising out of this Agreement. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby.

9.
Jurisdiction. In the event of a dispute, either party may commence litigation in the state or federal courts in Santa Clara County, California. The parties irrevocably submit to the exclusive jurisdiction of those courts and agree that final judgment in any action or proceeding brought in such courts will be conclusive and may be enforced in any other jurisdiction upon final and conclusive judgment (a certified copy of which will be conclusive evidence of the judgment) or in any other manner provided by law. Each party irrevocably waives to the fullest extent permitted by applicable law (i) any objection it may have to the laying of venue in any court referred to above; (ii) any claim that any such action or proceeding has been brought in an inconvenient forum; and (iii) any immunity that it or its assets may have from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process.

10.
Notices. All notices from one party to the other required or permitted under this Agreement shall be in writing, shall refer specifically to this Agreement, and shall be delivered in person, or sent by electronic or facsimile transmission for which a confirmation of delivery is obtained, or sent by registered mail or express courier services providing evidence of delivery, in each case to the recipient party’s respective address set forth on the signature page to the MTA (or to such updated address as may be specified in writing to the other party from time to time). Such notices will be deemed effective as of the date so delivered or on the third business day following mailing.

[signatures follow]

2

NOW, THEREFORE, the parties have executed this Contribution Agreement as of the date first written above.

ASSIGNOR:
LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Larry Buffington
Name:	LARRY BUFFINGTON
Title:	PRESIDENT / CEO

ASSIGNEE:
CRUCIBLE INTELLECTUAL PROPERTY, LLC

By:	/s/ Tony Chung
Name:	Tony Chung
Title:	Chief Financial Officer

3

SCHEDULE 1 TO AGREEMENT

Patents and Patent Applications

Patent	Country	Date Filed	Serial No.	Patent No./Status	Issue Date
Porous Amorphous Alloy for Catalysts	USA	09.10.84	06/649,070	4’608’319	08.26.86
Data Storage Using Amorphous Metallic Storage Medium	USA	11.23.87	07/123,924	4’888’758	12.19.89
Joining Using Bulk Alloys	USA	06.13.94	08/258,766	5’482’580	01.09.96
Composites of Bulk Alloy (Method)	USA	04.06.95	08/417,749	5 567 251	10.22.96
Diamond Composites of Bulk Alloys	USA	08.01.94	08/284,153	5’567’532	10.22.96
Die-Casting of Bulk Alloys	USA	02.16.96	08/602,899	5’711’363	01.27.98
Torsional Spring of Bulk Alloys	USA	08.26.96	08/702,918	5’772’803	06.30.98
Casting of Zr-base Bulk Alloys	USA	09.30.96	08/720,483	5’797’443	08.25.98
Composites of Bulk Alloys	USA	10.15.96	08/732,546	5’866’254	02.02.99
Die-Forming (Molding) of Bulk Alloys	USA	07.17.96	08/683,319	5’896’642	04.27.99
Replication with Bulk Alloys	USA	07.18.96	08/683,320	5’950’704	09.14.99
Composite Kinetic Energy Penetrator	USA	09.24.97	08/937,096	6’010’580	01.04.00
Vacuum Die-Casting	USA	01.23.98	09/012,347	6’021’840	02.08.00
Shaped-Charge Projectiles	USA	02.27.01	09/796,736	6’446’558	09.10.02
Yttrium Addition	USA	10.31.01	10/020,386	6’682’611	01.27.04
Golf Club Made of Bulk Alloy	USA	10.28.97	08/963,131	6’685’577	12.04.95

4

Patent	Country	Date Filed	Serial No.	Patent No./Status	Issue Date
Metal Frame	USA	06.07.02	10/165,466	6’771’490	08.03.04
Metal Frame	UK	06.07.02	02787184.7	1404884	07.11.07
Metal Frame	Germany	06.07.02	60221127.1	60221127	07.11.07
Metal Frame	China	06.07.02	028138414	ZL02813841.4	03.01.06
Metal Frame	Korea	06.07.02	2003- 7016092	10-0908420	07.13.09
Metal Frame	India	06.07.02	2091DELNP 2003	Filed	—
Joining by Casting	USA	07.31.02	10/210,398	6’818’078	11.16.04
Joining by Casting	UK	07.31.02	02761216.7	1415010	01.07.09
Joining by Casting	Germany	07.31.02	02761216.7	60230769.4	01.07.09
Joining by Casting	Italy	07.31.02	48253BE200 9	1415010	01.07.09
Joining by Casting	Japan	07.31.02	2003- 517329	4243589	12.19.08
Joining by Casting	Korea	07.31.02	2004- 7001265	0898657	05.13.09
Gliding Boards	USA	03.07.02	10/093,229	6’843’496	01.18.05
Gliding Boards	Japan	03.07.02	2002- 570783	4216604	11.14.08
Gliding Boards	EPO	03.07.02	0270796722 122	Filed	—
Forming Molded Articles	USA	09.06.02	10/236,792	6’875’293	04.05.05
Forming Molded Articles	China	09.06.02	028198131	ZL02819813.1	01.17.07
Forming Molded Articles	EPO	09.06.02	027802842	Filed	—
Forming Molded Articles	Japan	09.06.02	2003527141	Filed	—
Forming Molded Articles	Korea	09.06.02	2004700338 8	Filed	—
Cutting Tools	USA	03.07.02	10/093,245	6’887’586	05.03.05
Cutting Tools	Japan	03.03,09	2009- 049448	Filed	—

5

Patent	Country	Date Filed	Serial No.	Patent No./Status	Issue Date
Cutting Tools	China	03.07.02	028080815	ZL02808081.5	04.23.08
Cutting Tools	Korea	03.07.02	2003- 7011684	100874694	12.11.08
Improving Bulk Alloys	USA	10.02.02	10/263,965	7’008’490	03.07.06
Improving Bulk Alloys	Japan	10.02.02	2003532717	Filed	—
Improving Bulk Alloys	Korea	10.02.02	2004700498 8	Filed	—
Improving Bulk Alloys	China	10.02.02	0282185915	Filed	—
Thermoplastic Casting (TPC)	USA	01.31.03	10/355,490	7’017’645	03.28.06
Thermoplastic Casting (TPC)	EPO	01.31.03	0373510951 215	EP1499461	09.02.09
Thermoplastic Casting (TPC)	UK	01.31.03	03735109,5 1215	Filed	—
Thermoplastic Casting (TPC)	Germany	01.31.03	03735109.5- 1215	Filed	—
Thermoplastic Casting (TPC)	France	01.31.03	03735109.5- 1215	Filed	—
Thermoplastic Casting (TPC)	China	01.31.03	038043971	ZL03804397.1	11.02.07
Thermoplastic Casting (TPC)	Japan	01.31.03	20106769	Filed	—
Thermoplastic Casting (TPC)	Korea	01.31.03	2004701190 0	Filed	—
Foamed Structures	USA	05.20.03	10/442,707	7’073’560	07.11.06
Foamed Structures	UK	05.20.03	03729048.3 2122	1513637	05.12.08
Foamed Structures	Germany	05.20.03	037290483	60319700.0-.08	03.12.08
Foamed Structures	Korea	05.20.03	2004701877 3	Filed	—
Encapsulated Ceramic Armor	USA	03.11.03	10/386,728	7,157,158	01.02.07

6

Patent	Country	Date Filed	Serial No.	Patent No./Status	Issue Date
Investment Casting of Bulk-Solidifying Amorphous Alloys	USA	09.30.03	10/529,585	7’293’599	11.13.07
Retractable Memory Stick	USA	08.21.06	29/264,947	D563,954	03.11.08
Golf Club Made of Bulk-Solidifying Amorphous Metal	USA	11.25.05	11/288,492	7’357’731	04.15.08
Jewelry Made of Precious Amorphous Alloys and Method of Making Such	USA	10.05.05	10/534,375	7,412,848	08/19/08
Amorphous Alloy Stents	USA	11.18.03	10/534,374	7,500,987	03/10/09
Method of Making In-Situ Composites Comprising Amorphous Alloys	USA	02.11.04	10/545,123	7,520,944	03/21/09
Method of Making Dense Composites of Bulk-Solidifying Alloys and Articles Thereof	USA	06.17.03	10/521,424	7,560,001	7/14/2009
Continuous Casting of Bulk Solidifying Amorphous Alloys	USA	04.14.04	10/552,667	7,575,040	8/18/2009
Pt-Base Bulk Solidifying Amorphous Alloys	USA	12.22.03	10/540,337	7,582,172	9/1/2009
Continuous Casting of Foamed Bulk Amorphous Alloys	USA	04.14.04	10/552,496	7,588,071	9/15/2009
Continuous Casting of Foamed Bulk Amorphous Alloys	Korea	04.14.04	2005- 7019638	Filed	—
Encapsulated Ceramic Armour	USA	12.18.06	11/612,328	7,604,876	10/20/2009
Method of Manufacturing Amorphous Metallic Foam	USA	01.20.04	10/542,438	7,621,314	11/24/2009
Fe-Base In-Situ Composite Alloys Comprising Amorphous Phase	USA	10.01.04	10/573,148	7,618,499	11/17/2009

7

Patent	Country	Date Filed	Serial No.	Patent No./Status	Issue Date
Antenna Structures Made of Bulk-Solidifying Amorphous Alloys	USA	02.17.06	11,844431	Filed	—
Antenna Structures Made of Bulk	UK	02.17.06	07171812	2439852	06/10/2009
Antenna Structures Made of Bulk	China	02.17.06	2006- 800088016	Filed	—
Antenna Structures Made of Bulk	India	02.17.06	6490DELM P2007	Filed	—
Bulk-Solidifying Alloys with Improved Mechanical Properties	USA	12.16.05	11,303,844	Filed	—
High Durability Structures of Amorphous Alloy with a Method of Forming	USA	08.13.04	10,565,839	Filed	—
Medical Implants	USA	08.19.03	10,524,954	Filed	—
Medical Implants	EPO	08.19.03	03788672.8	Filed	—
Metallic Dental Prostheses Made of Bulk-Solidifying Amorphous Alloys and Articles Thereof	USA	08.05.03	10,523,465	Filed	—
Au-Base Bulk Solidifying Amorphous Alloys	USA	10.17.05	11,576,922	Filed	—
Au-Base Amorphous Alloys	EPO	10.17.05	05815431.1	1 805 337	05.05.10
Au-Base Amorphous Alloys	UK	10.17.05	05815431.1	Filed	—
Au-Base Amorphous Alloys	Germany	10.17.05	05815431.1	60- 2005021136.5	—
Au-Base Amorphous Alloys	France	10.17.05	05815431.1	Filed	—
Au-Base Amorphous Alloys	Switzerland	10.17.05	05815431.1	Filed	—
Au-Base Amorphous Alloys	Netherlands	10.17.05	05815431.1	Filed	—
Au-Base Amorphous Alloys	Austria	10.17.05	05815431.1	Filed	—

8

Patent	Country	Date Filed	Serial No.	Patent No./Status	Issue Date
All-Base Amorphous Alloys	Spain	10.17.05	05815431.1	Filed	—
Au-Base Amorphous Alloys	Turkey	10.17.05	05815431.1	Filed	—
Current Collector Plates Made of Bulk-Solidifying Amorphous Alloys	USA	03.18.04	10,548,979	Filed	—
Current Collector Plates Made of Bulk-Solidifying Amorphous Alloys	Japan	10.18.04	2006- 507442	Filed	—
Amorphous Alloy Hooks and Methods of Making Such Hooks	USA	10.24.05	11,577,081	Filed	—
Metallic Mirrors Formed from Amorphous Alloys	USA	10.19.05	11,577,052	Filed	—
Tin-Addition to Amorphous Alloy	USA	06.12.09	61,354,620	Filed	—
Tin-Addition to Amorphous Alloy	Korea	07.23.09	200910- 2009- 0067226	Filed	—
Amorphous Alloy Armor	USA	11.09.09	12,615,097	Filed	—
Hermetic Seal	USA	01.04.10	61,335,294	Filed	—
Nickel Based Thermal Spray Powder Imprint Lithograph with Amorphous Metallic Materials	USA	02.01.10	61,300,381	Filed	—
Thermoplastic Forming Methods for Amorphous Alloys	USA	02.17.10	61,338,138	Filed	—
Ni-Free Beryllium Containing Amorphous Alloy	USA	04.28.10	61,329,054	Filed	—
Molybdenum-Containing Ferrous Alloy for Improved Thermal Spray Deposition and Hard Facing	USA	03.19.10	61,315,661	Filed	—

9

SCHEDULE 1 TO AGREEMENT (CONTINUED)

Trademarks and Trademark Applications

Ref No.	Mark/ Title	App. No./ Filing Date	Reg No./ Issue Date	Status	Inventors/Goods	U.S./ Foreign
LQUID-002T	LIQUIDMETAL (and design)	75/389,648 11/13/1997	2,435,529 03/13/2001	REGISTERED RENEWAL DUE 03/13/2011	CLASS 028: GOLF EQUIPMENT, NAMELY, GOLF CLUBS, GOLF BALLS AND GOLF BAGS	U
LQUID-003T	LIQUIDMETAL (stylized)	75/389,645 11/13/1997	2,480,241 08/21/2001	REGISTERED RENEWAL DUE 08/21/2011	CLASS 028: GOLF EQUIPMENT, NAMELY, GOLF CLUBS, GOLF BALLS AND GOLF BAGS	U
LQUID-004T	LIQUIDMETAL (and design)	75/358,134 09/16/1997	2,312,889 02/01/2000	REGISTERED RENEWAL DUE 02/01/2020	CLASS 006: AMORPHOUS METALS	U
LQUID-005T	LIQUIDMETAL GOLF (and design)	75/351,059 09/03/1997	2,494,583 11/02/2001	REGISTERED RENEWAL DUE 10/02/2011	CLASS 028: TOYS AND SPORTING GOODS, NAMELY, GOLF CLUBS, GOLF BALLS, GOLF CLUB SHAFTS, GOLF GRIPS, GOLF BAGS, TENNIS RACKETS	U
LQUID-008T	LIQUIDMETAL GOLF	75/498,778 06/08/98	2,714,787 05/13/2003	REGISTERED RENEWAL DUE 05/13/2013	CLASS 025: CLOTHING, NAMELY, HATS, PANTS, SHIRTS, SHORTS, SWEATERS, JACKETS AND FOOTWEAR	U
LQUID-013JP (Japan)	LIQUIDMETAL (and design)	016900/1997 02/18/1997	4149191 05/22/1998	REGISTERED RENEWAL DUE 05/22/2018	CLASS 006: AMORPHOUS METALS	F
LQUID-013KS (South Korea)	LIQUIDMETAL (and design)	97-57058 12/10/1997	447777 05/13/1999	REGISTERED RENEWAL DUE 05/13/2019	CLASS 006: ZIRCONIUM AND TITANIUM BASED ALLOYS	F
LQUID-014HK2 (Hong Kong)	LIQUIDMETAL (and design)	793/2001 01/15/2001	B6279/2002 05/24/2002	REGISTERED RENEWAL DUE 01/15/2018	CLASS 028: GAMES AND PLAYTHINGS, GYMNASTIC AND SPORTING ARTICLES	F
LQUID-014JP (Japan)	LIQUIDMETAL (and design)	147446/1997 08/07/1997	4496160 08/03/2001	REGISTERED RENEWAL DUE 08/03/2011
CLASS 028: SPORTING, ATHLETIC AND GYMNASTIC IMPLEMENTS; GAME MACHINES AND APPARATUS; GO GAME EQUIPMENT (JAPANESE BOARD GAME); SHOGI GAME EQUIPMENT (JAPANESE CHESS); DICE; SUGOROKU GAMES (JAPANESE PARCHEESI); DICE CUPS; DIAMOND GAMES; CHESS GAMES; CHECKERS; CONJURING APPARATUS; DOMINOES; MAHJONG EQUIPMENT; BILLIARD APPARATUS; TOYS; DOLLS; TOYS FOR DOMESTIC PETS; WAX FOR SKIS; FISHING TACKLE
F
LQUID-014KS (South Korea)	LIQUIDMETAL (and design)	97-57059 12/10/1997	446249 04/14/1999	REGISTERED RENEWAL DUE 04/14/2019	CLASS 028; GOLF CLUBS, GOLF BALLS AND GOLF BAGS	F
LQUID-014SG (Singapore)	LIQUIDMETAL (and design)	S115181/97 12/15/1997	T97/15181Z 12/15/1997	REGISTERED RENEWAL DUE 12/15/2017	CLASS 028: SPORTING GOODS	F

10

LQUID-014TI (Taiwan)	LIQUIDMETAL (and design)	75/184,482 10/21/1996	854224 06/01/1999	REGISTERED RENEWAL DUE 05/31/2019	CLASS 028: SPORTING GOODS, NAMELY BADMINTON RACKETS, GOLF CLUB HEADS, GOLF CLUB SHAFTS, GOLF CLUBS, GOLF CLUB FACE PLATE INSERTS, FIELD HOCKEY STICKS, ICE HOCKEY STICKS AND TENNIS RACKETS	F
LQUID-015AU (Australia)	LIQUIDMETAL (and design)	750504 12/08/1997	750504 02/11/2000	REGISTERED RENEWAL DUE 12/08/2017	CLASS 028; SPORTING GOODS	F
LQUID-015CA (Canada)	LIQUIDMETAL (and design)	864571 12/18/1997	517,008 09/24/1999	REGISTERED RENEWAL DUE 09/24/2014	CLASS 006: AMORPHOUS METALS CLASS 028: SPORTING GOODS, NAMELY GOLF CLUBS, GOLF BALLS AND GOLF BAGS	F
LQUID-015EU (Europe)	LIQUIDMETAL (and design)	698977 12/08/1997	000698977 09/01/1999	REGISTERED RENEWAL DUE 12/08/2017	CLASS 006: AMORPHOUS METALS CLASS 028: SPORTING GOODS	F
LQUID-018JP (Japan)	LIQUIDMETAL (and design)	016901/1997 02/18/1997	4149192 05/22/1998	REGISTERED RENEWAL DUE 05/22/2018	CLASS 006: AMORPHOUS METALS	F
LQUID-019JP (Japan)	LIQUIDMETAL GOLF (and design)	0167209/1997 10/13/1997	4314788 09/10/1999	REGISTERED RENEWAL DUE 09/10/2019	CLASS 028: TOYS; SPORTING, ATHLETIC AND GYMNASTIC IMPLEMENTS	F
LQUID-020JP (Japan)	LIQUIDMETAL (shaded letters)	147447/1997 08/07/1997	4470501 04/27/2001	REGISTERED RENEWAL DUE 04/27/2011
CLASS 028: SPORTING, ATHLETIC AND GYMNASTIC IMPLEMENTS; GAME MACHINES AND APPARATUS; GO GAME EQUIPMENT (JAPANESE BOARD GAME); SHOGI GAME EQUIPMENT (JAPANESE CHESS); DICE; SUGOROKU GAMES (JAPANESE PARCHEESI); DICE CUPS; DIAMOND GAMES; CHESS GAMES; CHECKERS; CONJURING APPARATUS; DOMINOES; MAHJONG EQUIPMENT; BILLIARD APPARATUS; TOYS; DOLLS; TOYS FOR DOMESTIC PETS; WAX FOR SKIS; FISHING TACKLE
F
LQUID-027T	LIQUIDMETAL	75/434,845 02/17/1998	2,435,558 03/13/2001	REGISTERED RENEWAL DUE 03/13/2011	GLASS 028: GOLF PRODUCTS, NAMELY GOLF CLUBS, GOLF BALLS AND GOLF BAGS	U
LQUID-051U	LIQUIDMETAL		107559 08/03/2001	CA REGISTERED RENEWAL DUE 08/23/2011	GOLF EQUIPMENT; GOLF PRODUCTS; GOLF CLUBS; TOYS AND SPORTING GOODS	U
LQUID-057AU (Australia)	LIQUIDMETAL	946649 03/11/2003	946649 12/07/2006	REGISTERED RENEWAL DUE 03/11/2013	CLASS 028: SPORTING GOODS, NAMELY TENNIS RACKETS, SKIS, SKI POLES AND SNOW BOARDS	F
LQUID-057CA (Canada)	LIQUIDMETAL	1,186,331 08/012003	666,056 06/14/2006	REGISTERED RENEWAL DUE 06/14/2021
CLASS 006: AMORPHOUS METALS CLASS 025: WEARING APPAREL, NAMELY SHIRTS, T-SHIRTS, SHORTS, PANTS, SWEATSHIRTS, SWEATPANTS, HATS, VISORS, SHOES AND BELTS CLASS 028: SPORTING GOODS NAMELY SPORTING KNIVES, TENNIS RACKETS, TENNIS BAGS AND TENNIS CASES, GOLF CLUBS, GOLF BALLS AND GOLF BAGS
F

11

LQUID-057EU (Europe)	LIQUIDMETAL	003091501 03/11/2003	003091501 05/31/2005	REGISTERED RENEWAL DUE 03/11/2013
CLASS 008: SPORTING KNIVES CLASS 025: WEARING APPAREL, INCLUDING SHIRTS, T-SHIRTS, SHORTS, PANTS, SWEATSHIRTS, SWEATPANTS, HATS, VISORS, SHOES AND BELTS CLASS 028: SPORTING GOODS, NAMELY, TENNIS RACKETS; AND MATERIALS USED IN SKIS, SKI POLES AND SNOW BOARDS
F
LQUID-057HK (Hong Kong)	LIQUIDMETAL	300057717 08/24/2004		REGISTERED RENEWAL DUE 08/04/2013	CLASS 028: SPORTING GOODS, NAMELY, TENNIS RACKETS, SKIS, SKI POLES, SNOWBOARDS, TENNIS BAGS, TENNIS CASES, GOLF CLUBS, GOLF BALLS AND GOLF BAGS	F
LQUID-057HU (Hungary)	LIQUIDMETAL	M 03 03314	183038 12/13/2005	REGISTERED RENEWAL DUE 08/05/2013	CLASS 028: SPORTING GOODS, NAMELY, TENNIS RACKETS, TENNIS BAGS, TENNIS CASES, SPORTING KNIVES, AND MATERIALS USED IN SKIS, SKI POLES AND SNOWBOARDS	F
LQUID-057PL (Poland)	LIQUIDMETAL	Z-268178 08/04/2003	176076 06/27/2006	REGISTERED RENEWAL DUE 08/04/2013	CLASS 028: SPORTING GOODS, TENNIS RACKETS, SKIS, SKI POLES, SNOWBOARDS, SPORTING KNIVES, TENNIS BAGS, TENNIS CASES, GOLF CLUBS, GOLF BALLS AND GOLF BAGS	F
LQUID-057MX (Mexico)	LIQUIDMETAL	613402 08/06/2003	843878 07/22/2004	REGISTERED RENEWAL DUE 08/06/2013	CLASS 028: SPORTING GOODS, TENNIS RACKETS, SKIS, SKI POLES, SNOWBOARDS, SPORTING KNIVES, TENNIS BAGS, TENNIS CASES, GOLF CLUBS, GOLF BALLS AND GOLF BAGS	F
LQUID-057RC2 (China)	LIQUIDMETAL	6079477 05/30/2007		PENDING APPLICATION REJECTED; FILED RESPONSE IN 08/2009; TAKES APPROX. 18 MONTHS TO GET DECISION	CLASS 6: AMORPHOUS METALS, METAL CASTINGS AND METAL HINGES FOR CELLULAR PHONES	F

12

LQUID-057RC3 (China)	LIQUIDMETAL	6079478 05/30/2007		PENDING APPLICATION REJECTED; FILED RESPONSE IN 08/2009; TAKES APPROX. 18 MONTHS TO GET DECISION
CLASS 9: CELLULAR TELEPHONES, PERSONAL DATA ASSISTANTS, MP3 PLAYERS, COMPUTER MEMORY HARDWARE, PERSONAL DIGITAL ASSISTANTS, PORTABLE LISTENING DEVICES, CAMCORDERS, CINEMATOGRAPHIC CAMERAS, PHOTOGRAPHIC CAMERAS, COMPACT DISC PLAYERS, COMPUTERS, PRINTERS FOR USE WITH COMPUTERS, MAGNETIC DISKS, GAUGES, LOUDSPEAKERS, MEASURING INSTRUMENTS, PORTABLE TELEPHONES, PROTECTIVE HELMETS, PROTECTIVE HELMETS FOR SPORTS, RADIOS, VEHICLE RADIOS, AUDIO AND VIDEO RECEIVERS, SOUND RECORDING APPARATUS, SPECTACLE FRAMES, SPECTACLES/OPTICS, PERSONAL STEREOS, SUNGLASSES, TELEPHONE APPARATUS, BULLET-PROOF VESTS, VIDEO TELEPHONES, WORKMAN’S PROTECTIVE FACE-SHIELDS, AND PROTECTION DEVICES AGAINST X-RAYS.
F
LQUID-057RU (Russia)	LIQUIDMETAL	2003715095 08/05/2003	297443 10/31/2005	REGISTERED RENEWAL DUE 08/05/2013	CLASS 028: SPORTING GOODS, NAMELY, TENNIS RACKETS, SKIS, SKI POLES, SNOWBOARDS, SPORTING KNIVES, TENNIS BAGS AND TENNIS CASES	F
LQUID-057T	LIQUIDMETAL	78/224,925 03/12/2003	3,159,720 10/17/2006	REGISTERED 8 & 15 DECL. DUE 10/17/2012	CLASS 008: SPORTING KNIVES CLASS 028: SPORTING GOODS, NAMELY, TENNIS RACKETS; AND MATERIALS USED IN SKIS, SKI POLES AND SNOW BOARDS	U
LQUID-058T	LIQUIDMETAL (stylized)	78/225,717 03/14/2003	3,230,417 04/17/2007	REGISTERED 8 & 15 DECL. DUE 04/17/2013
CLASS 008: SPORTING KNIVES CLASS 025: WEARING APPAREL, NAMELY, SHIRTS, T-SHIRTS, SHORTS, PANTS, SWEATSHIRTS, SWEATPANTS, HATS, VISORS, SHOES AND BELTS CLASS 028: SPORTING GOODS, NAMELY, TENNIS RACKETS; AND MATERIALS USED IN SKIS, SKI POLES AND SNOW BOARDS
U
LQUID-059T	PURE ENERGY, PERFECT POWER	78/224,935 03/12/2003	2,955,613 05/24/2005	REGISTERED 8 & 15 DECL. DUE 05/24/2011	CLASS 028: SPORTING GOODS, NAMELY TENNIS RACKETS, SKIS, SKI POLES AND SNOW BOARDS	U

13

LQUID-064T	LIQUIDMETAL			NOT FILED AWAITING CLIENT INSTRUCTIONS
CLASS 025: CLOTHING FOR MEN; WOMEN; JUNIORS; AND CHILDREN, NAMELY SHIRTS, INCLUDING T-SHIRTS; POLO SHIRTS; CASUAL; DRESS; TOPS, BLOUSES; HALTER TOPS; TANK TOPS, SWEATERS, PANTS; INCLUDING CASUAL; SLACKS; AND JEANS, SUITS, DRESSES, INCLUDING CASUAL AND EVENING GOWNS, SKIRTS, COATS AND JACKETS, INCLUDING BLAZERS, UNIFORMS, SLEEPWEAR, INCLUDING PAJAMAS AND NIGHTGOWNS, ROBES, BEACHWEAR AND SWIMWEAR, INCLUDING BATHING SUITS; SWIM TRUNKS; BIKINIS; AND WRAPS, HATS, LOUNGEWEAR, INCLUDING SWEATS; SWEATSHIRTS AND THE LIKE; UNDERWEAR; INCLUDING BOXERS; BRIEFS, PANTIES AND THE LIKE.
U
LQUID-067T	LIQUIDMETAL	78/507,702 18/28/2004	3,610,314 04/21/2009	REGISTERED 8 & 15 DECL. DUE 04/21/2015	CLASS 006: METAL CASTINGS AND METAL HINGES FOR CELLULAR PHONES CLASS 014: JEWELRY	U
LQUID-069T	LIQUIDMETAL (stylized)	78/911,296 06/19/2006	3,633,282 06/02/2009	REGISTERED 8 & 15 DECL. DUE 06/02/2015	CLASS 009: CELLULAR TELEPHONES, PERSONAL DATA ASSISTANTS, MPS PLAYERS, AND COMPUTER MEMORY HARDWARE CLASS 014: WATCHES	U
LQUID-070EU (Europe)	LIQUIDMETAL	005157359 06/23/2006	005157359 08/29/2007	REGISTERED RENEWAL DUE: 06/23/2016
CLASS 009: PERSONAL DIGITAL ASSISTANTS, PORTABLE LISTENING DEVICES, CAMCORDERS, CINEMATOGRAPHIC CAMERAS, PHOTOGRAPHIC CAMERAS, COMPACT DISC PLAYERS, COMPUTERS, PRINTERS FOR USE WITH COMPUTERS, MAGNETIC DISKS, GAUGES, LOUDSPEAKERS, MEASURING INSTRUMENTS, PORTABLE TELEPHONES, PROTECTIVE HELMETS, PROTECTIVE HELMETS FOR SPORTS, RADIOS, VEHICLE RADIOS, AUDIO AND VIDEO RECEIVERS, SOUND RECORDING APPARATUS, SPECTACLE FRAMES, SPECTACLES/OPTICS, PERSONAL STEREOS, SUNGLASSES, TELEPHONE APPARATUS, BULLET-PROOF VESTS, VIDEO TELEPHONES, WORKMAN’S PROTECTIVE FACE-SHIELDS, AND PROTECTION DEVICES AGAINST X-RAYS CLASS 010: MEDICAL DEVICES, NAMELY, HIP JOINT ORTHOPEDIC IMPLANTS AND KNEE BRACES; DENTAL INSTRUMENTS, NAMELY, PICKS, BURRS AND MIRRORS. CLASS 014: WATCHES, CLOCKS AND JEWELRY
F

14

LQUID-070HK (Hong Kong)	LIQUIDMETAL	301217330 10/09/2008		PENDING APPLICATION PUBLISHED; AWAITING CERTIFICATE OF REGISTRATION	CLASS 14: WATCHES, CLOCKS AND JEWELRY	F
LQUID-070JP (Japan)	LIQUIDMETAL	2008-84917 10/20/2008	5233668 05/22/2009	REGISTERED RENEWAL DUE: 0/22/2019	CLASS 14: WATCHES, CLOCKS AND JEWELRY	F

15

SCHEDULE 1 TO AGREEMENT (CONTINUED)

License Agreements

Amended and Restated License Agreement, dated September 1, 2001, by and between California Institute of Technology and Assignor.

16

ANNEX 5

Payoff Letter

FORM OF PAYOFF LETTER

July 20, 2010

Liquidmetal Technologies, Inc. (“LMT”)	WC Collateral Agent LLC
30452 Esperanza	450 Seventh Avenue, Suite 509
Rancho Santa Margarita, CA 92688	New York, NY 10123
Attention: Tony Chung	Attention: Dwight Mamanteo
(“tony.chung@liquidmetal.com)	(dwight@wynnefieldcapital.com)

Re:	Payoff of the 8% Senior Secured Convertible Note (the “Note”) dated May 1, 2009 by LMT in favor of ____________ (“Creditor”)

Dear LMT Management:

LMT has offered to pay Creditor in full of all indebtedness of LMT under the Note on July 23, 2010 (the “Payoff Date”).

Upon receipt of (i) immediately available funds in the amount of _____________ (the “Payoff Amount”), representing all unpaid principal, interest, fees, costs and expenses under the Note, as fully set forth on attached Exhibit A, and (ii) a fully executed counterpart to this letter:

1.           All indebtedness to Creditor under the Note for principal, interest, fees, charges, costs, expenses and all other amounts shall have been paid in full.

2.           Creditor’s security interest in all of LMT’s and LMT’s subsidiaries’ property shall automatically be released, terminated and satisfied, and Creditor shall execute and deliver (and hereby authorizes and directs, WC Collateral Agent LLC, as collateral agent for Creditor’s security interest, to execute and deliver) such releases, termination statements or directions to terminate as LMT may reasonably request, which must be prepared and filed by LMT at LMT’s sole cost and expense.

3.           LMT is authorized by Creditor to file UCC termination statements to terminate Creditor’s security interest in LMT’s personal property Collateral.

4.           The Note, each agreement executed pursuant thereto, and each credit facility extended by Creditor thereunder shall be terminated and the obligations of each party thereunder shall cease to be of any further force or effect.

The Payoff Amount should be sent as follows:

Bank Name:
Bank Address:
Bank Phone #:
Account Name:
Swift code:
Routing #:
Account #:

5.           Creditor shall concurrently herewith deliver (i) the original Note (or an affidavit and indemnity of lost note in a form reasonably acceptable to the Debtor) to WC Collateral Agent LLC pursuant to the escrow letter provided by the Debtor, and (ii) and a copy of such escrow letter, signed by Creditor, to WC Collateral Agent LLC and to the Debtor.

6.           Creditor shall confirm to LMT and WC Collateral Agent LLC that it has received payment in full of the Payoff Amount (as such amount may be increased as set forth below).

7.           Creditor understands that the information contained in this letter is non-public information.

By executing and delivering a copy of this letter to LMT, Creditor hereby represents and warrants that it holds all right, title and interest in and to the Note and all payments of principal, interest, fees and other charges thereunder, in each case, free and clear of all interests therein securing an obligation owed by Creditor, or any claim against Creditor, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts and other encumbrances affecting the Note. Creditor shall defend, indemnify and hold LMT harmless from and against any and all liability, loss, expense (including, without limitation, attorneys’ fees’) or claims incurred by LMT as a result of the foregoing representation and warranty being inaccurate.

In the event that Creditor does not receive the Payoff Amount in immediately available funds on or before the Payoff Date, an additional per diem amount of __________ shall be added to the Payoff Amount for accrued interest. In the event that Creditor does not receive the Payoff Amount in immediately available funds on or before 5:00 p.m. (Eastern Daylight Time) on August 31, 2010, then this letter will automatically terminate and be void and of no further force and effect.

Creditor hereby absolutely and unconditionally releases and forever discharges LMT, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Creditor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this letter, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of Creditor in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of Califoria, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Creditor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Creditor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Notwithstanding anything herein to the contrary, nothing in the foregoing release will release Debtor from any obligations that it may have to Creditor under the terms of the Series A Preferred Stock and Warrants of the Debtor held by the Creditor.

This Payoff Letter shall be governed by and construed in accordance with the laws of the State of California without giving effect to any conflict of laws principles to the contrary. The parties hereby consent to jurisdiction and venue in the appropriate state and Federal courts sitting in the Northern District of California in any litigation between them arising out of this Payoff Letter.

This letter may be signed and exchanged in counterparts, all of which when taken together shall constitute one and the same agreement. Signature by facsimile will also bind the parties to this letter.

Very truly yours,

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

LIQUIDMETAL TECHNOLOGIES, INC.

By
Name:
Title:

Exhibit A

Principal

Interest

TOTAL

ANNEX 6

Apple License

CONFIDENTIAL

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (“Agreement”) is entered into as of August 5, 2010, by and between Apple Inc., a California corporation having an address of 1 Infinite Loop, Cupertino, CA 95014 (“Apple”), and Crucible Intellectual Property, a Delaware limited liability company having an address of 31441 Santa Margarita Pkwy., Suite A #247, Rancho Santa Margarita, California 92688 (“Crucible”). Either Apple or Crucible may be referred to individually herein as a “Party”, and Apple and Crucible may be referred to collectively herein as the “Parties”.

RECITALS

WHEREAS, Apple, LMT, LMC and Crucible have entered into that certain Master Transaction Agreement, dated as of August 5, 2020 (“MTA”) and this Agreement is entered into pursuant the MTA.

NOW THEREFORE, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

Unless a term is defined in this Agreement, all defined terms shall have the meanings specified in the Master Transaction Agreement.

1.1.	“Agreement” shall mean this License Agreement.

1.2.
“Subsidiary” with respect to a Party shall mean any corporation, partnership or other entity, now or hereafter, (i) greater than fifty percent (50%) of whose outstanding shares or securities entitled to vote for the election of directors or similar managing authority is directly or indirectly owned or controlled by a Party hereto, or (ii) a beneficial interest of greater than fifty percent (50%) coupled with ownership or control (either direct or indirect) of greater than fifty percent (50%) of whatever interest represents the right to make executive and/or operational decisions for such entity; provided, however, that in each case such corporation, partnership or other entity shall be deemed to be a Subsidiary only so long as all requisite conditions of being a Subsidiary are met.

1.3	“Effective Date” shall mean the date of this Agreement.

1.4	“Licensed Products” shall mean any product made or sold by or on behalf of Apple Inc. in the field of use of Consumer Electronic Products.

1.5	“Licensees” shall mean and include individually and collectively Apple, and any Subsidiary thereof

1.6	“Licensor” shall mean Crucible.

CONFIDENTIAL

ARTICLE 2
GRANT, PAYMENT, and ENFORCEMENT OF RIGHTS

2.1
Exclusive License Grant. Licensor grants to Licensee a fully paid-up, royalty-free,irrevocable, perpetual, worldwide exclusive license and sublicense, with the right to grant sublicenses, under the LMT Technology in the exclusive field of use of Consumer Electronic Products, to use, reproduce, publish, display, distribute, perform, exploit and disclose the LMT Technology and to make and have made, assemble and have assembled, use, sell, offer to sell, import and offer to import, license and offer to license, distribute and offer to distribute, repair, reconstruct, practice, and maintain Licensed Products, and in connection with its exercise of the foregoing license, to perform any act or step that incorporates, utilizes, embodies or reflects the LMT Technology, including without limitation any such activities that would, absent a license, subject a person or other legal entity to a claim of direct infringement, contributory infringement, inducing infringement, or any other type of infringement. Licensor expressly forfeits the right to use, reproduce, publish, display, distribute, perform, exploit and disclose the LMT Technology in the exclusive field of use of Consumer Electronic Products. Licensee’s exclusive rights in the field of use of Consumer Electronic Products shall be subject to the rights granted to LMT in Section 2.2 of the LMT License Agreement.

2.2
Payment Terms. In consideration of the licenses granted by Licensor hereunder, Apple will pay to or on behalf of Licensor (a) an aggregate amount equal to $[*] (the “Initial Payment”) on the Effective Date and (b) a final payment in an amount equivalent to $[*] less the Initial Payment and repayment to Apple of $[*] in advances made to LMT prior to the date of this Agreement (the “Final Payment”), which shall be payable ninety (90) days after the Closing Date conditioned on LMT’s full and complete compliance with its obligations under the Statement of Work entitled “LMT-Apple Initial Support Period” under Technology Development Agreement of even date herewith between LMT and Apple. The Initial Payment will be deemed to be distributed by Licensor to LMT and will be paid by Licensee directly to selected creditors of LMT and LMT in accordance with the Escrow Agreement of even date herewith among U.S. Bank, Licensor, Licensee, and LMT. The Final Payment will be paid directly by Licensee to LMT and will be deemed to be a distribution by Licensor to LMT.

[*] =
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS AND AN ASTERISK, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONFIDENTIAL

2.3
Enforcement of Rights. Licensor grants to Licensee the exclusive right for enforcement of the Intellectual Property Rights of the LMT Technology in the field of use of Consumer Electronic Products. Licensee shall pay all fees associated with the enforcement of Intellectual Property Rights. Licensee may have the right to take reasonable steps to enforce such Intellectual Property Rights against any infringement of such Intellectual Property Rights. Licensee may: (a) bring actions for enforcement in its own name (where allowed by law), and (b) have unrestricted right to choose strategy and direct any enforcement action. Licensee has the sole and exclusive right to agree to settlement of the enforcement action. Licensee shall be entitled to any monetary recovery from such enforcement action whether from settlement, judgement or otherwise. Licensor shall assist Licensee in bringing an enforcement action, including, where necessary, executing whatever documents are necessary to afford to Licensee the opportunity to bring the action for enforcement. The Parties shall bear their own costs associated with any such enforcement action. In the event that Licensee cannot bring the enforcement action in Licensee’s name, Licensee has the right to either join the Licensor as a party in the enforcement action or to have the enforcement action brought in the name of the Licensor. In connection therewith, Licensee shall: i) have the unestricted right to choose strategy and direct of the enforcement action; ii) have the sole and exclusive right to agree to settlement of the enforcement action; and iii) be entitled to any monetary recovery from such enforcement action whether from settlement, judgment or otherwise. The Parties shall bear their own costs associated with such enforcement action, subject to, if the Licensee receives monetary recovery as a result of the enforcement action, the Licensee shall reimburse the Licensor for Licensor’s reasonable costs out of the monetary recovery. In the event that Licensee should decide not to enforce its rights related to the LMT Technology, then Licensee shall afford to Licensor the opportunity to bring an action for enforcement at its own cost and expense, and to choose strategy and direction of such an action, in which case Licensor shall be entitled to the entire monetary recovery. Notwithstanding the foregoing, either Party may be represented by counsel in any enforcement action, and shall bear its costs associated therewith; however, such costs (including counsel fees) shall not be reimbursable by the other Party, unless otherwise agreed by the Parties. In the event that any enforcement action involves products both inside and outside of the field of Consumer Electronic Products, then Licensor and Licensee shall cooperate in good faith to allocate the costs and recovery associated with such action in proportion to the relative value of the action to the parties.

2.4
Release. Licensor on behalf of itself and its Affiliates, successors and assigns, hereby releases, acquits and forever discharges Licensee, its Affiliates, and all of their respective current and former predecessors, successors, agents, attorneys, insurers, servants, distributors, retailers, resellers, manufacturers, suppliers, employees, officers, directors, users, and customers from any and all claims of infringement and misappropriation of the LMT Technology, that occurred prior to the Effective Date.

2.5
Trademark Usage. In the event that Licensee desires to utilize the Liquidmetal® trademark, or any other trademark or service mark included in the LMT Technology (collectively, the “Trademark”), then Licensee will comply with the following restrictions with respect to its use of the Trademark: (i) all stylized use of the Trademark shall be solely in the original logotype identified by Licensor, except as otherwise agreed in writing by Licensor, (ii) Licensee agrees not to affix the Trademark to products other than the Licensed Products, (iii) Licensee will not utilize the Trademark to refer to any materials other than amorphous metal alloys or composite materials included within the LMT Technology, (iv) Licensee agrees not to modify Trademark or change the appearance of any stylized or logo form of the Trademark, and (v) the “®” icon shall always follow the Trademark, and (v) Licensee agrees not to take any other action that would be reasonably expected to undermine the enforceability of the Trademark.

CONFIDENTIAL

2.6
Subordination of Security Interest. Crucible has granted Apple a security interest in all of its assets, including, without limitation, the LMT Technology which is licensed to Apple pursuant to this Agreement. Crucible hereby agrees that in the event such security interest shall be enforced and, as a result of such enforcement, any of the LMT Technology shall be transferred to any person or entity, (a) such person or entity shall acquire or otherwise receive such LMT Technology subject to all rights, powers and privileges of Apple under this Agreement, (b) such acquirer may not interfere with or disturb Apple’s use and enjoyment of such rights, powers and privileges, and (c) this Agreement shall continue in full force and effect as if such security interest had not been granted or enforced.

ARTICLE 3
CONFIDENTIALITY

3.1	The terms and existence of this Agreement shall be treated as Confidential Information pursuant to the Apple Inc. Confidentiality Agreement, executed on April 30, 2010 by Apple Inc. and LMT.

ARTICLE 4
TERM AND COVENANT NOT TO SUE

4.1	Term. The term of this Agreement commences on the Effective Date and shall continue in perpetuity.

4.2
Rejection. Should Licensor reject this license under section 365(n) of the Bankruptcy Code, Licensee may treat the license as terminated, in which case licensee shall have a claim for damages against Licensor equal to all amounts paid by Apple to or on behalf of LMT, LMC and Crucible pursuant to all Transaction Documents plus interest thereon from the date of such payment until the date on which Apple recovers payment in full of from the defaulting LMT party (or, if LMT is not the defaulting LMT party, LMT pursuant to Section 14 of the MTA) all damages hereunder and under the other Transaction Documents at a rate per annum equal to the greater of (i) 10% or (ii) “prime rate” as reported in The Wall Street Journal in effect from time to time plus two percent. Alternatively, Licensee may elect, under section 365(n) to continue as licensee under this Agreement, and shall only be responsible for the payment of the fees identified in Section 2.2 above.

CONFIDENTIAL

4.3
Covenant Not to Sue. Licensor, on behalf of itself and its respective heirs, executors, successors, assigns, agents and all other persons and entities associated with either of them, covenants that it will not at any time, whether now or in the future, sue, file, assist, or participate in, or cause, assert, or induce any other person or entity to sue, file, assert, or participate in any claim or allegation against any of the following for infringement of Intellectual Property Rights of any of the LMT Technology: (i) Licensee; or (ii) their respective past, present and future owners, shareholders, parents, subsidiaries, successors, assigns, divisions, units, officers, directors, employees, agents, attorneys, or representatives, or (iii) their respective past, present and future direct and indirect vendors, suppliers, manufacturers, distributors, customers, or end users (collectively, “Licensee-Related Entities”) in connection with any act by a Licensee-Related Entity at the direction of or on behalf of Apple related to or in connection with any Apple-branded or Apple-licensed product. This covenant not to sue does not inure to the benefit of any third parties for their conduct that is unrelated to Licensees. For purposes of this paragraph, the grant to LMT or LMC of an exclusive license under the LMT Technology in a field other than Consumer Electronic Products shall not be a violation of this paragraph, even if LMT or LMC is granted, as a part of such exclusive license, the right to sue or otherwise assert infringement claims with respect to such Intellectual Property Rights. Further, Crucible shall not be in breach of this subsection if Crucible participates as a party in any litigation proceedings where any of the Intellectual Property Rights included in the LMT Technology are asserted by another party against Apple, provided that a court of competent jurisdiction shall have ruled that Crucible’s participation as a party is necessary to such proceedings and shall have ordered Crucible to participate as a party.

4.4
Grant-Back of License. Crucible has no right to transfer, assign, sell, convey or otherwise dispose of, any of the LMT Technology and/or the Intellectual Property related thereto. If for any reason, Crucible transfers, assigns, sells, conveys or otherwise disposes of, any of the LMT Technology and/or the Intellectual Property related thereto, Crucible shall grant Apple a fully paid-up, royalty-free, irrevocable perpetual, worldwide, nonexclusive license and sublicense, with the right to grant sublicense, under the LMT Technology to use, reproduce, publish, display, distribute, perform, exploit and disclose the LMT Technology and to make and have made, assemble and have assembled, use, sell, offer to sell, import and offer to import, license and offer to license, distribute and offer to distribute, repair, reconstruct, practice, and maintain Licensed Products, and perform any act or step that incorporates, utilizes, embodies or reflects the LMT Technology, including, without limitation, any such activities that would, absent a license, subject a person or other legal entity to a claim of direct infringement, contributory infringement, inducing infringement, or any other type of infringement. If the nonexclusive license described herein cannot be granted, the transfer, assignment, sale, conveyance of disposing of the LMT Technology and/or the Intellectual Property related thereto by the Crucible shall be void ab initio.

CONFIDENTIAL

4.5
Licensor Obligations. Crucible shall (a) fully perform all obligations and discharge all liabilities under any licenses, sublicenses and other agreements included in the LMT Technology as and when the same are to be performed; (b) without limiting the generality of the foregoing, pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the LMT Technology and all amounts that become due and payable under any trade secrets, licenses, sublicenses and other agreements included in the LMT Technology; (c) promptly provide Apple with copies of all invoices received with respect to payments described in the preceding clause (b) and notice of any payments made pursuant to this Section 4.5 upon making such payment, and upon request of Apple, provide copies of documents as may be reasonably necessary or advisable to confirm that Crucible has performed the obligations set forth in this Section 4.5; (d) promptly following receipt thereof, deliver copies of all notices alleging any breach or default under or asserting any adverse claim in respect of any trade secrets, licenses, sublicenses and other agreements included in the LMT Technology; and (e) upon request from Apple, provide Apple with reasonably detailed reports and copies of documents as may be reasonably necessary or advisable to confirm that Crucible has performed the foregoing obligations. Crucible hereby irrevocably appoints Apple its true attorney in fact to perform any of the following powers, which are coupled with an interest, until termination of this Agreement and may be exercised from time to time by Apple’s officers and employees, or any of them to perform any obligation of Crucible under this Section 4.5, in Crucible’s name or otherwise.

ARTICLE 5
MISCELLANEOUS PROVISIONS

5.1.
All notices from one party to the other required or permitted under this Agreement shall be in writing, shall refer specifically to this Agreement, and shall be delivered in person, or sent by electronic or facsimile transmission for which a confirmation of delivery is obtained, or sent by registered mail or express courier services providing evidence of delivery, in each case to the recipient party’s respective address set forth on the signature page hereof (or to such updated address as may be specified in writing to the other party from time to time). Such notices will be deemed effective as of the date so delivered or on the third business day following mailing.

5.2
Licensor shall not assign, transfer, subcontract or otherwise delegate any of its obligations under this Agreement without Apple’s prior written consent in each instance. Any attempted assignment, transfer, subcontracting or other delegation without such consent shall be void and shall constitute a breach of this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of the parties’ successors and assigns.

5.3
Licensor acknowledges that any breach of this Agreement by it may cause irreparable harm to Apple or its affiliates and that the remedies for breach may include injunctive relief against such breach, in addition to damages and other available remedies. The prevailing party shall be entitled to the award of its reasonable attorneys’ fees in any action to enforce this Agreement.

CONFIDENTIAL

5.4
This Agreement, including any recitals, terms, conditions, and provisions herein, and all exhibits attached hereto and referenced herein, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes and cancels all other prior agreements and understandings of the parties in connection with subject matter. The headings or titles in this Agreement are for purposes of reference only and shall not in any way affect the interpretation or construction of this Agreement.

5.5
No waiver of any of the provisions of this Agreement shall be valid unless in a written document, signed by the party against whom such a waiver is sought to be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder. All amendments of this Agreement shall be made in writing and signed by both parties, and no oral amendment shall be binding on the parties.

5.6
This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any conflict of laws principles to the contrary. The parties hereby consent to jurisdiction and venue in the appropriate state and Federal courts sitting in the Northern District of California in any litigation between them arising out of this Agreement. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby.

5.7
The Parties have had the opportunity to negotiate the terms of this Agreement, and no Party shall be deemed the drafter of all or any portion of this Agreement for purposes of interpretation. The terms of this Agreement shall be binding and shall be strictly construed in any proceeding relating or pertaining to this Agreement. Without affecting the obligations of the Parties otherwise expressed, the term “shall” when used in connection with any act or obligation to be undertaken means an affirmative obligation. The term “including” shall mean “including but not limited to.” All terms shall be construed in the masculine or feminine and in plural or singular as required by the context in which the term is used. The definitions of terms in this Agreement are limited to this Agreement.

5.8
If any one or more of the provisions of this Agreement is held to be invalid, illegal, or unenforceable in any respect, the other provisions shall remain in full force and effect. Any provision deemed invalid, illegal, or unenforceable because its scope is considered excessive shall be modified only to the minimum extent necessary to render the provision valid, legal, and enforceable under California law.

CONFIDENTIAL

5.9
Each Party has had, or has had the opportunity to obtain, the advice of legal, accounting, and other professional advisers regarding the language in this Agreement. No Party has relied on legal counsel for another Party, and no legal counsel or other adviser for a Party shall have any duty or obligation to another Party. Each Party has read and understands this Agreement and is executing this Agreement as the Party’s free act and without duress.

[intentionally blank]

CONFIDENTIAL

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above. Each of the persons signing this Agreement affirms that he or she is duly authorized to do so and thereby to bind the indicated entity. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

APPLE:		CRUCIBLE INTELLECTUAL
PROPERTY, LLC:

By:	/s/ Zadesky	By:	/s/ Tony Chung
Name:	Zadesky	Name:	Tony Chung
Title:	VP Product Design	Title:	Chief Financial Officer
Date:	8/5/10	Date:	8/4/10

Address:	MS 301-4GC	Address:	31441 Santa Margarita Pkwy.
	1 Infinite Loop		Suite A #247
	Cupertino, CA 93014		Rancho Santa Margarita, CA
Attn:	General Counsel		92688
		Attn:	Chief Executive Officer

ANNEX 7

LMT License

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (“Agreement”) is entered into as of August 5, 2010, by and between Liquidmetal Technologies, Inc., a Delaware corporation having an address of 30452 Esperanza, Rancho Santa Margarita, California 92688 (“LMT”), and Crucible Intellectual Property, LLC, a Delaware limited liability company having an address of 31441 Santa Margarita Pkwy., Suite A #247, Rancho Santa Margarita, California 92688 (“Crucible”). Either LMT or Crucible may be referred to individually herein as a “Party”, and LMT and Crucible may be referred to collectively herein as the “Parties”.

RECITALS

WHEREAS, Crucible is a wholly owned subsidiary of LMT; and

WHEREAS, LMT, Liquidmetal Coatings, LLC, a Delaware limited liability company (“LMC”), Crucible, and Apple Inc., a California corporation (“Apple”), have entered into a Master Transaction Agreement of even date herewith (the “MTA”) pursuant to which, among other things, LMT has contributed, transferred, and assigned substantially all of its intellectual property assets to Crucible; and

WHEREAS, in consideration of the contribution, transfer, and assignment by LMT of such intellectual property assets to Crucible (the “Contribution”), Crucible hereby desires to grant to the licenses set forth below upon the terms and conditions set forth herein.

NOW THEREFORE, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

Unless a term is defined in this Agreement, all defined terms shall have the meanings specified in the MTA. For purposes of this Agreement, the following terms and have the meanings set forth below:

1.1.            “Agreement” shall mean this Exclusive License Agreement.

1.2             “Apple License Agreement” shall mean the Exclusive License Agreement of even date herewith between Apple and Crucible pursuant to which Crucible has granted, upon the terms and conditions set forth in such Exclusive License Agreement, an exclusive license under Crucible’s Intellectual Property Rights in the field of use of Consumer Electronic Products.

1.3.            “Subsidiary” with respect to a Party shall mean any corporation, partnership or other entity, now or hereafter, (i) greater than fifty percent (50%) of whose outstanding shares or securities entitled to vote for the election of directors or similar managing authority is directly or indirectly owned or controlled by a Party hereto, or (ii) a beneficial interest of greater than fifty percent (50%) coupled with ownership or control (either direct or indirect) of greater than fifty percent (50%) of whatever interest represents the right to make executive and/or operational decisions for such entity; provided, however, that in each case such corporation, partnership or other entity shall be deemed to be a Subsidiary only so long as all requisite conditions of being a Subsidiary are met. Notwithstanding anything in this paragraph to the contrary, for purposes of this Agreement, LMC shall be deemed to be a Subsidiary of LMT.

1.4             “Effective Date” shall mean the date of this Agreement.

1.5             “Licensed Products” shall mean any product made or sold by or on behalf of LMT or its Subsidiaries or sublicensees m the LMT Fields.

1.6             “Licensees” shall mean and include individually and collectively LMT and any Subsidiary thereof.

1.7             “Licensor” shall mean Crucible.

ARTICLE 2
GRANT, CONSIDERATION, and ENFORCEMENT OF RIGHTS

2.1             Exclusive License Grant. Licensor grants to Licensee a fully paid-up, royalty-free, irrevocable, perpetual, worldwide exclusive license and sublicense, with the right to grant sublicenses, under the LMT Technology in any and all fields of use other than Consumer Electronic Products (the “LMT Fields”), to use, reproduce, publish, display, distribute, perform, exploit and disclose the LMT Technology and to make and have made, assemble and have assembled, use, sell, offer to sell, import and offer to import, license and offer to license, distribute and offer to distribute, repair, reconstruct, practice, and maintain Licensed Products, and perform any act or step that incorporates, utilizes, embodies or reflects, any inventions claimed in the LMT Technology, including, without limitation, any such activities that would, absent a license, subject a person or other legal entity to a claim of direct infringement, contributory infringement, inducing infringement, or any other type of infringement. Notwithstanding the foregoing, the license set forth in this paragraph shall, specifically exclude any LMC Intellectual Property Assets, as that term is defined in the Exclusive License Agreement of even date herewith between Licensor and LMC.

2.2             Nonexclusive License Grant. Licensor grants to Licensee a fully paid-up, royalty-free, irrevocable, perpetual, worldwide nonexclusive license, with the right to grant sublicenses only to Apple, under the LMT Technology in the Nonexclusive Field, to use, reproduce, publish, display, distribute, perform, exploit and disclose the LMT Technology and to make and have made, assemble and have assembled, use, sell, offer to sell, import and offer to import, license and offer to license, distribute and offer to distribute, repair, reconstruct, practice, and maintain Specified Licensed Products, and perform any act or step that incorporates, utilizes, embodies or reflects, any inventions claimed in the LMT Technology in the Nonexclusive Field, including without limitation any such activities that would, absent a license, subject a person or other legal entity to a claim of direct infringement, contributory infringement, inducing infringement, or any other type of infringement. For purposes hereof, “Nonexclusive Field” means the worldwide industry for any of the following products to the extent that such products constitute Consumer Electronic Products: (i) Watches and Watch Components as well as (ii) Jewelry and components for Jewelry, and (iii) Renewable Energy Products. “Specified Licensed Products” means the following products using the Licensed Technology but only to the extent that any such product constitutes a Consumer Electronic Product: (i) Watches and Watch Components as well as (ii) Jewelry and components for Jewelry, and (iii) Renewable Energy Products. The term “Watch Components” includes all watches whether luxury or casual watches. For purposes hereof, the term “Jewelry” means rings, necklaces, pins, cufflinks, and other objects that are ornamental in nature and used for adornment of the human body. “Renewable Energy Products” means components and devices used in systems designed primarily for the conversion, storage, or transport of any form of power, including but not limited to electrical, mechanical and chemical power, from renewable energy sources. As further clarification, Renewable Energy Products are products used in the conversion, storage and transportation function from renewable energy sources as opposed to inert components, such as a casings.

2.3             License Consideration. The licenses and rights granted to Licensee herein are made by Licensee in consideration of (a) the Contribution, (b) Licensee’s performance of (i) all obligations of Licensor under agreements included in the LMT Technology, (ii) all obligations of Licensor arising as a matter of law with respect to the LMT Technology, and (iii) all obligations imposed by the MTA on Licensee with respect to the LMT Technology (the “Technology Obligations”), and (c) the other obligations undertaken by Licensee in this Agreement. Licensee hereby agrees to pay all amounts and to perform all of the Technology Obligations with respect to the LMT Technology.

2.4             Enforcement of Rights. Licensor grants to Licensee the right for enforcement of the Intellectual Property Rights of the LMT Technology in all fields of use. Licensee shall pay all fees associated with the enforcement of Intellectual Property Rights. Licensee shall have the right to take reasonable steps to enforce such Intellectual Property Rights against any infringement of such Intellectual Property Rights. Licensee may: (a) bring actions for enforcement in its own name (where allowed by law), and (b) have unrestricted right to choose strategy and direct any enforcement action. Licensee has the sole and exclusive right to agree to settlement of the enforcement action. Licensee shall be entitled to any monetary recovery from such enforcement action whether from settlement, judgement or otherwise. Licensor shall assist Licensee in bringing an enforcement action, including, where necessary, executing whatever documents are necessary to afford to Licensee the opportunity to bring the action for enforcement. The Parties shall bear their own costs associated with any such enforcement action. In the event that Licensee cannot bring the enforcement action in Licensee’s name, Licensee has the right to either join the Licensor as a party in the enforcement action or to have the enforcement action brought in the name of the Licensor. In connection therewith, Licensee shall: i) have the unrestricted right to choose strategy and direct of the enforcement action; ii) have the sole and exclusive right to agree to settlement of the enforcement action; and iii) be entitled to any monetary recovery from such enforcement action whether from settlement, judgment or otherwise. The Parties shall bear their own costs associated with such enforcement action, subject to, if the Licensee receives monetary recovery as a result of the enforcement action, the Licensee shall reimburse the Licensor for Licensor’s costs out of the monetary recovery. Notwithstanding the foregoing, either Party may be represented by counsel in any enforcement action, and shall bear its costs associated therewith; however, such costs (including counsel fees) shall not be reimbursable by the other Party, unless otherwise agreed by the Parties. Notwithstanding anything set forth in this paragraph. Licensee shall not have the right to take any action under this paragraph to the extent that the Apple License Agreement specifically prohibits Licensee from taking any such action. Licensee may, at its option, grant to its sublicensees any of the rights granted to Licensee under this paragraph to the extent such sublicensee is granted exclusive rights to the LMT Technology in a specified field of use, including the right to either join the Licensor as a party in an enforcement action or to have the enforcement action brought in the name of the Licensor to the extent that the sublicensee cannot bring an enforcement action in its own name, and to the extent provided in any such sublicensee’s sublicense, such sublicensee shall be a third-party beneficiary of the Licensor’s obligation to be joined in any such enforcement action.

2.5             Subordination of License. Licensee acknowledges that Licensor has granted Apple a security interest in all of its assets, including, without limitation, the LMT Technology which is licensed to Licensee pursuant to this Agreement. Licensee agrees that in the event such security interest shall be enforced and, as a result of such enforcement, any of the LMT Technology shall be transferred to any person or entity, (a) such person or entity shall acquire or otherwise receive such LMT Technology free and clear of all rights, powers and privileges of Licensee under this Agreement and (b) this Agreement shall be terminated to the extent such LMT Technology shall have been so acquired upon notice from such acquirer.

2.6             Sublicense Obligations. If Licensee elects to grant any sublicense(s) under this Agreement, any such sublicense agreement must include the following:

(a) a clear statement that, notwithstanding any other provisions in such sublicense, nothing in such sublicense shall give the sublicensee any right to use any portion of the LMT Technology in the field of Consumer Electronic Products (and Licensee shall include in each sublicense agreement the full definition of “Consumer Electronic Products” that is specified in the MTA, for reference);

(b) a clear reservation of LMT-SPE’s right to take any and all actions necessary to defend the LMT Technology in any litigation or administrative proceedings in which the sublicensee is a party; and

(c) a clear reservation of LMT’s right to take any and all actions necessary to defend the LMT Technology in any litigation or administrative proceedings in which the sublicensee is a party.

ARTICLE 3
TERM

3.1             Term. The term of this Agreement commences on the Effective Date and shall continue in perpetuity.

ARTICLE 4
MISCELLANEOUS PROVISIONS

4.1.            All notices from one party to the other required or permitted under this Agreement shall be in writing, shall refer specifically to this Agreement, and shall be delivered in person, or sent by electronic or facsimile transmission for which a confirmation of delivery is obtained, or sent by registered mail or express courier services providing evidence of delivery, in each case to the recipient party’s respective address set forth on the signature page hereof (or to such updated address as may be specified in writing to the other party from time to time). Such notices will be deemed effective as of the date so delivered or on the third business day following mailing.

4.2             Licensor shall not assign, transfer, subcontract or otherwise delegate any of its obligations under this Agreement without Licensee’s prior written consent in each instance. Any attempted assignment, transfer, subcontracting or other delegation without such consent shall be void and shall constitute a breach of this Agreement. Licensee may assign, transfer, subcontract, or otherwise delegate any of its rights or obligations under this Agreement at any time upon notice to Licensor. Subject to the foregoing, this Agreement shall inure to the benefit of the parties’ successors and assigns.

4.3             Licensor acknowledges that any breach of this Agreement by it may cause irreparable harm to Licensee and that the remedies for breach may include injunctive relief against such breach, in addition to damages and other available remedies. The prevailing party shall be entitled to the award of its reasonable attorneys’ fees in any action to enforce this Agreement.

4.4             This Agreement, including any recitals, terms, conditions, and provisions herein, and all exhibits attached hereto and referenced herein, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes and cancels all other prior agreements and understandings of the parties in connection with subject matter. The headings or titles in this Agreement are for purposes of reference only and shall not in any way affect the interpretation or construction of this Agreement.

4.5             No waiver of any of the provisions of this Agreement shall be valid unless in a written document, signed by the party against whom such a waiver is sought to be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder. All amendments of this Agreement shall be made in writing, approved by Apple and signed by both parties, and no oral amendment or amendment made without the approval of Apple shall be binding on the parties. Apple shall be a third-party beneficiary to this provision.

4.6             This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any conflict of laws principles to the contrary. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby.

4.7             Without affecting the obligations of the parties otherwise expressed, the term “shall” when used in this Agreement in connection with any act or obligation to be undertaken means an affirmative obligation. The term “including” shall mean “including but not limited to.” All terms shall be construed in the masculine or feminine and in plural or singular as required by the context in which the term is used. The definitions of terms in this Agreement are limited to this Agreement.

[signatures follow]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above. Each of the persons signing this Agreement affirms that he or she is duly authorized to do so and thereby to bind the indicated entity. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

LIQUIDMETAL TECHNOLOGIES, INC.:		CRUCIBLE INTELLECTUAL PROPERTY, LLC:

By:	/s/ Larry Buffington	By:	/s/ Tony Chung
Name:	LARRY BUFFINGTON	Name:	Tony Chung
Title:	PRESIDENT / CEO	Title:	Chief Financial Officer
Address:	30452 Esperanza	Address:	31441 Santa Margarita Pkwy.,
	Rancho Santa Margarita, CA		Suite A #247
	92688		Rancho Santa Margarita, CA
Attn:	Chief Executive Officer		92688
		Attn:	Chief Executive Officer

ANNEX 8

LMC License

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (“Agreement”) is entered into as of August 5, 2010, by and between Crucible Intellectual Property, LLC, a Delaware limited liability company having an address of 31441 Santa Margarita Pkwy., Suite A #247, Rancho Santa Margarita, California 92688 (“Crucible”), and Liquidmetal Coatings, LLC, a Delaware limited liability company having an address of 900 Rockmead, Suite 240, Kingwood, TX 77339 (“LMC”). Either Crucible or LMC may be referred to individually herein as a “Party”, and Crucible and LMC may be referred to collectively herein as the “Parties”.

RECITALS

WHEREAS, LMC is a majority owned subsidiary of Liquidmetal Technologies, Inc., a Delaware corporation (“LMT”), and Crucible is wholly owned special-purpose subsidiary of LMT;

WHEREAS, LMT, LMC, Apple Inc., a California corporation (“Apple”), and Crucible, have entered into a Master Transaction Agreement of even date herewith (the “MTA”) pursuant to which, among other things: (i) LMT has contributed, transferred, and assigned substantially all of its intellectual property assets (the “LMT Intellectual Property”) to Crucible, and (ii) Crucible has granted to Apple, under an Exclusive License Agreement of even date herewith between Crucible and Apple (the “Apple License Agreement”), an exclusive, worldwide, perpetual, fully paid-up right and license to exploit the LMT Intellectual Property in the field of use of Consumer Electronic Products (as defined in the MTA), and (iii) Crucible has granted to LMT, under an Exclusive License Agreement of even date herewith between Crucible and LMT (the “LMT License Agreement”), an exclusive, worldwide, perpetual, fully paid-up right and license to exploit the LMT Intellectual Property in all fields of use other than Consumer Electronic Products;

WHEREAS, immediately prior to the above-described contribution of the LMT Intellectual Property to Crucible, LMC and LMT have entered into an Assignment and Assumption Agreement of even date herewith pursuant to which LMC assigned and transferred certain intellectual property rights to LMT (the “LMC Assignment”);

WHEREAS, as a result of the LMC Assignment, the LMC Intellectual Property Assets (as defined below) are included within the LMT Intellectual Property contributed to Crucible by LMT pursuant to the MTA; and

WHEREAS, as a condition to and in consideration of the LMC Assignment, Crucible desires to hereby license the LMC Intellectual Property Assets back to LMC upon the terms and conditions set forth herein.

NOW THEREFORE, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

Unless a term is defined in this Agreement, all defined terms shall have the meanings specified in the MTA. For purposes of this Agreement, the following terms and have the meanings set forth below:

1.1.            “Agreement” shall mean this Exclusive License Agreement.

1.3.            “Subsidiary” with respect to a Party shall mean any corporation, partnership or other entity, now or hereafter, (i) greater than fifty percent (50%) of whose outstanding shares or securities entitled to vote for the election of directors or similar managing authority is directly or indirectly owned or controlled by a Party hereto, or (ii) a beneficial interest of greater than fifty percent (50%) coupled with ownership or control (either direct or indirect) of greater than fifty percent (50%) of whatever interest represents the right to make executive and/or operational decisions for such entity; provided, however, that in each case such corporation, partnership or other entity shall be deemed to be a Subsidiary only so long as all requisite conditions of being a Subsidiary are met.

1.4             “Effective Date” shall mean the date of this Agreement.

1.5             “Licensed Products” shall mean any product made or sold by or on behalf of LMC or its Subsidiaries or sublicensees in the LMC Fields.

1.6             “Licensees” shall mean and include individually and collectively LMC and any Subsidiary thereof.

1.7             “Licensor” shall mean Crucible.

1.8             “LMC Intellectual Property Assets” means the Intellectual Property Rights transferred and assigned by LMC to LMT under the LMC Assignment.

ARTICLE 2
GRANT, CONSIDERATION, and ENFORCEMENT OF RIGHTS

2.1             Exclusive License Grant.  Licensor grants to Licensee a fully paid-up, royalty-free, irrevocable, perpetual, worldwide exclusive license, with the right to grant sublicenses, under the LMC Intellectual Property Assets in any and all fields of use other than Consumer Electronic Products (the “LMC Fields”), to use, reproduce, publish, display, distribute, perform, exploit and disclose the LMC Intellectual Property Assets and to make and have made, assemble and have assembled, use, sell, offer to sell, import and offer to import, license and offer to license, distribute and offer to distribute, repair, reconstruct, practice, and maintain Licensed Products, and perform any act or step that incorporates, utilizes, embodies or reflects, any inventions claimed in the LMC Intellectual Property Assets, including without limitation any such activities that would, absent a license, subject a person or other legal entity to a claim of direct infringement, contributory infringement, inducing infringement, or any other type of infringement.

2.2             Consideration. The licenses and rights granted to Licensee herein are made by Licensee in consideration of (a) the LMC Assignment, (b) Licensee’s performance of (i) all obligations of Licensor under agreements included in the LMC Intellectual Property Assets, (ii) all obligations of Licensor arising as a matter of law with respect to the LMC Intellectual Property Assets, and (iii) all obligations imposed by the MTA on Licensee with respect to the LMC Intellectual Property Assets (the “Technology Obligations”), and (c) the other obligations undertaken by Licensee in this Agreement. Licensee hereby agrees to pay all amounts and to perform all of the Technology Obligations with respect to the LMC Intellectual Property Assets.

2.3             Enforcement of Rights. Licensor grants to Licensee the right for enforcement of the LMC Intellectual Property Assets in all fields of use other than Consumer Electronic Products. Licensee shall pay all fees associated with the enforcement of Intellectual Property Rights. Licensee shall have the right to take reasonable steps to enforce such Intellectual Property Rights against any infringement of such Intellectual Property Rights. Licensee may: (a) bring actions for enforcement in its own name (where allowed by law), and (b) have unrestricted right to choose strategy and direct any enforcement action. Licensee has the sole and exclusive right to agree to settlement of the enforcement action. Licensee shall be entitled to any monetary recovery from such enforcement action whether from settlement, judgement or otherwise. Licensor shall assist Licensee in bringing an enforcement action, including, where necessary, executing whatever documents are necessary to afford to Licensee the opportunity to bring the action for enforcement. The Parties shall bear their own costs associated with any such enforcement action. In the event that Licensee cannot bring the enforcement action in Licensee’s name, Licensee has the right to either join the Licensor as a party in the enforcement action or to have the enforcement action brought in the name of the Licensor. In connection therewith. Licensee shall: i) have the unrestricted right to choose strategy and direct of the enforcement action; ii) have the sole and exclusive right to agree to settlement of the enforcement action; and iii) be entitled to any monetary recovery from such enforcement action whether from settlement, judgment or otherwise. The Parties shall bear their own costs associated with such enforcement action, subject to, if the Licensee receives monetary recovery as a result of the enforcement action, the Licensee shall reimburse the Licensor for Licensor’s costs out of the monetary recovery. Notwithstanding the foregoing, either Party may be represented by counsel in any enforcement action, and shall bear its costs associated therewith; however, such costs (including counsel fees) shall not be reimbursable by the other Party, unless otherwise agreed by the Parties.

2.4             Subordination of Security Interest. Licensor has granted Apple a security interest in all of its assets, including, without limitation, the LMC Intellectual Property Assets which are licensed to Licensee pursuant to this Agreement. Licensor hereby represents and warrants that in the event such security interest shall be enforced and, as a result of such enforcement, any of the LMC Intellectual Property Assets shall be transferred to any person or entity, (a) such person or entity shall acquire or otherwise receive such LMC Intellectual Property Assets subject to all rights, powers and privileges of Licensee under this Agreement, (b) such acquirer may not interfere with or disturb Licensee’s use and enjoyment of such rights, powers and privileges, and (c) this Agreement shall continue in full force and effect as if such security interest had not been granted.

2.5             Sublicensee Obligations. If Licensee elects to grant any sublicense(s) under this Agreement, any such sublicense agreement must include the following:

(a)     a clear statement that, notwithstanding any other provisions in such sublicense, nothing in such sublicense shall give the sublicensee any rights to use any portion of the LMT Technology in the field of Consumer Electronic Products (and Licensee shall include in each sublicense agreement the full definition of “Consumer Electronic Products” that is specified in the MTA, for reference);

(b)     a clear reservation of Licensor’s right to take any and all actions necessary to defend the LMT Technology in any litigation or administrative proceedings in which the sublicensee is a party; and

(c)     a clear reservation of LMC’s right to take any and all actions necessary to defend the LMT Technology in any litigation or administrative proceedings in which the sublicensee is a party.

ARTICLE 3
TERM

3.1             Term. The term of this Agreement commences on the Effective Date and shall continue in perpetuity.

ARTICLE 4
MISCELLANEOUS PROVISIONS

4.1.            All notices from one party to the other required or permitted under this Agreement shall be in writing, shall refer specifically to this Agreement, and shall be delivered in person, or sent by electronic or facsimile transmission for which a confirmation of delivery is obtained, or sent by registered mail or express courier services providing evidence of delivery, in each case to the recipient party’s respective address set forth on the signature page hereof (or to such updated address as may be specified in writing to the other party from time to time). Such notices will be deemed effective as of the date so delivered or on the third business day following mailing.

4.2            Neither Party shall be permitted to assign, transfer, subcontract or otherwise delegate any of its obligations under this Agreement without the other Party’s prior written consent, provided that either Party may assign this Agreement upon written notice to the other Party upon written notice to the other Party provided that (i) assignee agrees in writing to be bound by the assigning Party’s obligations under this Agreement and (ii) no such assignment shall relieve the assigning Party of its obligations under this Agreement, provided, further, that nothing in this Section 4.2 or any other provision of this Agreement shall prohibit Licensee from a granting a security interest in its licenses and rights under this Agreement or impair the validity or enforceability of any such security interest. Any attempted assignment, transfer, subcontracting or other delegation in violation of the preceding sentence shall be void and shall constitute a breach of this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of the parties’ successors and assigns.

4.3                Licensor acknowledges that any breach of this Agreement by it may cause irreparable harm to Licensee and that the remedies for breach may include injunctive relief against such breach, in addition to damages and other available remedies. The prevailing party shall be entitled to the award of its reasonable attorneys’ fees in any action to enforce this Agreement.

4.4                This Agreement, including any recitals, terms, conditions, and provisions herein, and all exhibits attached hereto and referenced herein, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes and cancels all other prior agreements and understandings of the parties in connection with subject matter. The headings or titles in this Agreement are for purposes of reference only and shall not in any way affect the interpretation or construction of this Agreement.

4.5                No waiver of any of the provisions of this Agreement shall be valid unless in a written document, signed by the party against whom such a waiver is sought to be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder. All amendments of this Agreement shall be made in writing, approved by Apple and signed by both parties, and no oral amendment or amendment made without the approval of Apple shall be binding on the parties. Apple shall be a third-party beneficiary to this provision.

4.6                This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any conflict of laws principles to the contrary. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby.

4.7                Without affecting the obligations of the parties otherwise expressed, the term “shall” when used in this Agreement in connection with any act or obligation to be undertaken means an affirmative obligation. The term “including” shall mean “including but not limited to.” All terms shall be construed in the masculine or feminine and in plural or singular as required by the context in which the term is used. The definitions of terms in this Agreement are limited to this Agreement.

[Signatures follow]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above. Each of the persons signing this Agreement affirms that he or she is duly authorized to do so and thereby to bind the indicated entity. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

CRUCIBLE INTELLECTUAL PROPERTY, LLC:		LIQUIDMETAL COATINGS, LLC:

By:	/s/ Tony Chung	By:	/s/ Larry Buffington
Name:	Tony Chung	Name:	LARRY BUFFINGTON
Title:	Chief Financial Officer	Title:	PRESIDENT/CEO

Address: 31441 Santa Margarita Pkwy.		Address: 900 Rockmead, Suite 240,
Suite A #247		Kingwood, TX 77339
Rancho Santa Margarita, CA 92688		Attn: Chief Executive Officer
Attn: Chief Executive Officer

ANNEX 9

Technology Development Agreement

APPLE CONFIDENTIAL

APPLE – LMT TECHNOLOGY DEVELOPMENT AGREEMENT

This Technology Development Agreement (the “Agreement”) is made effective as of the Closing Date, as defined in the Master Transaction Agreement, by and between Apple Inc., a California corporation having its principal place of business at 1 Infinite Loop, Cupertino, California 95014, United States (“Apple”), and Liquidmetals Technology, Inc. (“LMT”), a Delaware corporation having its principal place of business at 30452 Esperanza, Rancho Santa Margarita, CA 92688 (“Company”). This Agreement is being entered into pursuant to that certain Master Transaction Agreement of even date herewith between the parties hereto (the “MTA”), and any capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed thereto in the MTA.

1)	Scope and Standards of Work.

a)
Company shall provide, at no additional cost to Apple, technical assistance reasonably requested by Apple to effect i) the transfer by LMT of the non-patent LMT Technology and ii) the granting of the Exclusive License and License by LMT-SPE to Apple, for a 90-day period following the Closing Date (“the Initial Support Period”). Such technical assistance will be provided with LMT’s existing staff and resources, and LMT will not be required to hire or engage additional personnel in order to provide such technical assistance.

b)
Company shall provide, at no additional cost to Apple, any technology development services specified in Statements of Work under this Agreement, agreed to by Apple and the Company prior to the Closing Date (the “Pre-Closing Statements of Work” or “Pre-Closing SOWs”)

c)
Company shall provide, after the Initial Support Period, technical assistance and consultation to Apple as described in, and in accordance with the time tables set forth in, Statements of Work under this Agreement (the “Post-Closing Statements of Work” or “Post-Closing SOWs”).

d)
The technical assistance defined in (a), the technology development services defined in (b), and technical assistance and consultation defined in (c) shall be referred to collectively as the “Services”. The Pre-Closing SOWs and the Post-Closing SOWs shall be referred to collectively as the “Statements of Work” or “SOWs”.

e)
Company shall conduct all Services in accordance with all applicable Apple and generally accepted standards for Services of the type to be performed, as may be more fully provided in the Statements of Work (the “Applicable Standards”). Company shall at all times be responsible to remain current and updated as to all changes in the Applicable Standards.

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APPLE CONFIDENTIAL

f)
Apple may request reasonable changes to the Statement of Works prior to completion. No such proposed changes, including without limitation any associated changes in the price, payment schedules, and projected completion dates, shall be effective unless accepted in writing by authorized representatives of both Company and Apple.

g)
Company warrants that its employees, agents, and approved subcontractors, if any, involved in performance of the Services shall have the experience and expertise necessary to perform such Services and will at all times be bound by appropriate agreements to vest in Company all of their right, title and interest in any Project Work Product (as defined below) or inventions, data, improvements, discoveries, ideas, processes, formulas, techniques, works of authorship, and know-how that are to be property of Apple or otherwise protected pursuant to Sections 3, 5 and 6 below.

h)
Company represents and warrants that Company is not under any obligation in conflict or in any way inconsistent with the provisions of this Agreement or its provision of the Services. Company represents and warrants that Company’s performance of the Services and this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Company in confidence or in trust. Company warrants that it shall not, in the performance of any Services or in preparing to do so, violate any applicable law or infringe or misappropriate any intellectual properties of any third party, except to the extent due directly to Company’s following instructions given to it by Apple.

i)
Company agrees to notify Apple promptly if Company knows or has reason to believe that the Statements of Work or any instructions from Apple would, if followed by Company, violate any applicable law or infringe or misappropriate any intellectual properties of any third party or be inconsistent with the Applicable Standards.

2)
Apple Materials. Apple shall provide items and materials as specified in the SOWs (the “Project Materials”). Company agrees that all such Project Material shall be and remain the sole and exclusive property of Apple. Project Material provided by Apple will be used by Company only for the purpose described in the Statements of Work and will not be transferred to any third party without first obtaining written authorization from Apple in each instance. Company agrees that it shall not, without Apple’s express prior written authorization in each instance, analyze, disassemble, decompile, or otherwise reverse engineer any Apple Materials, except to the extent the Statements of Work explicitly directs Company to do so. Upon completion of the Services, any unused Project Material will be returned to Apple or destroyed at the sole discretion of Apple.

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3)	Communication, Visits, Results, and Reports.

a)
All results, reports, findings, conclusions, work papers, notebooks, electronic records, samples, prototypes, deliverables, and any other information or materials in any form or format arising out of performance of the Services by or for Company (the “Project Work Product”) will be the sole property of Apple and shall become part of the Confidential Information to be protected under this Agreement. Company will retain and preserve all Project Work Product in accordance with the Applicable Standards and as set forth in the Statement of Work. No Project Work Product will be destroyed or otherwise disposed of by Company without authorization in writing in advance from Apple in each instance. Company shall, upon Apple’s request from time to time, promptly deliver any and all Project Work Product and any work-in-process to Apple.

b)
Company shall prepare and provide one or more draft and final report(s) at the intervals, and upon completion of the Services, as more fully described in the Statements of Work. All reports shall be formatted and delivered to Apple in accordance with the Statements of Work.

c)
Apple will be solely responsible, at its discretion in accordance with applicable law, for any reporting to appropriate government agencies any Project Work Product generated during performance of the Services.

d)
Company shall permit Apple’s representatives to visit Company facilities during normal working hours and with reasonable frequency to perform quality assurance audits, observe progress of the Services, to discuss the Services with appropriate officials and other personnel of Company, and to inspect records and data relevant to the Services. Facility visits shall also be permitted during the data retention period specified in the Statements of Work.

4)
Compensation for Post-Closing SOWs. Apple will, in accordance with the payment and milestone schedules set forth in the Post-Closing SOWs (the “Fees and Payment Schedule”), and as complete compensation to Company, pay Company the fees set forth in the Fees and Payment Schedule. Company will be reimbursed only for expenses which are expressly provided for in the Fees and Payment Schedule or which have been approved in advance in writing by an authorized Apple representative. Expense reimbursements will be made within forty-five (45) days of receipt of Company’s invoice, provided Company has furnished such documentation for authorized expenses as Apple may reasonably request. Otherwise, and except for the Apple Materials, if any, Company shall supply without separate charge all facilities, utilities, equipment, supplies, personnel, information, rights, and other items required for the timely performance by Company of the Services.

5)
Confidentiality. The disclosure and use of all confidential information pursuant to this Agreement, including, but not limited to, this Agreement, the Project Materials, any technical information provided by the Company, and all Project Work Product, shall be subject to the terms of the Parties’ existing Confidentiality Agreement, dated April 30, 2010, the terms of which are incorporated by reference herein.

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6)	Intellectual Properties.

a)
No right or license to Apple’s intellectual property is granted or implied as a result of this Agreement or the Services, except to the limited extent necessary to conduct the Services during the term hereof. The transfer of Project Material provided herein does not constitute a public disclosure.

b)
All right, title and interest in all Project Work Product and any and all inventions, data, improvements, discoveries, ideas, processes, formulas, techniques, works of authorship, and know-how, whether patentable or not, conceived, reduced to practice, authored, or otherwise created or developed by or for Company in the course of performing any Services or otherwise arising therefrom, and all intellectual property covering such inventions including without limitation rights to patents, patent applications, patents, and copyrights (“Project IP”), shall be the property of Apple, and Company hereby transfers and assigns the same to Apple. Company shall communicate to Apple any of the same promptly and fully upon their creation or development. Company shall execute all papers and take all actions that Apple reasonably deems necessary or advisable for the filing and prosecution of patent applications or copyright or other registrations and, if appropriate, maintenance of patents or other rights or properties that may issue therefrom, including without limitation execution of any assignments or other agreements further evidencing Apple’s ownership thereof. Inventorship shall be determined under principles of U.S. patent law and practice. If Company uses in the Services or incorporates or causes to be incorporated into any Project Work Product any inventions, works of authorship, developments, improvements, data, materials, or trade secrets owned or controlled by Company, or to the extent that any inventions, works of authorship, developments, improvements, data, materials, or trade secrets owned or controlled by Company are required for any use or exploitation by Apple of the Project Work Product, Company hereby grants to Apple a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license, with the right to grant sublicenses, to make, have made, copy, modify, make derivative works of, display, perform, publish, use, sell, offer for sale, import and otherwise exploit such inventions, works of authorship, developments, improvements, data, materials, and trade secrets in connection with the Project Work Product or any improvements, derivatives, or successors to them.

c)
Apple hereby grants to Company a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license under the Project Work Product and Project IP, with the right to grant sublicenses, to make, have made, copy, modify, make derivative works of, display, perform, publish, use, sell, offer for sale, import and otherwise exploit such inventions, works of authorship, developments, improvements, data, materials, and trade secrets in connection with the Project Work Product or Project IP, or any improvements, derivatives, or successors to them, solely for use outside of Apple’s exclusive license field of Consumer Electronic Products.

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7)	Indemnification. Company shall defend, indemnify and hold Apple harmless in accordance with the provisions of the MTA.

8)
Term and Termination. This Agreement shall have a term of three (3) years from the Closing Date. This Agreement may be renewed, at Apple’s sole option, for successive one-year terms. Apple may at any time terminate this Agreement upon written notice to Company. In event of termination by Apple following initiation of substantial work by Company under the Post-Closing Statements of Work, the amounts payable to Company will be prorated based on actual work performed and costs incurred prior to the date of Apple’s notice of termination, plus any unavoidable costs associated with termination of the Services, all such costs to be detailed in a final invoice delivered to Apple within sixty (60) days after termination of the Agreement. In no event shall any such post-termination payment exceed the next installment of the fees and expenses provided for in the Fees and Payment Schedule. Upon termination Company shall return to Apple all Apple Materials in its possession, together with completed or partially completed reports, data and samples, except for copies maintained for archival purposes to the extent permitted under the Statements of Work. The provisions of Sections 1(d), 1(e), 1(f), 1(g), 2, 3(a), 4, 5, 6, 7, 8, 9 and 10 of this Agreement shall survive the expiration or termination of this Agreement.

9)	Miscellaneous.

a)
All notices from one party to the other required or permitted under this Agreement shall be in writing, shall refer specifically to this Agreement, and shall be delivered in person, or sent by electronic or facsimile transmission for which a confirmation of delivery is obtained, or sent by registered mail or express courier services providing evidence of delivery, in each case to the recipient party’s respective address set forth on the signature page hereof (or to such updated address as may be specified in writing to the other party from time to time). Such notices will be deemed effective as of the date so delivered or on the third business day following mailing.

b)
Apple has entered into this Agreement based on Company’s particular proffered expertise. Company shall not assign, transfer, subcontract or otherwise delegate any of its obligations under this Agreement without Apple’s prior written consent in each instance. Any attempted assignment, transfer, subcontracting or other delegation without such consent shall be void and shall constitute a breach of this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of the parties’ successors and assigns.

c)
Company acknowledges that any breach of this Agreement by it may cause irreparable harm to Apple or its affiliates and that the remedies for breach may include injunctive relief against such breach, in addition to damages and other available remedies. The prevailing party shall be entitled to the award of its reasonable attorneys’ fees in any action to enforce this Agreement.

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APPLE CONFIDENTIAL

d)
This Agreement, including any SOWs and the Confidentiality Agreement referenced herein, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes and cancels all other prior agreements and understandings of the parties in connection with subject matter. The headings or titles in this Agreement are for purposes of reference only and shall not in any way affect the interpretation or construction of this Agreement.

e)
No waiver of any of the provisions of this Agreement shall be valid unless in a written document, signed by the party against whom such a waiver is sought to be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder. All amendments of this Agreement shall be made in writing and signed by both parties, and no oral amendment shall be binding on the parties.

f)
This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any conflict of laws principles to the contrary. The parties hereby consent to jurisdiction and venue in the appropriate state and Federal courts sitting in the Northern District of California in any litigation between them arising out of this Agreement. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby.

g)
In the event of a dispute, either party may commence litigation in the state or federal courts in Santa Clara County, California. The Parties irrevocably submit to the exclusive jurisdiction of those courts and agree that final judgment in any action or proceeding brought in such courts will be conclusive and may be enforced in any other jurisdiction upon final and conclusive judgment (a certified copy of which will be conclusive evidence of the judgment) or in any other manner provided by law. Each party irrevocably waives to the fullest extent permitted by applicable law (i) any objection it may have to the laying of venue in any court referred to above; (ii) any claim that any such action or proceeding has been brought in an inconvenient forum; and (iii) any immunity that it or its assets may have from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process.

h)	Neither Apple nor Company will issue press releases or other publicity regarding the Agreement or its subject matter without the prior written approval of the other

IN WITNESS WHEREOF, the parties have executed this Development Agreement as of the effective date shown above. Each of the persons signing this Agreement affirms that he or she is duly authorized to do so and thereby to bind the indicated entity. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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APPLE CONFIDENTIAL

APPLE:		COMPANY:

By:	/s/ Zadesky	By:	/s/ Tony Chung
Name:	Zadesky	Name:	Tony Chung
Title:	VP Product Design	Title:	Chief Financial Officer
Date:	8/5/10	Date:	8/4/10

Address:	1 Infinite Loop	Address:
305-IDR
Cupertino, CA 95014
Attn:		Attn:

7

ANNEX 10

LMT Security Agreement

SECURITY AGREEMENT

1.           Grant of Security Interest. For valuable consideration, the undersigned LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (“Debtor”), hereby grants and transfers to APPLE INC., a California corporation (“Creditor”), a security interest in all of the property of Debtor, now existing or hereafter arising, described on Exhibit A attached hereto (collectively, the “Collateral”), subject to and in accordance with the terms of this Agreement.

2.           Obligations Secured. The obligations secured hereby are the payment and performance of: (a) all present and future obligations of Debtor to Creditor under the Master Transaction Agreement of even date herewith (“MTA”) and the “Transaction Documents” (as defined in the MTA) between Debtor and Creditor, as the same may be amended, modified, supplemented or amended and restated from time to time; and (b) all obligations of Debtor and rights of Creditor under this Agreement, as the same may be amended, modified, supplemented or amended and restated from time to time (the “Obligations”). The word “Obligations” is used herein in its most comprehensive sense and includes any and all debts, obligations and liabilities of Debtor under the MTA and Transaction Documents, including, without limitation, the obligation to pay damages to Creditor relating to the MTA.

3.           Termination. This Agreement and the security interests hereunder will terminate upon the earlier of (a) the payment and performance of all obligations of Debtor to Creditor under the Transaction Documents or (b) the second (2nd) anniversary of the date of this Agreement; provided that if an Event of Default under this Agreement or an “Event of Default” under the Security Agreement of even date between Crucible Intellectual Property, LLC and Creditor shall have occurred and be continuing on the second (2nd) anniversary of the date of this Agreement, this Agreement shall not terminate until such Event of Default has been cured or waived by Creditor. Upon the termination of this Agreement and the security interests hereunder, Creditor will, upon the written request of Debtor, confirm such termination in writing and file (or grant Debtor in writing authorization to file) any termination statements or lien releases necessary to evidence the termination of this Agreement and the security interests hereunder.

4.           Covenants of Debtor.

(a)            Debtor, agrees in general: (i) to indemnify Creditor against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (ii) to permit Creditor to exercise its powers; (iv) to execute and deliver such documents as Creditor deems necessary to create, perfect and continue the security interests contemplated hereby; (v) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Creditor prior written notice thereof; (vi) not to change the places where Debtor keeps any Collateral or Debtor’s records concerning the Collateral and Proceeds without giving Creditor prior written notice of the address to which Debtor is moving same; and (vii) to cooperate with Creditor in perfecting all security interests granted herein and in obtaining such agreements from third parties as Creditor deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

(b)            If Debtor shall at any time hold or acquire any certificated securities comprising any part of the Collateral, Debtor shall forthwith endorse, assign and deliver the same to Creditor, accompanied by such instruments of transfer or assignment duly executed in blank as Creditor may from time to time specify.

(c)            If and when Debtor shall obtain rights to any (i) patents or patent applications; (ii) copyright registrations or copyright registration applications; (iii) mask works or mask work registration applications; (iv) trademark registrations or trademark registration applications; and (v) domain names that is included in the LMT Technology (all of the intellectual property described in clauses (i) through (iv), whether now owned or hereafter acquired, is collectively referred to herein as the “Registered Intellectual Property”), Debtor shall notify Creditor of such fact and make all necessary or appropriate filings with respect thereto to cause the security interest in such Registered Intellectual Property to be perfected. Debtor shall promptly and diligently register any such patent, copyright, trademark, service mark, trade name or other proprietary rights of Debtor which is registerable with the applicable governmental or other registration authority. Without the prior written consent of Creditor, Debtor shall not apply to register any copyrightable works or mask works with the U.S. Copyright Office, and any consent to such registration shall be conditioned upon Debtor executing such documents and taking such further actions as Creditor shall reasonably request in its sole discretion to perfect and continue perfected, maintain the priority of or provide notice of, the security interest granted to Creditor under this Agreement in such copyrightable works notwithstanding such copyright registration. Notwithstanding the foregoing, Debtor shall not be obligated to comply with the requirements of this paragraph with respect to any LMT Intellectual Property as to which Debtor contributes and assigns to Crucible Intellectual Property, LLC pursuant to and in accordance with the terms of the MTA.

(d)            Debtor agrees with regard to the Collateral and Proceeds, unless Creditor agrees otherwise in writing: (i) that Creditor is authorized to file financing statements in the name of Debtor to perfect Creditor’s security interest in Collateral and Proceeds; (ii) to pay when due all license fees, registration fees and other charges in connection with any Collateral; (iii) not to permit any lien on the Collateral or Proceeds; (vii) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein (other than as permitted or required by the MTA and other than sublicenses of the LMT Technology in the course of Debtor’s business or the portion of the LMT Technology licensed to Debtor pursuant to that certain License Agreement with Crucible Intellectual Property, LLC, of even date herewith); (iv) to permit Creditor to inspect the Collateral at any time; (v) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Creditor to inspect the same and make copies thereof at any reasonable time; (vi) from time to time, when requested by Creditor, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement; and (vii) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and owners of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

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5.           Powers of Creditor. Debtor appoints Creditor its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Creditor’s officers and employees, or any of them, whether or not an Event of Default has occurred: (a) to perform any obligation of Debtor hereunder in Debtor’s name or otherwise; (b) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Creditor’s interest in the Collateral and Proceeds; (c) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (d) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (e) to enter onto Debtor’s premises in inspecting the Collateral; and (f) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Creditor as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. “Event of Default” means any breach by Debtor of (a) Section 1(b), 1(c), 2(b) or 8 of the MTA or (b) Section 1(d), 4(c), 4(f), 4(h), 8(g), 8(h), 9(f), 10, 11 or 13 of the MTA; provided that (i) a breach of any section listed in clause (b) shall not constitute an Event of Default where such breach is curable, Debtor has promptly initiated actions to cure such breach, Debtor has vigorously and continuously undertaken to cure such breach and, in any event, such breach is cured within thirty (30) days of Debtor first learning of such breach; and (ii) a breach, whether listed in clause (a) or clause (b), shall not constitute an Event of Default unless such breach could reasonably be expected to have a material adverse effect on Creditor’s rights under the Exclusive License Agreement, of even date herewith, between Crucible Intellectual Property, LLC and Creditor.

6.           Payment of Premiums, Taxes, Charges, Liens and Assessments. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Creditor at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Creditor shall be obligations of Debtor to Creditor, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

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7.           Remedies. Upon the occurrence of an Event of Default and so long as such Event of Default is continuing, Creditor shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Uniform Commercial Code or the equivalent body of law in the applicable jurisdiction or otherwise provided by law, including without limitation, the right to sell, lease, license or otherwise dispose of any or all Collateral. All rights, powers, privileges and remedies of Creditor shall be cumulative. No delay, failure or discontinuance of Creditor in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Creditor of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other disposition, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions. While Creditor is entitled to exercise its remedies under this Section 7: (a) Debtor will deliver to Creditor from time to time, as requested by Creditor, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Creditor; (c) at Creditor’s request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Creditor at a reasonably convenient place designated by Creditor; and (d) Creditor may, without notice to Debtor, enter onto Debtor’s premises and take possession of the Collateral. With respect to any sale or other disposition by Creditor of any Collateral subject to this Agreement, Debtor hereby expressly grants to Creditor the right to sell such Collateral using any or all of Debtor’s trademarks, trade names, trade name rights and/or proprietary labels or marks. Debtor further agrees that Creditor shall have no obligation to process or prepare any Collateral for sale or other disposition. Notwithstanding anything to the contrary set forth in this Agreement, Creditor shall not have any right to foreclose upon or take any other action with respect to the Collateral unless and until an Event of Default has occurred and is continuing, provided that Creditor shall have the right to exercise the powers in Section 5 hereof whether or not an Event of Default has occurred and is continuing.

8.           Disposition of Collateral and Proceeds; Transfer of Obligations. In disposing of Collateral hereunder, Creditor may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Creditor to the payment of expenses incurred by Creditor in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Creditor toward the payment of the Obligations in such order of application as Creditor may from time to time elect. Upon the transfer of all or any part of the Obligations, Creditor may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Creditor hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Creditor shall retain all rights, powers, privileges and remedies herein given.

9.           Statute of Limitations. Prior to the termination of this Agreement pursuant to Section 3 hereof, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Creditor hereunder shall continue to exist and may be exercised by Creditor at any time and from time to time irrespective of the fact that the Obligations or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the satisfaction in full of all Obligations secured hereunder.

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10.           Notices. All notices from one party to the other required or permitted under this Agreement shall be in writing, shall refer specifically to this Agreement, and shall be delivered in person, or sent by electronic or facsimile transmission for which a confirmation of delivery is obtained, or sent by registered mail or express courier services providing evidence of delivery, in each case to the recipient party’s respective address set forth on the signature page to the MTA (or to such updated address as may be specified in writing to the other party from time to time). Such notices will be deemed effective as of the date so delivered or on the third business day following mailing.

11.           Costs, Expenses and Attorneys’ Fees. Debtor shall pay to Creditor immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Creditor’s in-house counsel), expended or incurred by Creditor in connection with (a) the perfection and preservation of the Collateral or Creditor’s interest therein; and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Creditor or any other person) relating to Debtor or in any way affecting any of the Collateral or Creditor’s ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of (i) 10% or (ii) “prime rate” as reported in The Wall Street Journal in effect from time to time plus two percent.

12.           Successors; Assigns; Amendment. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Creditor and Debtor.

13.           Severability of Provisions. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

14.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any conflict of laws principles to the contrary. The parties hereby consent to jurisdiction and venue in the appropriate state and Federal courts sitting in the Northern District of California in any litigation between them arising out of this Assignment. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby.

15.           Jurisdiction. In the event of a dispute, either party may commence litigation in the state or federal courts in Santa Clara County, California. The parties irrevocably submit to the exclusive jurisdiction of those courts and agree that final judgment in any action or proceeding brought in such courts will be conclusive and may be enforced in any other jurisdiction upon final and conclusive judgment (a certified copy of which will be conclusive evidence of the judgment) or in any other manner provided by law. Each party irrevocably waives to the fullest extent permitted by applicable law (i) any objection it may have to the laying of venue in any court referred to above; (ii) any claim that any such action or proceeding has been brought in an inconvenient forum; and (iii) any immunity that it or its assets may have from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process.

[END OF DOCUMENT TEXT; SIGNATURES TO FOLLOW]

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IN WITNESS WHEREOF, this Agreement has been duly executed as of August 4, 2010. Each of the persons signing this Agreement affirms that he or she is duly authorized to do so and thereby to bind the indicated entity. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

LIQUIDMETAL TECHNOLOGIES, INC. a Delaware corporation

By	/s/ Tony Chung
Its	Chief Financial Officer

6

Exhibit A
Collateral

The “Collateral” shall consist of the following:

(i)           All of Debtor’s right, title and interest, whether now existing or hereafter arising, in the “LMT Technology” to the extent not assigned to Crucible Intellectual Property, LLC, a Delaware limited liability company (“Crucible”) in accordance with the MTA.

(ii)          The Exclusive License Agreement, dated July __, 2010 between Crucible and Debtor, as the same may be amended, modified, supplemented and amended and restated from time to time.

(iii)         All membership interests of Crucible, now existing and any membership interest of Crucible hereafter issued, all securities or other instruments in addition to, in substitution of, or in exchange for any of such membership interest (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), and any distributions of cash or property in respect of the items described in this clause (iii).

(iv)         All Proceeds (as defined in the California Uniform Commercial Code) of the foregoing.

For purposes of the foregoing the following definitions apply:

(i)           “LMT Technology” shall mean any and all Intellectual Property and Intellectual Property Rights that, at any time during the Capture Period, is: (a) owned or licensed (including without limitation sub-licensed) by Debtor or Liquidmetal Coatings, LLC, a Delaware limited liability company (“LMC”), or that Debtor or LMC have a right to use; or (b) owned or licensed (including without limitation sub-licensed) by Crucible, or that Crucible has a right to use, after being transferred to Crucible by Debtor or LMC. For the avoidance of doubt, any Intellectual Property Rights related to or arising from Intellectual Property first created, conceived, invented, or discovered before the end of the Capture Period shall be deemed to be within the definition of LMT Technology. Thus, for example, a patent application or copyright application filed, or any patent issued or copyright registration issued, more than five years after the Closing Date, but that is related to an invention conceived or work created within eighteen (18) months of the date on which the license is granted to Apple pursuant to Section 9(a) of the MTA (“Closing Date”), shall be deemed within the definition of LMT Technology. For purposes of clarification, however, improvements or derivatives of LMT Technology first created, conceived, invented, or discovered after the Capture Period shall not be “LMT Technology” notwithstanding the fact that such improvements or derivatives are derived from, improve, or otherwise relate to LMT Technology. The LMC patents and all LMC trademarks identified in Annex 15 of the MTA are excluded from “LMT Technology.”

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(ii)           “Intellectual Property” shall mean and includes all algorithms, application program interfaces, customer lists, databases, schemata, design documents and analyses, diagrams, documentation, drawings, formulae, discoveries and inventions (whether or not patentable), know-how, literary works, copyrightable works, works of authorship, mask works, logos, marks (including names, logos, slogans, and trade dress), methods, methodologies, architectures, processes, program listings, programming tools, proprietary information, protocols, schematics, specifications, software, software code (in any form including source code and executable or object code), subroutines, user interfaces, techniques, uniform resource locators, web sites, and all other forms and types of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as compilations of information, instruction manuals, notebooks, prototypes, reports, samples, studies, and summaries).

(iii)          “Intellectual Property Rights” shall mean and includes all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask works; (b) trademark and trade name rights and similar rights; (c) trade dress rights; (d) trade secret rights; (e) patents and industrial property rights; (f) other proprietary rights in Intellectual Property of every kind and nature; and (g) all registrations, renewals, extensions, combinations, divisions, continuations, continuations in part, reexamination certificates, or reissues of, and applications for, any of the rights referred to in clauses (a) through (f) above.

(iv)          “Capture Period” shall mean the period commencing on the Closing Date and ending on the eighteen month anniversary of the Closing Date.

8

ANNEX 11

LMT-SPE Security Agreement

SECURITY AGREEMENT

1.           Grant of Security Interest. For valuable consideration, the undersigned CRUCIBLE INTELLECTUAL PROPERTY, LLC, a Delaware limited liability company (“Debtor”), hereby grants and transfers to APPLE INC., a California corporation (“Creditor”), a security interest in all of the following property of Debtor, now existing or hereafter arising (collectively, the “Collateral”): (i) all accounts; (ii) all chattel paper; (iii) all commercial tort claims; (iv) all deposit accounts; (v) all documents; (vi) all equipment; (vii) all general intangibles; (viii) all instruments; (ix) all inventory; (x) all investment property; (xi) all letters of credit and letters-of-credit rights; (xii) all money; (xiii) all other goods not otherwise included in any of clauses (i) - (xii) of this Section 1 and (xiv) all supporting obligations, together with whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing (collectively, “Proceeds”). The security interest granted pursuant to this Agreement shall be subject and subordinate to all rights, powers and privileges of (a) Creditor, as licensee, under that certain Exclusive License Agreement of even date herewith (the “Apple License”) between Creditor and Debtor, and (b) Liquidmetal Coatings, LLC, a Delaware limited liability company (“LMC”), under that certain Exclusive License Agreement of even date herewith (the “LMC License”) between Debtor and LMC. Creditor hereby agrees that in the event the security interest granted pursuant to this Agreement shall be enforced and, as a result of such enforcement, any of the Collateral shall be transferred to any person or entity, (i) such person or entity shall acquire or otherwise receive any such Collateral subject to all rights, powers and privileges of Creditor and LMC under the Apple License and the LMC License, respectively, (ii) such acquirer may not interfere with or disturb Apple’s or LMC’s respective use and enjoyment of their rights, powers and privileges under the Apple License and LMC License, respectively, and (iii) the Apple License and the LMC License shall continue in full force and effect as if such security interest had not been granted or enforced. A term not otherwise defined in this Agreement but defined in the California Uniform Commercial Code (“UCC”) shall have the meaning ascribed to it in the UCC. LMC and its successor and assigns are intended third-party beneficiaries of the provisions in this Section 1 that relate to LMC or the LMC License Agreement (collectively, the “LMC Provisions”); and LMC and its successors and assigns shall have the right to enforce the LMC provisions as if original parties hereto; and no such LMC Provisions may be amended or otherwise modified without first obtaining the written consent of LMC or its successors and assigns, as applicable. Nothing in the preceding sentence shall prohibit or otherwise restrict the Creditor and Debtor from amending or otherwise modifying any provisions of this Agreement that are unrelated to the LMC Provisions; and no such unrelated amendments or modifications shall require that any notice be given to, or that any consent be obtained from, LMC or its successors or assigns.

2.           Obligations Secured. The obligations secured hereby are the payment and performance of (a) all present and future obligations of Debtor to Creditor under the Master Transaction Agreement of even date herewith (“MTA”), the Exclusive License Agreement of even date herewith, and the other “Transaction Documents” (as defined in the MTA) between Debtor and Creditor, as the same may be amended, modified, supplemented or amended and restated from time to time; and (b) all obligations of Debtor and rights of Creditor under this Agreement, as the same may be amended, modified, supplemented or amended and restated from time to time (the “Obligations”). The word “Obligations” is used herein in its most comprehensive sense and includes any and all debts, obligations and liabilities of Debtor under the MTA and Transaction Documents, including, without limitation, the obligation to pay damages to Creditor relating to the MTA.

3.           Termination. This Agreement and the security interests hereunder will terminate upon the earlier of (a) the payment and performance of all obligations of Debtor to Creditor under the Transaction Documents or (b) the second (2nd) anniversary of the date of this Agreement; provided that if an Event of Default under this Agreement or an “Event of Default” under the Security Agreement of even date between LMT and Creditor shall have occurred and be continuing on the second (2nd) anniversary of the date of this Agreement, this Agreement shall not terminate until such Event of Default has been cured or waived by Creditor. Upon the termination of this Agreement and the security interests hereunder, Creditor will, upon the written request of Debtor, confirm such termination in writing and file (or grant Debtor in writing authorization to file) any termination statements or lien releases necessary to evidence the termination of this Agreement and the security interests hereunder.

4.           Covenants of Debtor.

(a)           Debtor, agrees in general: (i) to indemnify Creditor against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (ii) to permit Creditor to exercise its powers; (iv) to execute and deliver such documents as Creditor deems necessary to create, perfect and continue the security interests contemplated hereby; (v) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Creditor prior written notice thereof; (vi) not to change the places where Debtor keeps any Collateral or Debtor’s records concerning the Collateral and Proceeds without giving Creditor prior written notice of the address to which Debtor is moving same; and (vii) to cooperate with Creditor in perfecting all security interests granted herein and in obtaining such agreements from third parties as Creditor deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

(b)           If and when Debtor shall obtain rights to any (i) patents or patent applications; (ii) copyright registrations or copyright registration applications; (iii) mask works or mask work registration applications; (iv) trademark registrations or trademark registration applications; and (v) domain names that is included in the LMT Technology (all of the intellectual property described in clauses (i) through (iv), whether now owned or hereafter acquired, is collectively referred to herein as the “Registered Intellectual Property”), Debtor shall notify Creditor of such fact and make all necessary or appropriate filings with respect thereto to cause the security interest in such Registered Intellectual Property to be perfected. Debtor shall promptly and diligently register any such patent, copyright, trademark, service mark, trade name or other proprietary rights of Debtor which is registerable with the applicable governmental or other registration authority. Without the prior written consent of Creditor, Debtor shall not apply to register any copyrightable works or mask works with the U.S. Copyright Office, and any consent to such registration shall be conditioned upon Debtor executing such documents and taking such further actions as Creditor shall reasonably request in its sole discretion to perfect and continue perfected, maintain the priority of or provide notice of, the security interest granted to Creditor under this Agreement in such copyrightable works notwithstanding such copyright registration.

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(c)           Debtor agrees with regard to the Collateral and Proceeds, unless Creditor agrees otherwise in writing: (i) that Creditor is authorized to file financing statements in the name of Debtor to perfect Creditor’s security interest in Collateral and Proceeds; (ii) to pay when due all license fees, registration fees and other charges in connection with any Collateral unless otherwise required by the MTA; (iii) not to permit any lien on the Collateral or Proceeds; (vii) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein (excluding the grant of the licenses provided for in the Apple License Agreement and LMT License Agreement, as those terms are defined in the MTA); (iv) to permit Creditor to inspect the Collateral at any time; (v) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Creditor to inspect the same and make copies thereof at any reasonable time; (vi) from time to time, when requested by Creditor, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement; and (vii) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and owners of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

5.           Powers of Creditor. Debtor appoints Creditor its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Creditor’s officers and employees, or any of them, whether or not an Event of Default has occurred: (a) to perform any obligation of Debtor hereunder in Debtor’s name or otherwise; (b) to release or substitute security; (c) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Creditor’s interest in the Collateral and Proceeds; (d) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (e) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (f) to enter onto Debtor’s premises in inspecting the Collateral; and (g) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Creditor as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. “Event of Default” means any breach by Debtor of (a) Section 3(b) of the MTA or (b) Sections 5(a), 5(c), 5(d) or 6 of the MTA or section 4.3 of the Exclusive License Agreement, of even date herewith, between Debtor and Creditor (the “Apple License Agreement”); provided that (i) a breach of any section listed in clause (b) shall not constitute an Event of Default where such breach is curable, Debtor has promptly initiated actions to cure such breach, Debtor has vigorously and continuously undertaken to cure such breach and, in any event, such breach is cured within thirty (30) days of Debtor first learning of such breach; and (ii) a breach, whether listed in clause (a) or clause (b), shall not constitute an Event of Default unless such breach could reasonably be expected to have a material adverse effect on Creditor’s rights under the Apple License Agreement.

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6.           Payment of Premiums, Taxes, Charges, Liens and Assessments. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Creditor at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Creditor shall be obligations of Debtor to Creditor, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

7.           Remedies. Upon the occurrence of an Event of Default and so long as such Event of Default is continuing, Creditor shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Uniform Commercial Code or the equivalent body of law in the applicable jurisdiction or otherwise provided by law, including without limitation, the right to sell, lease, license or otherwise dispose of any or all Collateral. All rights, powers, privileges and remedies of Creditor shall be cumulative. No delay, failure or discontinuance of Creditor in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Creditor of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other disposition, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions. While Creditor is entitled to exercise its remedies under this Section 7: (a) Debtor will deliver to Creditor from time to time, as requested by Creditor, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Creditor; (c) at Creditor’s request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Creditor at a reasonably convenient place designated by Creditor; and (d) Creditor may, without notice to Debtor, enter onto Debtor’s premises and take possession of the Collateral. With respect to any sale or other disposition by Creditor of any Collateral subject to this Agreement, Debtor hereby expressly grants to Creditor the right to sell such Collateral using any or all of Debtor’s trademarks, trade names, trade name rights and/or proprietary labels or marks. Debtor further agrees that Creditor shall have no obligation to process or prepare any Collateral for sale or other disposition. Notwithstanding anything to the contrary set forth in this Agreement, Creditor shall not have any right to foreclose upon or take any other action with respect to the Collateral unless and until an Event of Default has occurred and is continuing, provided that Creditor shall have the right to exercise the powers in Section 5 hereof whether or not an Event of Default has occurred and is continuing.

4

8.           Disposition of Collateral and Proceeds; Transfer of Obligations. In disposing of Collateral hereunder, Creditor may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Creditor to the payment of expenses incurred by Creditor in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Creditor toward the payment of the Obligations in such order of application as Creditor may from time to time elect. Upon the transfer of all or any part of the Obligations, Creditor may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Creditor hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Creditor shall retain all rights, powers, privileges and remedies herein given.

9.           Statute of Limitations. Prior to the termination of this Agreement pursuant to Section 3 hereof, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Creditor hereunder shall continue to exist and may be exercised by Creditor at any time and from time to time irrespective of the fact that the Obligations or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the satisfaction in full of all Obligations secured hereunder.

10.         Notices. All notices from one party to the other required or permitted under this Agreement shall be in writing, shall refer specifically to this Agreement, and shall be delivered in person, or sent by electronic or facsimile transmission for which a confirmation of delivery is obtained, or sent by registered mail or express courier services providing evidence of delivery, in each case to the recipient party’s respective address set forth on the signature page to the MTA (or to such updated address as may be specified in writing to the other party from time to time). Such notices will be deemed effective as of the date so delivered or on the third business day following mailing.

11.         Costs, Expenses and Attorneys’ Fees. Debtor shall pay to Creditor immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Creditor’s in-house counsel), expended or incurred by Creditor in connection with (a) the perfection and preservation of the Collateral or Creditor’s interest therein; and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Creditor or any other person) relating to Debtor or in any way affecting any of the Collateral or Creditor’s ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of (i) 10% or (ii) “prime rate” as reported in The Wall Street Journal in effect from time to time plus two percent.

12.         Successors; Assigns; Amendment. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Creditor and Debtor.

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13.         Severability of Provisions. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

14.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any conflict of laws principles to the contrary. The parties hereby consent to jurisdiction and venue in the appropriate state and Federal courts sitting in the Northern District of California in any litigation between them arising out of this Assignment. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby.

15.         Jurisdiction. In the event of a dispute, either party may commence litigation in the state or federal courts in Santa Clara County, California. The parties irrevocably submit to the exclusive jurisdiction of those courts and agree that final judgment in any action or proceeding brought in such courts will be conclusive and may be enforced in any other jurisdiction upon final and conclusive judgment (a certified copy of which will be conclusive evidence of the judgment) or in any other manner provided by law. Each party irrevocably waives to the fullest extent permitted by applicable law (i) any objection it may have to the laying of venue in any court referred to above; (ii) any claim that any such action or proceeding has been brought in an inconvenient forum; and (iii) any immunity that it or its assets may have from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process.

[END OF DOCUMENT TEXT; SIGNATURES TO FOLLOW]

6

IN WITNESS WHEREOF, this Agreement has been duly executed as of August 4, 2010. Each of the persons signing this Agreement affirms that he or she is duly authorized to do so and thereby to bind the indicated entity. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Crucible Intellectual Property, LLC, a Delaware limited liability company

By	/s/ Tony Chung
Its	Chief Financial Officer

ANNEX 12

Form of Release

RELEASE

This Release (this “Release”) is being executed and delivered by the undersigned (each, a “Releasor”) in accordance with Section 5(j) of the Master Transaction Agreement, dated August 5, 2010 (the “Agreement”) between Apple Inc., a California corporation (“Apple”), Liquidmetal Technologies, Inc. a Delaware corporation, Liquidmetal Coatings, LLC, a Delaware limited liability company, and Crucible Intellectual Property, LLC, a Delaware limited liability company. Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

Each Releasor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agree as follows:

1.           Each Releasor acknowledges that execution and delivery of this Release is an obligation of it under the Agreement and that Apple relied on the agreement of such Releasor to execute and deliver this Release in consummating the transactions contemplated in the Agreement.

2.           Each Releasor hereby releases and forever discharges Apple, and its respective officers, directors, stockholders, members, managers, subsidiaries, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity (“Claim(s)”), that the Releasor now has, has ever had or may hereafter have against Releasees arising specifically as a result of any act or omission made by Apple in the exercise by Apple of any right, power or privilege, or in the performance of any obligation, under Section 5(a) of the Agreement; provided, however, that the foregoing release shall not apply to (i) any act or omission made by a Releasee in bad faith, with gross negligence, or with willful misconduct, (ii) any failure by Apple to pay any cost required to be paid by Apple in Section 5 of the Agreement.

3.           Each Releasor hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter released hereby.

4.           Without in any way limiting any of the rights and remedies otherwise available to any Releasee, Releasor shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney’s fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Releasor or any of its affiliates, and its respective officers, directors, stockholders, members, managers or partners, or any other person holding a direct or indirect interest in the Releasor or an affiliate of the Releasor, of any claim or other matter released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly on indirectly from, or in connection with, any assertion by or on behalf of the Releasor or any of its affiliates against such third party of any claims or other matter released pursuant to this Release. In furtherance of this Release, the Releasor waives any right it may have under any statutes and regulations, which states, in substance:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, may have materially affected his settlement with the debtor”

5.           Each Releasor acknowledges that it has been provided the opportunity to retain counsel of the Releasor’s choosing to advise the Releasor regarding this Release or has voluntarily elected not to consult counsel. Releasor represents and warrants that it has not assigned any Claim (or any part thereof) and that Releasor is unaware of any individual or entity asserting an interest or right in or with respect to any Claim.

6.           If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

7.           This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of California without regard to principles of conflicts of law.

8.           All words used in this Release will be construed to be of such gender or number as the circumstances require.

9.           Facsimile or other electronically delivered copies of the signature page to this Release shall be treated as between the parties as original signatures for all purposes, notwithstanding that the original copy bearing the party’s original signature and used to generate the facsimile or other copy transmission is not delivered.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Release as of this 4th day of August, 2010

RELEASOR:

LIQUIDMETAL TECHNOLOGIES, INC.

By	/s/ Larry Buffington

Its	PRESIDENT / CEO

LIQUIDMETAL COATINGS, INC.

By	/s/ Larry Buffington

Its	PRESIDENT / CEO

CRUCIBLE INTELLECTUAL PROPERTY, LLC

By	/s/ Tony Chung

Its	Chief Financial Officer

ANNEX 13

Patent Counsel Engagement Letter

Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, NW | Washington, DC 20037-1122 | tel 202.663.8000 | fax 202.663.8007

Raj S. Davé
tel 202.663.8228
raj.dave@pillsburylaw.com

August 2, 2010

Crucible Intellectual Property LLC
30452 Esperanza
Rancho Santa Margarita, CA 92688
Attention: Mr. Ricardo A. Salas

Apple, Inc.
1 Infinite Loop
Cupertino, CA 95014
Attention: Mr. Patrick J. Murphy

Re:	Engagement for legal services to be performed by Pillsbury Winthrop Shaw Pittman LLP

Dear Rick and Patrick:

The purpose of this letter is to confirm the terms and conditions of our representation of Crucible Intellectual Property LLC (“Crucible IP”) and Apple Inc. (“Apple”) (collectively “you,” “your”); and to disclose and seek your consent to certain possible conflicts of interest regarding that joint representation. The applicable Rules of Professional Conduct for attorneys, under which we practice, require us to send you this engagement letter. When you have signed and returned to me the enclosed copy of this letter, this will constitute our agreement to perform services for you as set forth below.

1.      Nature of the Engagement

We understand that under that certain Master Transaction Agreement (“MTA”) between Apple and Liquidmetal Technologies, Inc. and its subsidiaries, that it has been agreed therein that Apple shall have the sole and exclusive right, in the United States and other jurisdictions around the world, to control patent prosecution for inventions, current and future patent applications and patents that have been or will be assigned to Crucible IP. Section 5(c) of the MTA provides that Crucible IP and Apple will execute an engagement letter in the form of this engagement letter, retaining patent counsel to represent both Apple and Crucible IP with respect to such patent applications. This engagement letter is the engagement letter referred to in Section 5(c) of the MTA.

www.pillsburylaw.com	Patent Counsel Joint Engagement LettervFINAL

Crucible Intellectual Property LLC
Apple, Inc.
August 2, 2010

In connection with this engagement, you hereby instruct us to set up a joint customer number in the United States Patent Office for Apple and Crucible IP to allow Apple and Crucible IP to monitor prosecution activities for all patent applications within the United States.

You further instruct us to prepare and send to Apple and Crucible IP a quarterly patent prosecution report that will include such matters as each of Apple and Crucible IP shall direct and shall include, without limitation: (i) information identifying invention disclosures on which Apple has decided not to file patent applications, and stating whether such inventions shall be treated as trade secrets or whether Crucible IP is free to pursue patent protection thereon at its own expense using other counsel, and to file patent applications; (ii) jurisdictions where Apple has decided to file patent applications; (iii) which patent applications Apple has decided to let go abandoned; (iv) any continuations, continuation-in-parts, or divisional applications Apple has decided to file, and (v) what fees (including without limitation, issue fees, publication fees, maintenance fees, grant fees and annuity fees) Apple intends not to pay.

We understand that while Crucible IP will provide materials for preparing, filing and prosecuting new patent applications, and will respond to requests for material, information and assistance as we may make from time to time in connection with our representation, Apple alone will give us instructions in connection with our representation of Crucible IP.

For the sake of clarity, we have advised that Pillsbury does not handle the payment of maintenance fees or annuities on granted US or foreign patents. If you do not already have an arrangement for handling these payments, we suggest that you engage Computer Patent Annuities (“CPA”) or other vendor directly to handle monitoring and payment of your annuities. CPA presently handles approximately 1,000,000 renewal payments each year and has relationships with patent and trademark offices in every country in the world. CPA is in no way affiliated with Pillsbury, and other maintenance fee and annuity service companies are also available if you would like to explore other vendors. Of course, you can attend to these payments yourself (without use of a vendor), but we recommend against this approach. Please inform us as soon as possible which vendor you currently use or plan to engage for payment of maintenance fees and annuities on granted patents so that we may update our records accordingly.

Our joint representation of Crucible IP and Apple gives rise to specific issues, discussed below.

www.pillsburylaw.com	Patent Counsel Joint Engagement LettervFINAL

Crucible Intellectual Property LLC
Apple, Inc.
August 2, 2010

2.      Conflicts of Interest

Actual conflicts: Because of the proliferation today of companies affiliated through common or partial ownership, and the problems this can create in identifying potential conflicts of interest, we advise our clients that this Firm will not regard any affiliate of a client (i.e., parent, subsidiary or other related entity) as a client of the Firm for any purpose, unless an attorney-client relationship with that affiliate has been established by an express written agreement with the Firm. Similarly, the Firm will not regard a representation that is adverse to an affiliate of a client as being adverse to the client. In this regard, it is specifically understood and agreed that Liquidmetal Technologies, Inc. and its other subsidiaries and affiliates (LMT), are adverse parties in connection with the MTA referred to above, that Pillsbury has and is representing Apple in connection with the MTA and related matters adverse to LMT. It is, therefore, specifically agreed and acknowledged that this engagement to represent Crucible IP shall not and does not constitute an engagement to represent LMT or any other affiliated company and that it does not constitute a conflict of interest for Pillsbury to continue to represent Apple in any and all matters adverse to LMT.

Based on the information provided to us, we do not believe that this limited representation of Apple and Crucible IP as joint clients on the designated patent matters involves an actual conflict of interest since your interests in the patent portfolio are sufficiently aligned and where they may differ you have made arrangements between you for how that will be handled. If you are aware of any actual conflict of interest, please let us know immediately.

We have discussed with you the other areas of potential conflicts, which are briefly referred to below. In light of these potential conflicts, we need written consent from both Crucible IP and Apple.

Potential conflicts: Even though there may be no actual conflict, there are potential conflicts. Differences in your interests and objectives that may develop over time could make one approach more favorable to one or the other, or could lead to disputes between the two of you. In representing multiple clients, it is understood that we will be balancing interests rather than asserting the interests of only one party. While this potential conflict is unlikely to develop into an actual conflict, given the fact that Apple will have sole and exclusive right to control patent prosecutions, you should be aware of the possibility.

Under the applicable Rules of Professional Conduct relating to representation of multiple clients where there may be actual or potential conflicts of interest between or among them, as noted above, we must obtain your written consent to the joint representation. This letter, when executed, will confirm our agreement and your consent to our firm’s representation of both Crucible IP and Apple in the referenced matter, and your waiver of the potential conflicts of interest that this joint representation poses. In this regard, as sophisticated consumers of legal services and with your own in-house and outside counsel, we must nevertheless briefly discuss the pros and cons of the requested waiver.

www.pillsburylaw.com	Patent Counsel Joint Engagement LettervFINAL

Crucible Intellectual Property LLC
Apple, Inc.
August 2, 2010

Implications of joint representation for privileges: In addition to dealing with potential disagreements as to strategies and tactics, a joint representation has implications on the attorney client privilege and confidentiality. As to the attorney client privilege, the prevailing rule is that as between commonly represented clients, the privilege does not attach. Hence, should any future dispute between Crucible IP and Apple concerning this engagement lead to litigation, the privilege will not protect such communications on the subject of the joint engagement that were commonly shared. As to confidentiality, neither Apple nor Crucible IP should have any expectation that information provided to us in connection with this engagement will be kept confidential from the other. While we will protect your confidences against disclosure to third persons, you should not expect that information provided to us in connection with this specific engagement will be kept confidential from Apple or Crucible IP. Because we will have the same duty of loyalty to each, such information will be shared and the Firm conceivably could have to withdraw if one of you decides that some matter material to the representation should be kept from the other.

Further, in light of the fact that the Firm is already counsel to Apple as previously noted, in the event of any dispute between you regarding our engagement, Crucible IP agrees that we may continue to represent Apple and may withdraw from representing Crucible IP, and may use in the continuing representation of Apple any information that we learned during the course of joint representation.

In addition, as you know, the Firm represents many different clients with diverse interests. Many of our clients compete with one another and do business with one another. As discussed above, we are precluded by the Rules of Professional Conduct from representing a client in a matter in which the client’s interests are adverse to the interests of another client of the firm, even if those matters are totally unrelated to each other, absent the written consent of both clients. In the future, we may be asked to represent another client in a transaction or dispute adverse to Crucible IP, where that transaction or dispute is unrelated to the matter involved in this representation. For that circumstance, we also ask that Crucible IP give us advance consent at this time to any such representation and that it waive any conflicts that such a representation would present.

By signing the consent set forth below, each of you agrees to our joint representation of each of you in this engagement and agrees not to assert any conflict of interest based upon this joint representation, notwithstanding any adversity that may develop.

3.      Fees, Costs, Billing Policies and Procedures.

It is our understanding that Apple will be solely responsible for payment of any and all fees and expenses incurred during the course of the joint representation, pursuant to the current terms of the Firm’s representation agreement with Apple. You have not asked us to be involved in any respect in giving advice concerning the financial arrangements between you as to this joint engagement. We will, therefore, proceed by submitting our invoices for payment directly to Apple, unless and until we receive written notice from both Crucible IP and Apple setting forth and agreeing to a different arrangement.

www.pillsburylaw.com	Patent Counsel Joint Engagement LettervFINAL

Crucible Intellectual Property LLC
Apple, Inc.
August 2, 2010

4.           Termination.

Apple may terminate our representation at any time, with or without cause, by providing written notice to us.

We have the right to withdraw from our representation of Crucible IP subject to any applicable professional responsibility rules. In addition, certain circumstances may arise that require us to withdraw from continuing to represent a client. We will identify in advance and discuss with both Crucible IP and Apple any situation that might require or lead to our withdrawal from representation.

5.           Return of Files and Other Materials at Completion of Engagement.

If this engagement is terminated by Apple under paragraph 4 above, Crucible IP’s papers and any of their other property will be returned promptly upon our receipt of a written request from Crucible IP for their return. At our own expense, we may retain a copy of all files, records and documents involving the matter. A copy of all such material may also be provided to Apple, upon Apple’s request.

Otherwise, at the completion of this engagement, either of you may request the return of any client papers, files and other property in our possession. Such a request should be made in writing. In working on the engagement, we will preserve communications and documents in either hard-copy or electronic form, depending on the circumstances. If you do not request the return of such materials, we will maintain them only for a period of five (5) years, after which time you agree that we may dispose of them. Prior to disposal of such materials, we will endeavor to advise you in writing, at the last known address in our files, of our intent to do so and give you another opportunity to request the materials if you so desire. Any disposal will be made in a confidential manner. You agree to pay for all time and costs related to identification, review and return to you of any materials, including as may be necessary duplicates for each client. At our sole discretion and expense, we may make and keep a copy of any materials being returned to you.

6.           Arbitration of Disputes.

If you have any concern as to any matter related to or arising out of this engagement, including the nature and quality of our services, please discuss any such questions or concerns with us. Typically, such questions or concerns can be resolved to the satisfaction of all parties with little inconvenience or formality. In the event any dispute cannot be resolved informally, you agree to resolve any and all disputes with the Firm, or with any of our lawyers or staff arising from or relating to our work for you under this engagement, exclusively through private and confidential binding arbitration before the American Arbitration Association, under the rules for commercial disputes, before one neutral arbitrator for any dispute where the claim is less than $100,000, or before three neutral arbitrators for any larger dispute.

www.pillsburylaw.com	Patent Counsel Joint Engagement LettervFINAL

Crucible Intellectual Property LLC
Apple, Inc.
August 2, 2010

7.      Review and Return of Letter.

We ask that you each review this letter carefully and let us know if there is any provision that you do not understand. If the terms of this letter are acceptable, please sign the enclosed copy of this letter and return it to me. We recommend that you keep a signed copy of this letter in your files. If you have questions or concerns about any aspect of our services or the relationship at any time, please do not hesitate to contact me.

We are pleased to have this opportunity to be of service and look forward to working with you on this engagement.

Very truly yours,

PILLSBURY WINTHROP SHAW PITTMAN LLP

Raj S. Davé, D.Sc.
Partner

Accepted and agreed to:
CRUCIBLE INTELLECTUAL PROPERTY, INC.

By:	/s/ Tony Chung
Name: Tony Chung
Title: Chief Financial Officer

Date:	8/4/10

Accepted and agreed to:
APPLE, INC.

By	/s/ Zadesky
Name: Zadesky
Title: VP Product Design

Date:	8/5/10

www.pillsburylaw.com	Patent Counsel Joint Engagement LettervFINAL

ANNEX 14

Due Diligence Checklist

APPLE CONFIDENTIAL

DUE DILIGENCE REQUEST LIST

Please provide us with the documents referred to below for Liquidmetal Technologies, Inc. (“LMT”) and each of its subsidiaries and predecessors. (Unless the context otherwise requires, all references to the “Company” include LMT and each of its subsidiaries and predecessors.) Except where a list, schedule or description is requested, please provide us with a copy of the requested agreement, correspondence or other document. Please do not provide any “privileged” documents; however, please indicate whether any “privileged” documents have been withheld. In addition, you do not need to provide any documents that have been filed with the Securities and Exchange Commission (“SEC”) by the Company, as those documents are deemed to have been provided by you regardless of whether or not you otherwise deliver copies thereof. With respect to any requests below for a copy of an agreement and/or contract, you are not being asked to provide any agreements under which LMT no longer has any material obligations, rights, or potential liability, as of July 1, 2010 except where we otherwise specifically request any such agreements and/or contracts.

Notes

I.	GENERAL CORPORATE MATERIALS

	A. List of assumed names, division names or other names under which the Company is conducting or has conducted business.	Schedule I.A (1.19)

B.    List of all jurisdictions in which the Company (i) owns, stores, leases or licenses properties or assets, (ii) has employees, agents or customers, (iii) is qualified to do business or (iv) conducts business. Provide evidence of qualification to do business where material, where property interests are held or where the Company’s business is otherwise conducted.
Schedule I.B (1.20)

	C. List of all present and former subsidiaries of the Company, including the name and address of such subsidiary’s headquarters (including entities in which the Company own less than 100%).	Schedule I.C (1.3)

D. A copy of the charter documents and bylaws with all amendments to date of the Company.
Delaware Corporate Bylaws (1.1)

Delaware Filing (1.2)

LMC – Operating Agreement – 2007 (1.8)

LMCS – Operating Agreement – 2007 (1.9)

LMC – Operating Agreement – First Amendment – 2008 (1.10)

LMC – Operating Agreement – Amendment – Oct 2009 (1.21)

LMC – Operating Agreement – Amendment Apr 2010 (1.15)

LMG – Articles of Incorporation (1.11)

LMG – Bylaws (1.12)

	E. List of directors and officers of the Company.	Schedule I.E. (1.4)

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	F. All minutes of meetings of directors, committees of directors and stockholders of the Company since January 1, 2005.	BOD Minutes – 2005 (1.25) BOD Minutes – 2006 (1.24) BOD Minutes – 2007 (1.23) BOD Minutes – 2008 (1.22) BOD Minutes – 2009 (1.13) BOD Minutes – 2010 (1.16)

	G. Any due diligence report prepared for the Company or with respect to the Company, to the extent available.	None

	H. Press releases relating to the Company not otherwise posted on the Company’s website.	None

	I. All material documentation relating to the Company’s disclosure and internal controls and procedures, including any related attestations, reports, correspondence or written materials.	Foley & Lardner Letter – 2010.04 (1.14)

	J. All charters of committees and subcommittees of the Board (including Audit, Compensation, Nominating / Corporate Governance, Disclosure and any other committees).	Audit Committee Charter 2007 (1.5) Comp Committee Charter 2007 (1.6) Corp Gov & Nom Comm Charter 2007 (1.7)

	K. Company representation letters to auditors (last two years).	Rep letter – LMT – 2008 YE (1.17) Rep letter – LMT – 2007 YE (1.18)

II.	SECURITY-RELATED MATTERS

	A. A capitalization schedule setting forth the number of authorized, issued, outstanding and treasury shares of each class of securities of the Company.	Schedule II.A (2.8)

B.    Copies of private placement memoranda or offering circulars relating to sales of debt or equity securities and any purchase agreements, indentures or other agreements governing the terms of any indebtedness incurred by the Company or its subsidiaries (excluding any PPM or offering circular comprised solely of the Company’s filed SEC reports) for offerings or sales of equity or debt securities made during the prior 2 years.
None

	C. Copies of any agreements relating to the election of directors.	See I.D. – Delaware Filing (1.2) Certificate of Designation (2.1)

	D. Copies of all agreements relating to repurchases, redemptions, exchanges, conversions or similar transactions.	See III.D

	E. Copies of all agreements and instruments containing restrictions on transfer, encumbrances upon, or other restrictions with respect to, the capital stock of the Company.	None

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III.	DEBT AGREEMENTS; INVESTMENTS

A. List of banks or other lenders with which the Company have a financial relationship and brief description of the nature of relationship, e.g., lines of credit, etc.
Schedule III.A (3.32)

LMC – Enterprise Bank Agreements and 8-K (3.31)

Please note the following are uploaded but are early drafts of the Enterprise documents above: Credit Agreement – Liquidmetal Coatings (3.20); Term Note (3.21); Revolving Credit Note (3.22); Security Agreement – Liquidmetal (Coatings) (3.23)

B.    Lines of credit and any other loan agreements, promissory notes or guarantees, letters of credit, security agreements, pledge agreements, equipment leases, including any amendments or renewals, etc.
Schedules III.A and B (3.32 and 3.33) Toyota Loan (3.18) Hyster Forklift Lease (3.17)

	C. Summary of all currently outstanding interest rate or foreign currency swaps, caps, options, forwards or other derivative instruments or arrangements to which the Company is a party.	None

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D.    All instruments evidencing debt obligations and all agreements and material correspondence relating thereto. Any other actual or contingent indebtedness (e.g., loan guarantees, letters of credit, mortgages, liens, pledges, indemnifications, banker’s acceptances, swaps, other derivative agreements relating to indebtedness, or other encumbrances of any nature whatsoever) and all agreements and material correspondence relating thereto.

Form of Senior Secured Convertible Note (3.1)

Fort Mason Master Original Notes (3.38 – 3.40)

Fort Mason Partners Original Notes (3.41 – 3.43)

Tail Wind Fund Original Notes (3.44 – 3.46)

Solomon Strategic Holdings Original Notes (3.47 – 3.49)

Castlerigg Master Original Notes (3.50 – 3.52)

Diamond Opportunity Original Notes (3.53 – 3.55)

Rockmore Original Notes (3.56 – 3.58)

BridgePointe Original Notes (3.59 –3.61)

Rodd Friedman Original Notes (3.65 – 3.67)

M Neugeboren Original Notes (3.68 – 3.70)

E Neugeboren Original Notes and Lost Affidavit (3.71 – 3.73)

Wynnefield LPl Original Notes (3.74 – 3.76)

Wynnefield LP Original Notes (3.77 – 3.79)

Wynnefield Offshore Original Notes (3.80 – 3.82)

Vestal Lost Affidavits & 5-1-10 Original Note (3.83)

Norden 2010 Original Note (3.84)

R Salas – Lost Affidavit bridge note (3.85)

Security Agreement (3.2)

Registration Rights Agreement (2.5)

Form of Common Stock Purchase Warrant for Noteholders (2.6)

Note – 2006.12.01 (Sub Note) (3.5)

Debt Schedule 04 30 2010 (3.25)

Norden – Subordinated Promissory Note (3.28)

Norden – Subscription Agreement (3.29)

Debt Schedule 06 30 2010 (3.34)

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Notes

	E. Any other agreements relating to financing arrangements by the Company or its subsidiaries, including any guarantees, sale and leaseback arrangements and mortgages.	LQMT – Series B Terms Sheet (2.7)

F.    All notices of default or noncompliance from lenders during the last year relating to such debt instruments (excluding separately dated default notices for the same default for which at least one notice was provided) and all compliance reports submitted by the Company or its accountants.
See IV.B

G.    Correspondence with lenders, including waivers, compliance certificates and opinions of counsel regarding compliance or non-compliance with debt obligations, other than with respect to correspondence older than June 1, 2008 for obligations no longer in default.
See IV.B LMC Borrowing Base Certificate 04.26.10 (3.19)

H.    All agreements regarding obligations or liabilities of the Company as a guarantor. surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person or entity.
See III.A, B and D

	I. All agreements by which the Company is obligated or required to provide, or under which the Company is currently providing, funds in the form of a loan, capital contribution or otherwise.	See VI.F for LMCSI Joint Venture Agreement – 2010.05.04 (6.12)

	J. All loan agreements, intercompany notes and guarantees between the Company and any of its employees or affiliates.	Schedule III.J (3.16)

	K. Correspondence relating to any violations, waivers, consents and releases from any restrictive covenants.	See IV.B

	L. Material correspondence with any current creditor of the Company.	See IV.B Signed payoff – Hana 7-7-10 (3.35) C3 Letter – 2010.05.05 (3.30)

	M. Compliance certificates, including borrowing base certificates and covenant compliance calculations, supplied by the Company to any creditor.	See III.G

	N. Lien searches or other evidences as to outstanding financing statements or other notices of liens.	UCC Report (3.3) LMC UCC Term – calif_20100716144119 (3.36) LMC UCC Term – alab_20100716144041 (3.37)

IV.	LITIGATION AND CONTINGENT LIABILITIES

	A. Summary of any known contingent liabilities or material commitments of the Company, excluding any liabilities or commitments that individually involve an amount less than $10,000.	None

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B.    List and description of all concluded, pending or threatened litigation (to the extent such threatened litigation is known to the Company), governmental proceedings, investigations, arbitration proceedings, orders, judgments, or other potential claims, disputes, investigations or proceedings relating to the Company’s employees, but only to the extent that any such matters were pending at any time since January 1, 2005.
Schedule IV.B (4.7) SanDisk Payoff (4.1) Sandisk release 6-10 (4.4)

Provide the correspondence regarding any pending or threatened suits, actions, proceedings or governmental actions, proceedings or inquiries; copies of initial pleadings (complaint, answer, demurrers) and any judgments, decrees or orders to which the Company is bound or by which any of the Company’s business practices are restricted. If there are matters you have previously listed or materials you have already provided in response to another section that would also fall into this section, you may cross reference that section.
Hana Final Judgment (4.2) Caltech – 2010.04 (4.3) Caltech – Fisher-Adams, Grace – 2010.06.25 (4.5) SanDisk Termination of Lien – Filed 2010.06.14 (4.6)

C.    List and description of all pending or threatened government or other investigations relating to the Company and provide all reports to, notices from, or correspondence, from the prior five fiscal years and the current fiscal year.
None

	D. All attorneys’ letters to accountants relating to pending or threatened litigation or other contingencies relating to the Company for the past three years.	See IV.B

	E. Any existing opinions of or correspondence with counsel as to pending litigation involving the Company.	None

F.    All management letters from the Company’s independent registered public accounting firm to the Company concerning internal accounting procedures or controls in connection with the current audit and any other audit conducted in the past five years.
None

G.    Correspondence concerning inquiries from governmental (i) tax authorities, or (ii) authorities regarding equal opportunities violations, antitrust violations, or violations of any other law, rule or regulation.
Notice on payroll tax delinquency_LMT (9.8) Notice on remaining payroll tax due (9.11)

	H. Any settlement documentation regarding any of the foregoing.	See IV.B, G Landlord Rent Settlement (4.8)

V.	COMPLIANCE WITH LAWS

	A. All inspection or regulatory reports, citations and notices received from government agencies or self-regulatory organizations relating to the Company.	None

B.    List of all material governmental permits, franchises, licenses, clearances, permissions and approvals relating to the Company (collectively, “Permits”), together with information regarding any such Permits which have been canceled or terminated, required to carry out the business or operations of the Company, including such Permits required by foreign, federal, provincial or local authorities, and any evidence of exemption from such permit or license requirement. Copies of all Permits.
None

	C. All correspondence with any third party who has alleged unfair competition by the Company.	None

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	D. List of all pending or contemplated disputes, proceedings, requests for information or other actions or activities affecting or relating to any Permit.	None

	E. Provide details of all pending or completed governmental audits, cases, etc. for the last three years and identify the governing country in each such case.	None

VI.	MATERIAL CONTRACTS

A. Copies of all contracts with customers, suppliers and any other third parties pursuant to which the Company would expect to receive or pay more than $100,000 over the life of the contract.
LQMT – LLPG, Inc. License Agreement – 2003 (6.10)

LQMT – LLPG License Agreement – First Amended (6.4)

LLPG Letter – Final Signed (6.21)

LQMT – GM License Agreement (6.5)

GM Letter – Final Signed (6.23)

LQMT – LSI License Agreement (6.6)

LQMT – The Swatch Group License Agreement (made available at LQMT’s office in RSM, California)

LLPG Amendment Letter – 2010.07.29 (6.22)

	B. Research and development agreements.	ENGEL_Machinery_Inc_LiquideMetal_Technologies_Inc_Agreement – 2010.02.04 (6.1)

	C. Technical cooperation agreements.	See VI.B

	D. Copies of all outstanding and unfulfilled purchase orders.	See VI.E as examples LMT Outstanding Vendor PO’s – 2010.06.14 (6.18) LMC Outstanding Vendor PO’s – 2010.06.14 (6.19)

E. Samples of all forms of purchase orders, invoices, etc.
Example of Customer Quotation and PO’s – Asulab (6.13)

Example of Customer Quotation and PO – Biolase (6.14)

Example of Customer Quotation and PO’s – Cochlear (6.15)

Example of Vendor PO – TAFA (6.16)

Example of Vendor PO – Powder Alloy Corp (6.17)

	F. Copies of any joint venture, joint development, partnership or other type of strategic agreement.	LSI JV Agreement (6.9) LMCSl Joint Venture Agreement – 2010.05.04 (6.12)

	G. Copies of all agreements with distributors, dealers and sales representatives.	None

	H. Any documents relating to current investments in other companies or entities, acquisitions of companies, assets or disposition of assets.	See I.D. for LMC documents and VI.F

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	I. Copies of any other contracts, agreements or documents that the Company believes is material to the business.	LQMT – Caltech License Agreement (6.3) Gyeonghi Land lease (6.20)

See VI.A

	J. Copies of any term sheets, letters of intent, or similar documents relating to any pending transaction that involves an amount in excess of $10,000.	LQMT – WC Heraeus LOI 05.11.10 (6.11)

VII.	HUMAN RESOURCES – BACKGROUND

A. Company Workforce

	1. Organizational chart of the Company, including titles and locations.	LQMT – Org Charts (7.1)

2.    Current roster of employees providing services in connection with the conduct of the Company’s business by location, including job title, full-time/part-time/temporary status, department and start date.
Employee List (7.4) Employee List – Updated – 2010.07.08 (7.7) Employee Resignations and Terminations (7.5) LMC – Temporary Employees (7.6)

3.    List of all independent contractors/consultants/agents providing services in connection with the conduct of the Company’s business and rate of compensation and other benefits (including option information) and location.
Schedule VII.A.3 (7.3)

4.    Listing of employees providing services in connection with the conduct of the Company’s business who require immigration sponsorship by office and department, current type of work authorization and country of origin.
Schedule VII.A.4 (7.8)

VIII.	FINANCIAL STATEMENTS

	A. All financial statements and related reports, including balance sheets, for the last three years and any interim period prepared for the Company. [Refer to SEC filings.]	Draft 10-K (8.1) 2009 10-K Updated Draft (8.10)

	B. Description of any known liability not revealed in the financial statements described in XII(A) above.	None

	C. List of any off balance sheet liabilities not appearing in most recent annual financial statement (including the notes thereto).	None

	D. Accounts receivable aging report, including customer names, as of the close of the last calendar month.	AR Customer List 4-30-10 (8.3) AR Customer List 6-30-10 (8.2)

	E. Accounts payable aging report, including vendor or supplier name, as of the close of last calendar month.	AP List 4-30-10 (8.4) AP List 6-30-10 (8.7)

	F. Accounts payable and accrued expenses detail by category.	Provided to D&T

	G. Schedule of all inventory.	Inventory 4-30-10 (8.5) Inventory 6-30-10 (8.8)

	H. Fixed Assets ledger identifying asset, date of acquisition, purchase price, depreciation period/useful life, and book value as of most recent balance sheet date.	Fixed asset list 4-30-10 (8.6) Fixed asset list 6-30-10 (8.9)

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	I. Any applicable U.S. Sarbanes-Oxley Act testing and compliance materials and documentation.	None

J.     Summary of all accounting policies and procedures, detailing reserve methodologies and accounting methods. Detail should include, at a minimum, the following policies: accounts receivable reserve policy, bonus policy, commission policy, fixed asset capitalization policy (lives and capitalization limits), inventory reserve policy, revenue recognition policy, sales returns policy, vacation policy and warranty policy.
Draft 10-K (8.1) 2009 10-K Updated Draft (8.10)

IX.	TAX MATERIALS

A. For prior five years, provide the following:

	1. Listing of all office locations	Schedule IX.A.l (9.12)

	2. Bulk sales returns for any major asset sale	None

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B. For most recent five years:
1. Federal and state income tax returns
LMT Federal Income Tax Return 2004 (9.15)

LMT Federal Income Tax Return 2005 (9.14)

LMT Federal Income Tax Return 2006 (9.6)

LMT Federal Income Tax Return 2007 (9.5)

LMT Fed tax 2008 – Final (9.30)
(supersedes LMT Federal Income Tax Return 2008 – draft (9.10))

LMC – Income Tax – 2007 (9.13)

LMC – Income Tax – 2008 (9.3)
(supersedes LMC – Income Tax – 2008 (draft) (9.4))

LMC – Income Tax 2009 (9.1)

LMT CA Tax – 2007 (9.21)

LMT CA Tax – 2006 (9.16)

LMT CA Tax – 2005 (9.19)

LMT CA Tax – 2004 (9.20)

LMT CA Tax – 2003 (9.22)

LMT TX Tax 2007 (9.29)

LMT TX Tax 2006 (9.28)

LMT TX Tax 2005 (9.27)

LMT TX Tax 2004 (9.26)

LMT TX Tax 2003 (9.25)

LMC AL Tax 2007 (9.32)

LMC AL Tax 2008 (9.33)

LMC AL Tax 2009 (9.34)

LMTK Tax return 2009 (9.17) LMTK Tax return 2008 (9.18) LMTK Tax 2007 (9.23)

2. foreign income tax returns	LMTK Tax 2006 (9.24) LMTK Tax 2005 (9.31)

C. For prior two years, provide the following:

1. List of all individuals providing services to the Company receiving W-2s	See VII.A.2

2. List of all 1099 Recipients providing services to the Company	LMT 1099 Consultants (9.2)

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	D. Detail of recent tax notices, including taxing authority, issues status of resolution.	Schedule of Tax Due (9.7) Notice on payroll tax delinquency_LMT (9.8) Notice on remaining payroll tax due (9.11) Federal Tax Receipt (9.9)

E.    Description of any pending or potential issues with tax authorities (including a list of all tax examinations currently in process). Copies of all notices, assessments, deficiencies, or adjustments (proposed or final), and any agents’ or examiners’ reports received by the Company.
See IX.D

	F. Detail of audits including taxing authority, issues raised and status. For closed audits, a copy of closing agreement.	None

	G. Any correspondence with tax authorities regarding disputed amounts or positions within the last 4 years.	None

	H. Deficiency assessments filed against the Company by federal, state or local tax authorities and the resolution of such deficiency (if any).	See IX.D

	I. Any agreements waiving or extending the statute of limitation for deficiency assessments or in connection with federal, state or local tax matters.	None

	J. Closing letters and any other material IRS documents and tax assessment documents including, for example, rulings obtained and accounting method changes applied for.	None

	K. Schedule of taxes payable by the Company.	Schedule of Tax Due (9.7)

	L. List of jurisdictions where indirect tax returns are filed and a copy of all returns filed for the last 12 months.	None

	M. All intercompany tax sharing or tax indemnification agreements.	None

	N. Details on any governmental, public or private entities providing incentives, assistance or loans programs in which the Company has participated.	None

X.	CUSTOMER, MARKETING AND OTHER BUSINESS MATTERS

	A. Customer Matters:	LQMT – List of Customers (10.1)

	1. List of all active customers and customers for the previous two years,.	LMC – Top Material Customers – 2009-10 (10.5)

	2. Copies of active customer agreements and commitments.	See VI.E. as example

	3. Summary of bad debts, accounts receivable summary detailing account balances and reserves, accounts receivable aging.	Bad Debts 4-30-10 (10.11) Bad Debts 6-30-10 (10.13)

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B. Marketing Arrangements:

1.    All agreements or arrangements related to the research, development, manufacturing, testing, marketing, etc. of the Company’s products, such as joint development agreements, partnership agreements, agency agreements, manufacturer representation agreements technology exchange agreements, agreements with suppliers and vendors, agreements with subcontractors and component parts manufacturers, agreements with testing laboratories, agreements with foundries or similar agreements.
See VI.B Liquidmetal EMI MOU (10.4) HEAD Sports Agreements (10.2)

2.    Listing of all co-branding, private label, alliance, joint venture, partnerships, co-marketing, distribution, content syndication, licensing, equity or debt relationships, or similar agreements with other companies used by the Company. Copies of all joint venture, co-branding and joint marketing agreements (including any side letters or oral agreements).
See VI.A and F, X.B.1

3. Copies of all contracts with any municipality, state or federal government.	SBIR NO4-168 (10.3)

4. Copies of all standard Company sales forms or literature, including price lists.	See VI.E

5. List and general description of commission or other compensation arrangements with sales personnel.	Schedule X.B.5 (10.14) LMC Sales Employment Agreement May 2009 (10.7)

C. Other Business Matters:

1. Copies of all product warranties and listing of warranty claims, reserves and expenses.	Warranty Accrual 4.30.10 (10.10) Warranty Accrual 6.30.10 (10.12)

2.    Any agreement or arrangement (whether written or unwritten or intended to be legally enforceable or not) restricting or that may restrict the business activities or sale of any assets of the Company (including but not limited to non-competition, exclusive territory, non-solicitation, non-disclosure or other similar restrictions).

See VI.1 – Specifically the following;

LQMT – LLPG, Inc. License Agreement – 2003 (6.10)

LQMT – LLPG License Agreement – First Amended (6.4)

LLPG Letter – Final Signed (6.21)

LQMT – GM License Agreement (6.5)

GM Letter – Final Signed (6.23)

LQMT – LSI License Agreement (6.6)

LQMT – The Swatch Group License Agreement (made available at LQMT’s office in RSM, California)

3. A list of the Company’s major suppliers.	Top Supplier List (10.9)

4. Standard customer credit terms and any significant variations in practice.	Schedule X.C.4 (10.6) Standard Sales Terms (10.8)

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5. License, sublicense, royalty and franchise agreements involving the Company.
See VI.1 – Specifically the following:

LQMT – LLPG, Inc. License Agreement – 2003 (6.10)

LQMT– LLPG License Agreement – First Amended (6.4)

LLPG Letter – Final Signed (6.21)

LQMT – GM License Agreement (6.5)

GM Letter – Final Signed (6.23)

LQMT – LSI License Agreement (6.6)

LQMT – The Swatch Group License Agreement (made available at LQMT’s office in RSM, California)

6. All material commitments, contracts and/or agreements, or those currently under consideration or negotiation (and the status of negotiation) relating to the Company.
See VI.l – Specifically the following:

LQMT – LLPG, Inc. License Agreement – 2003 (6.10)

LQMT – LLPG License Agreement – First Amended (6.4)

LLPG Letter – Final Signed (6.21)

LQMT – GM License Agreement (6.5)

GM Letter – Final Signed (6.23)

LQMT – LSI License Agreement (6.6)

LQMT – The Swatch Group License Agreement (made available at LQMT’s office in RSM, California)

LMCSI Joint Venture Agreement – 2010.05.04 (6.12)

LQMT – WC Heraeus LOI 05.11.10 (6.11)

7. Hold-harmless, indemnification or similar agreements of the Company (or provisions within agreements).	See VI

8. Any agreement out of the ordinary course of business to which the Company is a party or by which it or its properties are bound as it relates to the conduct of the Company’s business.	None

9.    A list of all agreements affected in any manner by a change in control of the Company or which require consent or notice of a third party to assignment (please provide copies of such agreements to the extent not covered by a request above).
LMC Operating Agreement – 2007 (1.8)

10. Summary of pending claims for indemnification under any contract.	None

11. All related party agreements, including all documents pertaining to any receivables from or payables to employees or beneficial owners of more than 5% of the Company’s stock.	Draft 10-K (8.1) 2009 10-K Updated Draft (8.10)

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12.  Any waiver or agreement of the Company canceling claims or rights of substantial value other than in the ordinary course of business, including any document relating to material write-downs or write-offs of notes or accounts receivable other than in the ordinary course of business.
Draft 10-K (8.1) 2009 10-K Updated Draft (8.10)

XI.	IP - IP RIGHTS, PATENTS, TRADEMARKS AND COPYRIGHTS

Note: for purposes of these requests, “intellectual property” includes, without limitation, patents, trade secrets, know-how, trademarks (including tradenames), and copyrights that are necessary for the conduct of the Company’s business.

A.    Complete list, description and key terms, including minimum payment obligations and duration, of all licenses, franchises, royalty agreements, marketing agreements, nondisclosure agreements, use or non-use agreements, collaboration or joint development agreements, distributorships, sales, management and other agreements, covenants not to sue, authorizations, consents or permits relating to the Company’s intellectual property and/or technology that are necessary for the conduct of the Company’s business, including without limitation (i) licenses and covenants granted to third parties by the Company, (ii) licenses and covenants granted by third parties to the Company and (iii) technical assistance or technology transfer agreements. Copies of all of the above agreements and (a) royalty-bearing agreements and (b) agreements in which intellectual property and/or technology is being licensed or assigned to or by the Company.

Schedule XI.A (11.110)

See III and VI

LQMT – LLPG, Inc. License
Agreement – 2003 (6.10)

LQMT – LLPG License Agreement – First Amended (6.4)

LLPG Letter – Final Signed (6.21)

LQMT – GM License Agreement (6.5)

GM Letter – Final Signed (6.23)

LQMT – LSI License Agreement (6.6)

LQMT – The Swatch Group License Agreement (made available at LQMT’s office in RSM, California)

LMC – Patent and Trademark Security (BMW). (3.14); see also LMC – BMW UCC Terminations – 2010.06 (3.24)

LMC – Patent and Trademark Security (C3) (3.15)

Olcott Report – Stating July 1, 2010 (11.107)

LQMT – Patent Information Annuity Status – 2010.06.20 (11.108)

	B. Complete list and copies of all agreements, options or other commitments giving anyone rights to acquire any right, title or interest in any of the Company’s intellectual property or technology.	Schedule XI.B (11.71) See VI USPTO – Commonwealth and Middlebury Release Filings – 2010.06 (11.109)

	C. Complete list and copies of all assignments relating to intellectual property to which the Company is party, whether assignment to or from the Company.	See Employee Obligation Agreements, Consulting Agreements and Employment Agreements Employee Obligation Agreement Form (7.2) Examples of Assignments (11.72) Schedule XI.C (11.98)

	D. Copies of all agreements under which the Company acquired, divested or licensed in any intellectual property.	See VI

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E. Complete list of any other material agreements or documents relating to intellectual property rights of the Company.	See III and VI

F. Patents:

1.    Complete list and copies of all the Company’s issued patents and pending patent applications which are necessary for the conduct of the Company’s business (whether filed by the Company or obtained from a third party), prosecution histories, and the following information for each:

LQMT – Patent Information w Intl – 2010.07.14 (11.149)

LQMT – Caltech License Patent Information w Intl – 2010.07.14 (11.150)

(above patent lists are final; the versions below are superseded by the above)

LQMT – Patent Information – 2010.05.04 (11.1)

LQMT – Patent Information w Intl – 2010.06.14 (11.103)

LQMT – Patent Information – Assigned Patents – 2010.05.25 (11.104)

LQMT – Patent Information – Licensed – 2010.05.25 (11.105)

LQMT – Patent Information – Licensed #2 – 2010.05.25 (11.106)

LQMT – Patent Information w Intl – 2010.06.30) (11.111)

LQMT – Caltech License Patent Information w Intl – 2010.07.10 (11.148)

a. patent or application numbers by country;	See XI.F.l

b. status of pending applications and provide copy of the Company’s file history;	LQMT Pending Matters (11.70) Files made available to Pillsbury at KPPB and CPH

c. name, and employment status with the Company, of each inventor;	See XI.K.2

d. whether the patent or patent application has been abandoned; and	Schedule IX.F.l.d (11.73)

e. whether the Company has granted any license(s) to the patent or patent application (and, if so, provide copy of each license).	See VI

2. Identify all opposition, reexamination, interference, reissue, confirmation of scope, nullity, inter parts and post grant proceedings. Provide information and documents.	See XI.F.l.b

3.    Copies of any communications (provide details if not written), notices, correspondence, or complaints, including without limitation filings with any court or administrative or government agency, received by the Company which assert or threaten that the Company infringes any third party’s patent rights.
None

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APPLE CONFIDENTIAL

Notes

G. Trademarks:

1.    Complete list of all of the Company’s trademarks, trade names and service marks that are necessary for the conduct of the Company’s business which are registered, unregistered or applied for, and the following information for each:
Trademark Matrix July 10 (11.112)

a. registration or application numbers by country;	See XI.G.l

b. class(es) in which the mark is or will be registered and whether the trademark is on the primary or secondary register;	See XI.G.l

c. status of pending applications;	For India Liquidmetal Technologies Tradmark Application Nos (11.76) Liquidmetal Coatings Trademark Application Nos (11.77)

d. date of issue for any registrations;	See XI.G.l

e. whether the trademark has been abandoned; and	None

f. whether the Company has granted any license(s) to the trademark (and, if so, provide copy of each license).	See III and VI LQMT – LLPG License Agreement – First Amended (6.4) LQMT – GM License Agreement (6.5) LQMT – LSI License Agreement (6.6)

2.    Copies of any communications (provide details if not written), notices, correspondence, or complaints, including without limitation any filings with any court or administrative or government agency, received by the Company which assert or threaten that the Company infringes any third party’s trademark rights.
None

H. Domain Names:

1.    List of all domain names used by Company during the conduct of the Company’s business, including the registration status of each, with all contact and DNS information for each. Identify any domain names which have been reserved or registered but are not in use.
Liquidmetal Domain Status 19 March 2010 (11.69)

2. Evidence of ownership or license agreements for all domain names owned or used by the Company in the conduct of the Company’s business.	None

I. Copyrights:

1.    Complete list of all of the Company’s registered copyrights and any other significant copyrighted works (even if not registered) that are necessary for the conduct of the Company’s business including information related to any proprietary software code developed by the Company and utilized in connection with the operation of the Company’s business, and the following information for each:
None

a. registration number, if registered;	None

b. date of issue, if registered;	None

16

APPLE CONFIDENTIAL

Notes

c. author;	None

d. whether the Company has granted any license(s) to the copyright (and, if so, provide copy of each license).	None

2.    Copies of any communications (provide details if not written), notices, correspondence, or complaints, including without limitation filings with any court or administrative or government agency, received by the Company which assert or threaten that the Company infringes any third party’s copyright rights.
None

J. Trade Secrets:

1.    Copies of any communications (provide details if not written), notices. correspondence, or complaints, including without limitation any filings with any court or administrative or government agency, received by the Company which assert or threaten that the Company has misappropriated and/or infringes any third party’s trade secrets.
None

K. IP Miscellaneous:

1.    Description of the development of the Company IP including the first conception date(s) of the idea behind the Company IP and the current status of the development of the Company IP If Company has or has had multiple product lines/business units, please answer the remaining question separately for each product line/business unit.
Draft 10-K (8.1) 2009 10-K Updated Draft (8.10)

2.    Describe the individuals and entities who contributed and contribute to the development of the Company IP: (i) employees, (ii) non-employee directors, (iii) board of advisor members, (iv) individual consultants, (v) corporate consultants, and (vi) Joint development partners. Did all employee contributors execute the Company’s standard form Invention Assignment Agreement? Did each contributor sign an agreement assuring confidentiality and non-disclosure of Company IP and assigning all of the contributor’s intellectual property rights in the development work performed by the contributor to Company?
Schedule XI.K.2 (11.74)

3. Were any employee contributors employed by a competitor of the Company prior to or following their employment with the Company?	None

4.    Description of any outstanding suits or claims for infringement of any patents, trademarks, copyrights, domain names or trade secrets owned or used by the Company that are necessary for the conduct of the Company’s business (whether by or against the Company).
None

5. Copies of any indemnities or standard form of indemnity provided by the Company to third parties regarding intellectual property rights of the Company.	None

6.    Detail of research and development funding by third parties or affiliates. Other than the contributors identified above, did any other individuals or entities (including government entities) assist Company in the development or the funding of the Company IP? Please provide details.
See VI – LQMT – Caltech License Agreement (6.3)

7. Lists of all proprietary and third-party patents, processes and other third-party intellectual property employed in the Company’s products and services.	See VI – LQMT – Caltech License Agreement (6.3)

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APPLE CONFIDENTIAL

Notes

8.    At any time during their contribution to the development of the Company IP, were any of the individual contributors students, professors or laboratory assistants in a university, college or any other educational or research entity? Please provide details.
Schedule XI.K.8 (11.75)

XII.	INSURANCE

A.    Summary documentation relating to all insurance arrangements (including business interruption, earthquake, fidelity insurance, directors and officers insurance, property damage, third party liability, environmental hazard and key employee insurance).
Navigators Insurance Company (12.1) Summary of Insurance 09-10 (12.2)

XIII.	ENVIRONMENTAL MATTERS

	A. Any information with regard to claims or violations of, or compliance with environmental laws and regulations relating to the Company.	None

	B. All environmental audit or inspection reports relating to the Company or any of its properties.	None

	C. Identify any history of spillage or leakage of any hazardous substance.	None

	D. If applicable, identify the location of the underground tanks and lines located on property owned or leased, including those no longer used, and set forth any history of spillage or leakage.	None

	E. All notices and demands by environmental authorities.	None

XIV.	MISCELLANEOUS

A.    Any other documents or information which, in the judgment of officers of the Company, are significant with respect to the Company or its financial condition of the Company or which should be considered and reviewed in making disclosure regarding the Company and its financial condition in connection with the Transaction.
None

18

ANNEX 15

List of Excluded LMC Patents and Trademarks

U.S. Patent No. 5,030,519 – WC Containing Coating, Issued 7/9/91

U.S. Patent No. 5,695,825 – Ti-Containing Hard-Facing Coating, Issued 12/9/97

U.S. Patent No. 5,942,289 – Apparatus for Hard-Facing Coating, Issued 8/24/99

U.S. Patent No. 6,376,091 – Zirconia Containing Coating, Issued 4/23/02

U.S. Patent No. 4,725,512 – Materials Transformable (Armacore), Issued 2/16/88

Armacor Trademark

Liquidmetal Coatings Trademark